EXHIBIT T3C


                                                                  EXECUTION COPY


                                 TRANSTEL S.A.,
                                   AS ISSUER,

                   THE SUBSIDIARY GUARANTORS SIGNATORY HERETO,
                            AS SUBSIDIARY GUARANTORS


                12 1/2% SENIOR SECURED CONVERTIBLE NOTES DUE 2008


                                    INDENTURE


                          DATED AS OF FEBRUARY 13, 2004


                                  HSBC BANK USA

                                INDENTURE TRUSTEE

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                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                   Indenture Section
310(a)(1)........................................................     7.10
     (a)(2)......................................................     7.10
     (a)(3)......................................................     N.A.
     (a)(4)......................................................     N.A.
     (a)(5)......................................................     N.A.
     (b).........................................................     7.10
     (c).........................................................     N.A.
311(a)...........................................................     7.11
     (b).........................................................     7.11
     (c).........................................................     N.A.
312(a)...........................................................     2.05
     (b).........................................................    13.03
     (c).........................................................    13.03
313(a)...........................................................     7.06
     (b)(1)......................................................     7.06
     (b)(2)......................................................     7.06
     (c).........................................................7.06; 13.02
     (d).........................................................     7.06
314(a)...........................................................4.03; 13.02
     (b).........................................................    10.02
     (c)(1)......................................................    13.04
     (c)(2)......................................................    13.04
     (c)(3)......................................................     N.A.
     (d).........................................................10.03; 10.04
     (e).........................................................    13.05
     (f).........................................................     N.A.
315(a)...........................................................     7.01
     (b).........................................................7.05; 13.02
     (c).........................................................     7.01
     (d).........................................................     7.01
     (e).........................................................     6.11
316(a)(last sentence)............................................     2.09
     (a)(1)(A)...................................................     6.05
     (a)(1)(B)...................................................     6.04
     (a)(2)......................................................     N.A.
     (b).........................................................     6.07
     (c).........................................................     2.12
317(a)(1)........................................................     6.08
     (a)(2)......................................................     6.09
     (b).........................................................     2.04
318(a)...........................................................    13.01
     (b).........................................................     N.A.
     (c).........................................................    13.01

                                        i
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N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                       ii
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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE..........................1
      Section 1.01  Definitions...............................................1

      Section 1.02  Other Definitions........................................24
      Section 1.03  Incorporation by Reference of Trust Indenture Act........25
      Section 1.04  Rules of Construction....................................25

ARTICLE 2 THE NOTES..........................................................26
      Section 2.01  Form and Dating..........................................26
      Section 2.02  Execution and Authentication; Aggregate Principal
                    Amount...................................................27
      Section 2.03  Registrar and Paying Agent...............................27
      Section 2.04  Paying Agent To Hold Assets in Trust.....................28
      Section 2.05  Holder Lists.............................................28
      Section 2.06  Transfer and Exchange....................................29
      Section 2.07  Replacement Notes........................................29
      Section 2.08  Outstanding Notes........................................30
      Section 2.09  Treasury Notes...........................................30
      Section 2.10  Temporary Notes..........................................30
      Section 2.11  Cancellation.............................................31
      Section 2.12  Defaulted Interest.......................................31
      Section 2.13  CUSIP Number.............................................32
      Section 2.14  Deposit of Monies........................................32
      Section 2.15  Restrictive Legends and Transfer Restrictions............32
      Section 2.16  Book-Entry Provisions for Global Security................34
      Section 2.17  Special Transfer Provisions..............................36

ARTICLE 3 REDEMPTION AND PREPAYMENTS.........................................38
      Section 3.01  Notices to Indenture Trustee.............................38
      Section 3.02  Selection of Notes to Be Redeemed........................38
      Section 3.03  Notice of Redemption or Prepayment.......................38
      Section 3.04  Effect of Notice of Redemption or Prepayment.............39
      Section 3.05  Deposit of Redemption Price or Prepayment Amount.........39
      Section 3.06  Notes Redeemed in Part...................................40
      Section 3.07  Optional Redemption or Prepayment........................40
      Section 3.08  Mandatory Prepayment.....................................40

ARTICLE 4 COVENANTS..........................................................42
      Section 4.01  Payment of Notes.........................................42
      Section 4.02  Maintenance of Office or Agency..........................42
      Section 4.03  Reports..................................................42
      Section 4.04  Compliance Certificate...................................43
      Section 4.05  Taxes....................................................44
      Section 4.06  Stay, Extension and Usury Laws...........................44


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      Section 4.07  Limitation on Restricted Payments........................44
      Section 4.08  Limitation on Indebtedness...............................46
      Section 4.09  Limitation on Liens......................................48
      Section 4.10  Limitation on Issuance and Sale of Capital Stock of
                    Restricted Subsidiaries..................................48
      Section 4.11  Limitation on Preferred Stock of Subsidiaries............49
      Section 4.12  Limitation on Asset Sales................................49
      Section 4.13  Limitation on Dividend and Other Payment Restrictions
                    Affecting Restricted Subsidiaries........................50
      Section 4.14  Limitation on Transactions with Shareholders and
                    Affiliates...............................................50
      Section 4.15  Limitation on Creation of Subsidiaries...................52
      Section 4.16  Limitation on Modifications to Certain Documents.........52
      Section 4.17  Conduct of Business; Management..........................52
      Section 4.18  Change of Control........................................52
      Section 4.19  Excess Cash Flow.........................................54
      Section 4.20  Compliance with Laws.....................................55
      Section 4.21  Environmental Laws.......................................55
      Section 4.22  Maintenance of Properties, Collateral and Insurance......55
      Section 4.23  Maintenance of Governmental Approvals and Concessions....56
      Section 4.24  Maintenance of Books and Records; Access.................56
      Section 4.25  Maintenance of Security Documents........................57
      Section 4.26  Appointments to Fill Vacancies in Trustee's Office.......57
      Section 4.27  Existence................................................57
      Section 4.28  Operation and Management of Subsidiaries.................58
      Section 4.29  Further Assurances.......................................58

ARTICLE 5 SUCCESSORS.........................................................58
      Section 5.01  Merger, Consolidation or Sale of Assets..................58
      Section 5.02  Successor Corporation Substituted........................59

ARTICLE 6 DEFAULTS AND REMEDIES..............................................59
      Section 6.01  Events of Default........................................59
      Section 6.02  Acceleration.............................................61
      Section 6.03  Mandatory Sale Process; Mandatory Conversion; Other
                    Remedies.................................................62
      Section 6.04  Waiver of Past Defaults..................................66
      Section 6.05  Control by Majority......................................66
      Section 6.06  Limitation on Suits......................................66
      Section 6.07  Rights of Holders of Notes to Receive Payment............67
      Section 6.08  Collection Suit by Indenture Trustee.....................67
      Section 6.09  Indenture Trustee May File Proofs of Claim...............67
      Section 6.10  Priorities...............................................68
      Section 6.11  Undertaking for Costs....................................68

ARTICLE 7 INDENTURE TRUSTEE..................................................69
      Section 7.01  Duties of Indenture Trustee..............................69
      Section 7.02  Rights of Indenture Trustee..............................70

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      Section 7.03  Individual Rights of Indenture Trustee...................71
      Section 7.04  Indenture Trustee's Disclaimer...........................71
      Section 7.05  Notice of Defaults.......................................72
      Section 7.06  Reports by Indenture Trustee to Holders of the Notes.....72
      Section 7.07  Compensation and Indemnity...............................72
      Section 7.08  Replacement of Indenture Trustee.........................73
      Section 7.09  Successor Indenture Trustee by Merger, etc...............74
      Section 7.10  Eligibility; Disqualification............................74
      Section 7.11  Preferential Collection of Claims Against Company........75
      Section 7.12  Appointment of Co-Trustee or Separate Trustee............75

ARTICLE 8 SATISFACTION AND DISCHARGE.........................................76
      Section 8.01  Satisfaction and Discharge of Indenture..................76
      Section 8.02  Application of Monies for Satisfaction and Discharge.....77

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER...................................77
      Section 9.01  Without Consent of Holders of Notes......................77
      Section 9.02  With Consent of Holders of Notes.........................78
      Section 9.03  Compliance with Trust Indenture Act......................80
      Section 9.04  Revocation and Effect of Consents........................80
      Section 9.05  Notation on or Exchange of Notes.........................81
      Section 9.06  Indenture Trustee to Sign Amendments, etc................81

ARTICLE 10 COLLATERAL AND SECURITY...........................................81
      Section 10.01 Security Documents.......................................81
      Section 10.02 Recording and Opinions...................................82
      Section 10.03 Release of Collateral....................................83
      Section 10.04 Certificates of the Company..............................84
      Section 10.05 Certificates of the Indenture Trustee....................84
      Section 10.06 Authorization of Actions to be Taken by the Indenture
                    Trustee Under the Security Documents.....................84
      Section 10.07 Authorization of Receipt of Funds by the Indenture
                    Trustee Under the Security Documents.....................85
      Section 10.08 Termination of Security Interest.........................85
      Section 10.09 Collateral Agent.........................................85

ARTICLE 11 SINKING FUND......................................................86
      Section 11.01 Sinking Fund Payments....................................86
      Section 11.02 Intentionally Omitted....................................87
      Section 11.03 Prepayments of Notes and Sinking Fund Payments...........87

ARTICLE 12 GUARANTEE OF NOTES................................................88
      Section 12.01 Subsidiary Guarantee.....................................88
      Section 12.02 Execution and Delivery of Subsidiary Guarantees..........90
      Section 12.03 Limitation of Subsidiary Guarantee.......................90
      Section 12.04 Release of Subsidiary Guarantor..........................90
      Section 12.05 Additional Subsidiary Guarantors.........................91


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ARTICLE 13 MISCELLANEOUS.....................................................92
      Section 13.01 Trust Indenture Act Controls.............................92
      Section 13.02 Notices..................................................92
      Section 13.03 Communication by Holders of Notes with Other Holders of
                    Notes....................................................93
      Section 13.04 Certificate and Opinion as to Conditions Precedent.......93
      Section 13.05 Statements Required in Certificate or Opinion............93
      Section 13.06 Rules by Indenture Trustee and Agents....................94
      Section 13.07 No Personal Liability of Partners, Directors, Officers,
                    Employees and Stockholders...............................94
      Section 13.08 Governing Law; Submission to Jurisdiction................94
      Section 13.09 No Adverse Interpretation of Other Agreements............95
      Section 13.10 Successors...............................................95
      Section 13.11 Severability.............................................95
      Section 13.12 Counterpart Originals....................................95
      Section 13.13 Table of Contents, Headings, etc.........................96


Exhibits

A - Form of Note
B - Form of Intercompany Note


C - Reserved
D - Form of Open Pledge of Shares Agreement (Lopez SPV1, Lopez SPV2, Caicedo
    SPV1 and Caicedo SPV2)
E - Form of Open Pledge of Shares Agreement (Company)
F - Form of Open Pledge of Commercial Establishment Agreement (Company and
    Subsidiaries)
G - Reserved
H - Reserved
I - Form of Supplemental Indenture
J - Form of Certificate to be delivered in connection with transfers to
    Institutional Accredited Investors
K - Form of Certificate to be delivered in connection with transfers pursuant to Rule 144A
L - Form of Certificate to be delivered in connection with transfers pursuant to Regulation S


Schedules

I - Existing Indebtedness


II - Scheduled Real Property


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                INDENTURE, dated as of February 13, 2004, among Transtel S.A., a sociedad anonima organized under the laws of the Republic of Colombia (the "Company"), the Subsidiary Guarantors party hereto and HSBC Bank USA, as trustee (the "Indenture Trustee").

                The Company has duly authorized the creation of an issue of 12 1/2% Senior Secured Convertible Notes due 2008 (the "Notes") and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes and Subsidiary Guarantees (as defined herein), when duly issued and executed by the Company and the Subsidiary Guarantors, and authenticated and delivered hereunder, the valid obligations of the Company and the Subsidiary Guarantors, and to make this Indenture a valid and binding agreement of the Company and the Subsidiary Guarantors, have been done.


                Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes unconditionally guaranteed by the Subsidiary Guarantors:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                Section 1.01    Definitions.


                "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person except that, as applied to the Company, this term will not include Persons who would not have been deemed Affiliates but for their interests in the Shares Trust or their rights under the Shares Trust Agreement or their rights under the Shareholders Agreement. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.


                "Affiliate Minority Shareholder" at any time shall mean any minority shareholder of a Restricted Subsidiary which is an Affiliate (other than a Restricted Subsidiary) or Related Person (other than a Restricted Subsidiary) of the Company.

                "Agent" means any Registrar, Paying Agent or Authenticating
Agent.

                "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depository for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

                "Asset Sale" means any sale, transfer or other disposition (or series of related sales, leases, transfers or dispositions) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property or assets of an operating unit or business of the Company (other than Capital Stock of the Company) or any of its Restricted Subsidiaries or (iii) any other property or assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of assets of the Company; provided that the following shall not be included within the meaning of "Asset Sale:" (A) sales or other dispositions of inventory, receivables and other current assets, (B) sales or other dispositions of equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries, (C) sales and other dispositions constituting Restricted Payments and Permitted Investments made in compliance with the terms of this Indenture, (D) sales or other dispositions of assets with a Fair Market Value (as certified in an Officers' Certificate) not in excess of $250,000, (E) a sale of all or substantially all of the assets of, or all of the Capital Stock owned by the Company of, Suscripciones Audiovisuales E.U., if previously approved by a Board Supermajority, and (F) issuances, sales or other dispositions of shares of Capital Stock of Unrestricted Subsidiaries and issuances, sales or other dispositions of shares of Capital Stock of Restricted Subsidiaries effected in accordance with Section 4.10; provided, in each case set forth in clause (F), that the consideration received therefor by the Company, the Unrestricted Subsidiary or the Restricted Subsidiary, as the case may be, has at least substantially equal market value to the Company, the Unrestricted Subsidiary or such Restricted Subsidiary as the shares of Capital Stock so issued, sold or disposed of (as determined by the Board of Directors of the Company whose good faith determination shall be conclusive and evidenced by a Board Resolution).


                "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.


                "Bankruptcy Law" means the Law 222 of 1995 of Colombia and the Law 550 of 1999 of Colombia, the relevant provisions of the Codigo de Comercio (Colombian Commercial Code), and any other similar Colombian law, administrative decree or order intended for the relief of debtors as may be in force from time to time or Title 11 of the United States Code entitled "Bankruptcy" or any other Law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter, as the case may be.

                "Board of Directors" means:

                        (i) with respect to a corporation, the Board of Directors of the corporation or any authorized committee of the Board of Directors;

                        (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership, any authorized committee of the Board of Directors or the management committee or other governing body prescribed by the governing documents of the partnership; and

                        (iii) with respect to any other Person, the board or committee of such Person serving a similar function or any authorized committee of such board or committee.

                "Board Resolution" means a copy of a resolution, certified by the secretary of the duly convened meeting or the legal representative or statutory auditor of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Indenture Trustee.


                "Board Supermajority" means the approval of at least 80% of the then-serving members of the Board of Directors of the Company, as evidenced by a Board Resolution.


                "Budget" means, with respect to any Person, for any fiscal year, the annual budget of such Person presented on a quarterly basis, as approved by a Board Supermajority, and as may be subsequently amended with the approval of the audit committee and the Board of Directors of the Company.

                "Budgeted Cash Operating Expenses" means, with respect to any Person, for any period (including as subsequently amended pursuant to an amended Budget), the estimated cash operating expenses for such period set forth in the Budget for such period; provided that, with respect to the Company and its Restricted Subsidiaries, if actual cash operating expenses as calculated quarterly by the Company's external auditor either (i) exceed such budgeted amount by more than ten percent (10%) in any fiscal quarter, or (ii) exceed such budgeted amounts in two consecutive fiscal quarters, the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, shall be required to revise its Budget, including such Budgeted Cash Operating Expenses amounts, for the remaining fiscal quarters of such fiscal year, with Board Supermajority approval.

                "Business Day" means a day (other than a Saturday or Sunday) on which the Depository, Euroclear, Clearstream and banks in New York, and Colombia are open for business.

                "By-laws" means, from time to time, the By-laws of the Company as in effect on such date.

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


                "Caicedo SPV1" means Valentina I Ltd., a Bermuda limited company, which will hold 50% of the shares of Common Stock of the Company sold by the Shares Trust SPVs to the Caicedo SPVs pursuant to the Stock Purchase Agreement in connection with the restructuring of the Company pursuant to the Law 550 Restructuring Agreement.

                "Caicedo SPV2" means Valentina II Ltd., a Bermuda limited company, which will hold 50% of the shares of Common Stock of the Company sold by the Shares Trust SPVs to the Caicedo SPVs pursuant to the Stock Purchase Agreement in connection with the restructuring of the Company pursuant to the Law 550 Restructuring Agreement.

                "Caicedo SPVs" means Caicedo SPV1 and Caicedo SPV2.

                "Capital Expenditures" means, for any period on a cash basis, the amount of cash expenditures of the Company and its Restricted Subsidiaries, determined in conformity with GAAP, made in respect of the purchase or other acquisition of fixed or capital assets (excluding (i) any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations, (ii) any such asset acquired in connection with a business acquisition permitted by Section 4.07 or (iii) any expenditures from the proceeds of casualty insurance used to repair or replace the assets affected by such casualty loss).


                "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued after the Issue Date, including, without limitation, all Common Stock and Preferred Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

                "Capitalized Lease" means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with U.S. GAAP, to be classified and accounted for as a finance lease obligation; and "Capitalized Lease Obligation" is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with U.S. GAAP.


                "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or Colombia or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America or Colombia, as the case may be, is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million; (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, as the case may be, in each case maturing within one year from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the United States Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the United States Comptroller of the Currency; (v) Colombian Peso deposits, with maturities of not more than 12 months from the date of acquisition, in (A) Bancolombia, BBVA Banco Ganadero, Banco de Bogota, Banco Conavi, Banco Davivienda, Banco Santander or Citibank or (B) any other bank or financial institution incorporated under the laws of Colombia with total assets exceeding the equivalent of $350 million; provided that the aggregate principal amount of any such deposits in banks described in this subclause (B) shall not exceed the equivalent of $10 million at any time outstanding; (vi) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by Colombia and backed by the full faith and credit of Colombia maturing within one year from the date of acquisition, in each case entered into with any of the Colombian banks specified in the preceding clause (v); provided that such agreement with banks described in subclause (v)(B) shall be deemed a deposit for purposes of the $10 million limit in such subclause; and (vii) investments in money market funds all of the assets of which consist of securities of the types described in the foregoing clauses
(i) through (vi).


                "Change of Control" means the occurrence of any of the following events:

                        (i) the sale, lease, transfer, conveyance or other disposition, whether direct or indirect (by way of a merger, consolidation or otherwise), by the Company or a Restricted Subsidiary of the Company, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, to any Person other than a Restricted Subsidiary of the Company;

                        (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

                        (iii) a "person" or "group" (within the meaning of Sections 3(d) and 14(d)(2) of the Exchange Act), other than the Permitted Holders, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of (a) more than 35% of the total voting power of the Voting Stock of the Company and (b) a greater percentage of the voting power of the Voting Stock of the Company than that represented by the voting power of the Voting Stock of the Company then beneficially owned, in the aggregate, by the Permitted Holders; provided that no Person shall be deemed to be a member of a

        "group" together with another Person solely on account of being party to the Shareholders Agreement together with such other Person; or

                        (iv) individuals who on the Issue Date constitute the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the members of such Board of Directors then in office who either were members of such Board of Directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board of Directors then in office.

                "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

                "Collateral" means all property and assets that from time to time secure the Notes pursuant to the applicable Security Documents.


                "Collateral Agent" means the Indenture Trustee, in its capacity as Collateral Agent under and as defined in the Security Documents, or any other successor thereto appointed pursuant to such Security Documents.


                "Colombia" means the Republic of Colombia.

                "Commission" means the U.S. Securities and Exchange Commission.

                "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock or ordinary shares, whether or not outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock or ordinary shares.


                "Comptroller" means the Comptroller of the Company as of the Issue Date or as subsequently replaced in accordance with the Shareholders Agreement.

                "Consolidated Excess Cash Flow" means, for any fiscal quarter, an amount equal to the greater of (A) Consolidated Net Receipts for such quarter less $3.0 million less the applicable Quarterly Capital Expenditure Amount for such quarter and (B) any aggregate cash balance of the Company and its Restricted Subsidiaries in excess of $3.0 million on the last day of such period, less the sum, without duplication, of the amounts for such period of (i) any non-cash amounts accrued by the Company and the Restricted Subsidiaries for Taxes to the extent such amounts are required to be paid by applicable law in cash on or prior to the 180th day immediately following the last day of the fiscal year in which such fiscal quarter falls, and for Taxes contested in good faith and in appropriate proceedings as set forth in Section 4.05; (ii) any amounts due based on receipts for such fiscal quarter for value added tax or to long-distance and mobile phone operators; (iii) the applicable Quarterly Capital Expenditure Amount; (iv) cumulative

Consolidated Excess Cash Flow at the end of such fiscal period not applied to redeem the Notes in accordance with the provisions of Sections 4.19 and 3.08 in an amount not to exceed $200,000; (v) the aggregate amount of uncleared checks of the Company at the end of such fiscal period; (vi) any non-cash amounts accrued by the Restricted Subsidiaries for dividends required by applicable law to Municipal Shareholders; (vii) any cash received from the proceeds of casualty insurance used to repair or replace assets affected by a casualty loss; (viii) any cash payments to creditors on the date of this Indenture in connection with the restructuring of the Company pursuant to the Law 550 Restructuring Agreement; and (ix) to the extent not previously budgeted or otherwise accounted for, any restructuring expenses paid by the Company in connection with the restructuring of the Company pursuant to the Law 550 Restructuring Agreement. Consolidated Excess Cash Flow for each fiscal quarter shall be calculated within 45 days of the end of such fiscal quarter by the external auditor of the Company.

                "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication):
(i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) the portion of net income of any Restricted Subsidiary attributable to any Person other than the Company or another Restricted Subsidiary which has a minority interest in such Restricted Subsidiary shall be excluded; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, except that
(A) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) without duplication, any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (B) of the first paragraph of Section 4.07, any amount paid or accrued as dividends on Preferred Stock of the Company owned by Persons other than the Company and any of its Restricted Subsidiaries; (vi) all extraordinary gains and extraordinary losses; and (vii) any amounts paid by the Company pursuant to Section 4.19.

                "Consolidated Net Receipts" means, for any fiscal quarter on a cash basis, the sum of the Net Receipts for such period of each of the Restricted Subsidiaries, less the sum, without duplication, of the amounts for such period of: (i) any cash payments for scheduled payments in respect of the Company's Indebtedness (excluding prepayments of Indebtedness other than as set forth in Section 3.08 of this Indenture), unless already subtracted from the Net Receipts of any Restricted Subsidiary pursuant to the definition of "Net Receipts;" (ii) Budgeted Cash Operating Expenses of the Company; (iii) if actual cash operating expenses of the Company for such period exceed Budgeted Cash Operating Expenses of the Company for such period, but for the preceding fiscal quarter, neither the Company nor any Subsidiary's actual cash operating expenses for such preceding fiscal quarter exceeded its Budgeted Cash Operating Expenses for such preceding fiscal quarter, the lesser of (x) the amount, if any, by which the actual cash operating expenses of the Company for such period exceed Budgeted Cash Operating Expenses of the Company for such period and (y) an amount equal to 10% of such Budgeted Cash Operating Expenses; (iv) any cash payments by the Company for its current Taxes based on income, revenues or receipts to DIAN; (v) any non-cash amounts accrued by the Company for current Taxes to the extent such amounts are required to be paid by applicable law in cash on or prior to the 180th day immediately following the last day of the fiscal year in which such fiscal quarter falls, and for Taxes contested in good faith and in appropriate proceedings as set forth in Section 4.05; (vi) cash payments by the Company to Superintendencia de Sociedades; (vii) any cash payments to creditors on the date of this Indenture in connection with the restructuring of the Company pursuant to the Law 550 Restructuring Agreement; and (viii) to the extent not previously budgeted or otherwise accounted for, any restructuring expenses paid by the Company in connection with the restructuring of the Company pursuant to the Law 550 Restructuring Agreement.

                "Convertible Notes" means the subordinated convertible notes due 2008 of the Company issued pursuant to the Convertible Notes Indenture.


                "Convertible Notes Indenture" means the indenture, dated as of the date hereof, between the Company and HSBC Bank USA as trustee thereunder, governing the Convertible Notes, as it may be amended from time to time.

                "Core Management Team" means, collectively, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Comptroller of the Company as of the Issue Date, with such personnel changes as are from time to time made in accordance with the Shareholders Agreement.

                "Corporate Trust Office of the Indenture Trustee" shall be at the address of the Indenture Trustee specified in Section 13.02 or such other address as to which the Indenture Trustee may give notice to the Company.

                "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

                "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                "Depository" means The Depository Trust Company, or its nominee or successors and assigns.

                "DIAN" means the Direccion de Impuestos y Aduanas Nacionales (National Department of Taxes and Duties) in Colombia.


                "DIAN 2002 Debt" means Subsidiary DIAN Debt relating to revenues from value added tax collected in 2002 but not paid to DIAN.


                "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures (other than any maturity that results from an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if (i) the change of control provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions applicable to the Notes contained in Section 4.18 and (ii) such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of Notes as are required to be repurchased pursuant to Section 4.18.

                "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder.

                "Existing Indebtedness" means the Indebtedness of the Company and the Subsidiary Guarantors existing on the date hereof set forth in Schedule I hereto.

                "External Auditors' Quarterly Report" means, with respect to any fiscal quarter, a copy of a report by the Company's independent public accountants for such fiscal quarter certifying to and indicating: (i) the amounts, with respect to each Restricted Subsidiary, of monthly gross revenues, monthly billing of each long distance and mobile phone operator, monthly billing of value added tax, and monthly cash payments to each long distance and mobile phone operator and DIAN for value added tax, (ii) the level of net revenues of each Restricted Subsidiary and the changes in the amounts due to other telecommunications operators and/or DIAN, and (iii) the amount of cumulative and non-cumulative Consolidated Excess Cash Flow.

                "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length free-market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in this Indenture, Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution delivered to the Indenture Trustee.


                "Fiducia" means the Irrevocable Commercial Trust Agreement, dated as of the Issue Date, by and among the Company, certain Restricted Subsidiaries, HSBC Bank USA, as trustee, and Lloyds Trust S.A.


                "First Sinking Fund Payment Date" means December 31, 2005.

                "GAAP" means, at any date of determination, generally accepted accounting principles in Colombia as in effect on the date hereof.

                "GTO" means Global Telecommunication Operations, Inc., a British Virgin Islands company.

                "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                "Holder" means a Person in whose name a Note is registered.

                "incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness, including an incurrence of Indebtedness by reason of the acquisition of a Restricted Subsidiary. The term "incurrence" has a corresponding meaning.

                "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) any liability, contingent or otherwise, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto and purchase money obligations), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables to the extent such Trade Payables are less than 90 days overdue, (v) all obligations of such Person as lessee under Capitalized Leases in accordance with U.S. GAAP (whether or not in accordance with GAAP); (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) to the extent not otherwise included in this definition, the Net Obligation under Currency Agreements and Interest Rate Agreements, (ix) all obligations of such Person to pay deferred Colombian taxes and duties to DIAN (or any other Colombian taxing authority) with respect to imported equipment purchases and leases and (x) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that
(A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (B) the amount of Indebtedness for purposes of clause (vi) above shall be the lesser of (x) the principal amount of the Indebtedness secured by the assets of the relevant Person and (y) the Fair Market Value (as determined by the Board of Directors of the relevant Person) of the assets securing such Indebtedness.


                "Indenture" means this Indenture, as amended or supplemented from time to time.

                "Indenture Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.


                "Initial Shares" means the Shares Trust Certificates issued to the Unit Agent on the Issue Date.

                "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

                "Intercompany Note" means each of the promissory notes issued by a Restricted Subsidiary to the Company substantially in the form of Exhibit B hereto, which Intercompany Note (i) shall be pledged to the Collateral Agent pursuant to a Pledge Agreement, (ii) has the same Stated Maturity as the Notes,
(iii) contains a provision that accelerates payment of the Intercompany Notes upon acceleration of the Notes and (iv) states that it is a senior unsecured obligation of such Restricted Subsidiary and ranks senior in right of payment to all existing and future subordinated Indebtedness of such Restricted Subsidiary and will rank pari passu with all Senior Indebtedness of such Restricted Subsidiary.


                "Interest Payment Date" means March 31, June 30, September 30 and December 31 of each year, commencing March 31, 2004.


                "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates in respect of Indebtedness to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary hereafter; provided that the Net Obligation of all such Interest Rate Agreements does not exceed the principal amount of the Indebtedness of the Company and its Restricted Subsidiaries that bears interest at floating rates.

                "Investment" means, with respect to any Person, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person, and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" described below and Section 4.07, (i) "Investment" shall include the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined by the Board of Directors of the Company in good faith.

                "Issue Date" means the original date of issuance of the Notes.


                "Law 550 Restructuring Agreement" means the Restructuring Agreement for the Company promulgated and effectuated pursuant to the Law 550 of Colombia of 1999.

                "Lease SPV" means Morris Lease Asset I Ltd., a Bermuda limited company and a Subsidiary of the Company.


                "Lien" means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property, it being understood that Lien includes any lien granted in any future receivables (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller or any agreement to give any security interest).


                "Lopez SPV1" means Morris I, Ltd., a Bermuda limited company, which will hold 50% of the shares of Common Stock sold by the Shares Trust SPVs to the Lopez SPVs pursuant to the Stock Purchase Agreement in connection with the restructuring of the Company pursuant to the Law 550 Restructuring Agreement.

                "Lopez SPV2" means Morris II, Ltd., a Bermuda limited company, which will hold 50% of the shares of Common Stock sold by the Shares Trust SPVs pursuant to the Stock Purchase Agreement in connection with the restructuring of the Company pursuant to the Law 550 Restructuring Agreement.

                "Lopez SPVs" means Lopez SPV1 and Lopez SPV2.


                "Mandatory Sale Process" has the meaning assigned to the term "Sale Process" in the Mandatory Sale Process Agreement.


                "Mandatory Sale Process Agreement" means the Mandatory Sale Process Agreement dated as of the date hereof among the Company, the Indenture Trustee and certain shareholders of the Company and other parties.


                "Moody's" means Moody's Investors Service, Inc., and its successors.

                "Municipal Shareholder" of a Restricted Subsidiary means the shareholder of such Subsidiary that is a municipality in which such Restricted Subsidiary conducts its business and such municipality's related entities.

                "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents if converted within 12 months after receipt, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale (excluding the Notes) that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                "Net Obligation" means, at any date of determination, the net amount, exclusive of any commission or administrative fees, that a Person would be obligated to pay upon the termination of an Interest Rate Agreement or Currency Agreement.


                "Net Receipts" means, with respect to any Person, for any fiscal quarter on a cash basis, the sum of all cash receipts of such Person for such period determined in accordance with GAAP, less the sum, without duplication, of the amounts with respect to such Person for such period of: (i) any cash amounts paid to long-distance and mobile phone operators based on receipts for such period; (ii) any cash payments based on receipts for such period for value added tax on such income, revenues and receipts; (iii) Budgeted Cash Operating Expenses; (iv) any cash payments for scheduled payments (excluding prepayments, other than as set forth in Section 3.08 of this Indenture) of Indebtedness of such Person; (v) any cash payments for current Taxes based on income, revenue or receipts to DIAN; (vi) any non-cash amounts accrued for current Taxes to the extent that such amounts are required to be paid in cash on or prior to the 180th day immediately following the last day of the fiscal year in which such fiscal quarter falls, and for Taxes contested in good faith and in appropriate proceedings as set forth in Section 4.05; (vii) any cash payments made as dividends required by applicable law to Municipal Shareholders of such Person;
(viii) any cash received from the proceeds of casualty insurance used to repair or replace assets affected by a casualty loss; (ix) any cash payments to Superintendencia de Sociedades; (x) to the extent not previously budgeted or otherwise accounted for, any restructuring expenses paid by such Person in connection with the restructuring of the Company pursuant to the Law 550 Restructuring Agreement; and (xi) any cash payments to members of the Board of Directors or the general manager of such Person in satisfaction of indemnification obligations of such Person with respect to the approval of the joint and several obligations of such Person under this Indenture; provided, however, that the sum of all cash payments excluded under this clause (xi) shall not exceed $40,000 in the aggregate for each such member of the Board of Directors or general manager for all periods.


                "Non-Recourse Indebtedness" means Indebtedness of a Permitted Investment Entity (i) which is not guaranteed by the Company or any Restricted Subsidiary and is not secured by any asset of the Company or any Restricted Subsidiary and (ii) to which no Restricted Subsidiary or the Company has any direct or indirect liability or responsibility under contract or applicable law.


                "Notes" mean the 12 1/2% Senior Secured Convertible Notes due 2008 that are issued pursuant to this Indenture.


                "Obligations" means any principal, interest, penalties, fees, payments, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                "Officer" means, with respect to any Person, other than the Indenture Trustee, Collateral Agent, Authenticating Agent, Paying Agent, or Registrar, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

                "Officers' Certificate" means a certificate signed by two Officers of the Company or a Subsidiary Guarantor, as the case may be, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of such Person.


                "Open Pledge of Commercial Establishment Agreements" means each of the agreements referred to in clauses (vi), (vii) and (ix) of the definition of "Pledge Agreements."


                "Opinion of Counsel" means an opinion in writing signed by legal counsel reasonably satisfactory to the Indenture Trustee.

                "Paying Agent" means any paying agent for the Notes appointed pursuant to Section 2.03.


                "Permitted Holders" means Lopez SPV1, Lopez SPV2, Caicedo SPV1, Caicedo SPV2, and the Shares Trust SPVs, or any Person controlled by such Persons.

                "Permitted Investment" means so long as no Default or Event of Default shall have occurred and be continuing (i) an Investment by the Company in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that (a) such Restricted Subsidiary is a Wholly-Owned Subsidiary and (b) if such Restricted Subsidiary ceases to be a Restricted Subsidiary (except by reason of the sale by the Company or its Restricted Subsidiary of the Capital Stock therein), then any Investment in such Restricted Subsidiary will be deemed to be a Restricted Payment at the time of such event determined in accordance with Section 4.07; (ii) Cash Equivalents;
(iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received in satisfaction of judgments; (v) transfers of cash or other property from the Company or a Restricted Subsidiary to a Restricted Subsidiary with the prior approval of a Board Supermajority; (vi) an Investment in Telepalmira or a purchase of Capital Stock of Telepalmira by Telepalmira previously approved by a Board Supermajority; and (vii) Investments in Permitted Investment Entities in an aggregate amount not to exceed $10.0 million.


                "Permitted Investment Entity" means a Subsidiary owned or formed by the Company which has no Indebtedness other than Non-Recourse Indebtedness.

                "Permitted Liens" means:

                        (i) Liens securing the Notes and the Subsidiary Guarantees;

                        (ii) Liens on the property of the Company or its Restricted Subsidiaries created solely for the purpose of securing purchase money obligations incurred in compliance with Section 4.08; provided that (a) such property so acquired is for use in lines of business related to the Company's or its Restricted Subsidiaries' business as it exists immediately prior to the issuance of the related Indebtedness, (b) no such Lien shall extend to or cover other property or assets of the Company and its Restricted Subsidiaries other than the respective property so acquired and (c) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property or assets;

                        (iii) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

                        (iv) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

                        (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                        (vi) Liens securing the Existing Indebtedness existing on the date of this Indenture;

                        (vii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

                        (viii) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

                        (ix) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

                        (x) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

                        (xi) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

                        (xii) Liens in favor of the Company or any Restricted Subsidiary;

                        (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default;

                        (xiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                        (xv) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company and its Restricted Subsidiaries; and

                        (xvi) Liens to secure Obligations under Capitalized Leases (except in respect of sale lease back transactions) on real or personal property of the Company to the extent consummated in compliance with this Indenture.

                "Person" means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.


                "Pledge Agreements" means (i) the Charge Over Shares, dated as of the date of this Indenture, between Guillermo Lopez Esquivel and the Collateral Agent, (ii) the Charge Over Shares, dated as of the date of this Indenture, between Gonzalo Caicedo Toro and the Collateral Agent, (iii) the Open Pledge of Shares Agreement, dated as of the date of this Indenture, between Lopez SPV1 and Lopez SPV2 and the Collateral Agent in the form of Exhibit D hereto, (iv) the Open Pledge of Shares Agreement, dated as of the date of this

Indenture, between Caicedo SPV1 and Caicedo SPV2 and the Collateral Agent in the form of Exhibit D hereto, (v) the Open Pledge of Shares Agreement, dated as of the date of this Indenture, between the Company and the Collateral Agent in the form of Exhibit E hereto, (vi) the Open Pledge of Commercial Establishment Agreement, dated as of the date of this Indenture, between the Company and the Collateral Agent in the form of Exhibit F hereto, (vii) the Open Pledge of Commercial Establishment Agreements, dated as of the date of this Indenture, between each of the Subsidiaries of the Company and the Collateral Agent in the form of Exhibit F hereto, (viii) the Charge Over Assets, dated as of the date of this Indenture, between the Lease SPV and the Collateral Agent, (ix) the Open Pledge of Equipment Agreement, dated as of the date of this Indenture, between the Lease SPV and the Collateral Agent, and (x) the endorsements in guarantee of each of the Intercompany Notes.


                "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.


                "Prepayment Date" means any date on which principal amounts of the Notes are to be prepaid by the Company pursuant to the terms of this Indenture.

                "Private Placement Legend" means that legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15(a).

                "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                "Quarterly Capital Expenditure Amount" for any fiscal quarter means, as of the end of such fiscal quarter, $1.5 million less the amount of Capital Expenditures made from the beginning of the fiscal year to the end of such fiscal quarter; provided that for any fiscal quarter of fiscal year 2004, "Quarterly Capital Expenditure Amount" means $1,320,833 less the amount of Capital Expenditures made from the Issue Date to the end of such fiscal quarter; and provided further that for the fourth fiscal quarter of any fiscal year, including fiscal year 2004, for purposes of clause (B)(iii) of the definition of Consolidated Excess Cash Flow only, "Quarterly Capital Expenditure Amount" means zero.


                "Record Date" means each March 15, June 15, September 15 and December 15 of each year immediately preceding each Interest Payment Date.

                "Redemption Date" means any date on which the Notes are called for redemption by the Company.


                "Registrar" means the Indenture Trustee, as registrar under this Indenture, or any successor thereto appointed pursuant to this Indenture.

                "Regulation S" means Regulation S under the Securities Act.

                "Reimbursement Agreements" means the Reimbursement and Services Agreements between Unitel S.A. E.S.P. and each of the other Restricted Subsidiaries hereunder providing for annual payments to Unitel S.A. E.S.P. in aggregate amounts, in the case of any individual Restricted Subsidiary, not less than 75%, and in the aggregate for all Restricted Subsidiaries, not less than 90%, of the annual payments provided for in such agreements as of the date hereof.


                "Related Person" means any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company and any Affiliate of the Company or any Restricted Subsidiary.


                "Responsible Officer," when used with respect to the Indenture Trustee, means any officer within the Corporate Trust Department of the Indenture Trustee (or any successor group of the Indenture Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Indenture Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.


                "Restricted Subsidiary" means any Subsidiary of the Company (including, without limitation, any Subsidiary which has an outstanding Intercompany Note to the Company and each newly-acquired or newly-formed Subsidiary of the Company) other than an Unrestricted Subsidiary.


                "Rule 144A" means Rule 144A under the Securities Act.


                "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors.


                "Sale" means a sale pursuant to a Mandatory Sale Process conducted in accordance with the Mandatory Sale Process Agreement.

                "Scheduled Real Property" means the real property of the Company and the Restricted Subsidiaries listed on Schedule II hereto.


                "Second Sinking Fund Payment Date" means December 31, 2006.

                "Securities Act" means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder.


                "Security Documents" means the security and pledge agreements and the mortgages, deeds of trust and collateral assignments, including without limitation the Pledge Agreements, the Fiducia and the Cash Concentration Account Agreement, entered into by the Company and each of the Subsidiary Guarantors that own any of the property or assets that secure the obligations of the Company and the Subsidiary Guarantors under the Notes, this Indenture and the Subsidiary Guarantees, as such agreements may be amended, modified or supplemented from time to time. Any documents or agreements pursuant to which Liens in favor of the Collateral Agent or Holders are imposed on real property in accordance with Section 4.22(c) shall be deemed Security Documents upon the imposition of such Liens.

                "Senior Indebtedness" means, with respect to any Person:

                (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred, and

                (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2) above, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate or pari passu in right of payment to the Notes or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include

                (1) any obligation of such Person to the Company or any Subsidiary;

                (2)     any liability for Taxes owed or owing by such Person;

                (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

                (4) any Indebtedness or other obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

                (5) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture; or

                (6) any obligations of such Person with respect to any Capital Stock.


                "Separability Date" shall have the meaning assigned to such term in Section 8 of the Unit Agreement.

                "Shareholders Agreement" means the Shareholders' Agreement, dated as of the date hereof, by and among the Company and its shareholders party thereto, as such agreement may be amended or supplemented from time to time in accordance with its terms.

                "Shares Trust" means the trust created pursuant to the Shares Trust Agreement.

                "Shares Trust Agreement" means the shares trust agreement, dated as of the date hereof, by and between the Company and the Shares Trust Trustee, as such agreement may be amended or supplemented from time to time in accordance with its terms.

                "Shares Trust Certificates" means the certificates representing beneficial interests in the Shares Trust issued pursuant to the Shares Trust Agreement.

                "Shares Trust Director" has the meaning assigned to such term in the Shareholders Agreement.

                "Shares Trust SPVs" means, collectively, TR Shares SPV I Ltd. and TR Shares SPV II Ltd., each a Bermuda limited company.

                "Shares Trust Trustee" means HSBC Bank USA, as shares trust trustee under the Shares Trust Agreement, or any successor thereto pursuant to the terms thereof.

                "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.


                "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of the date hereof, among the Shares Trust SPVs, the Lopez SPVs and the Caicedo SPVs.


                "Subordination Agreement" means an agreement, which may be incorporated into the terms of the respective Indebtedness, for the benefit of the Holders of the Notes to the effect that (i) the Indebtedness subject to such Subordination Agreement is subordinated in right of payment to the Notes, (ii) in any bankruptcy, insolvency or similar proceeding with respect to the respective obligor (or any guarantor) of such Indebtedness, no payment shall be made thereon until the payment in full in cash of all principal, interest and other amounts owing with respect to the Notes, (iii) if there is any default in any payment when due of principal of, premium on, interest on or any other amount owing with respect to any Notes, then until all such payment defaults have been cured by the payment in full in cash of the amounts then due, no payment shall be permitted to be made on the Indebtedness subject to the Subordination Agreement and (iv) if any payments are received by a holder of Indebtedness subject to a Subordination Agreement in contravention of the provisions of the Subordination Agreement, such amount shall be held for the benefit of, and shall be turned over to the Indenture Trustee for the benefit of, the Holders of the Notes.

                "Subsidiary" means, with respect to any Person, any corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.


                "Subsidiary DIAN Debt" means Obligations of the Company's Subsidiaries to DIAN incurred prior to the date of this Indenture.


                "Subsidiary Guarantee" means, as the context may require, individually, a guarantee, or collectively, any and all guarantees, of the Obligations of the Company with respect to the Notes by each Subsidiary Guarantor pursuant to the terms of
Article 12 hereof.

                "Subsidiary Guarantor" means (i) each of the Subsidiaries party hereto and (ii) each Subsidiary of the Company that hereafter becomes a Subsidiary Guarantor pursuant to Sections 4.15 and 12.05 hereof, and "Subsidiary Guarantors" means such entities, collectively.

                "Tax" means any tax, duty, fee, levy, impost, assessment or other governmental charge (including penalties, interest, additions to tax and any other liabilities related thereto).

                "Taxing Authority" means any government or political subdivision or territory or possession of the Republic of Colombia, the United States, or any jurisdiction in which the Company or any of the Restricted Subsidiaries is organized or engaged in business for tax purposes or any authority or agency therein or thereof having power to tax.

                "Telecommunications Business" means the development, ownership and/or operation of one or more telephone, telecommunications, information or data transmission systems or networks and/or the provision of telephony, telecommunications and/or information services and any related, ancillary or complementary business, including, without limitation, local and long distance telephony, telecommunications and other information and transmission services such as the Internet.

                "Telepalmira" means Telefonos de Palmira S.A. E.S.P.

                "Third Sinking Fund Payment Date" means December 31, 2007.

                "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-bbbb), as it may be amended from time to time.

                "Trade Payables" means any accounts payable or other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                "Transaction Date" means, with respect to the incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is incurred and, with respect to any Restricted Payment, the date such Restricted Payment is made.


                "Unit Agent" means HSBC Bank USA, as unit agent pursuant to the Unit Agreement, or any successor thereto pursuant to the terms thereof.

                "Unit Agreement" means the unit agreement, dated as of the date hereof, between the Company and the Unit Agent, governing the Units, as such agreement may be amended or supplemented from time to time in accordance with its terms.


                "Units" means the units consisting of Notes, Convertible Notes and Initial Shares issuable pursuant to the Unit Agreement.

                "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Restricted Subsidiary of the Company (including any newly-acquired or newly-formed Subsidiary of the Company), other than a Subsidiary that is a Subsidiary Guarantor or has Intercompany Notes outstanding, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that either (A) the Subsidiary to be so designated has total assets of $10,000 or less or (B) if such Subsidiary has assets greater than $10,000, (x) that such designation shall be deemed to be at the time of such designation the making of a Restricted Payment at the time of such designation in an amount equal to the Investment in such Subsidiary subject to the restrictions contained in Section 4.07 and (y) that no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (x) all Indebtedness of such Subsidiary could be incurred under Section 4.08 and (y) no Default or Event of Default shall have occurred and be continuing or result from such designation (treating all outstanding Indebtedness of the Unrestricted Subsidiary as incurred at the time of such designation). Any such designation by the Board of Directors of the Company shall be evidenced to the Indenture Trustee by promptly filing with the Indenture Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                "U.S. GAAP" means, at any date of determination, generally accepted accounting principles in the United States as in effect on the date hereof.

                "U.S. Government Securities" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                "U.S. Legal Tender" means money of the United States that is legal tender for payment of public and private debts.

                "Voting Stock" means, with respect to any Person, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.


                "Wholly-Owned Subsidiary" means any Subsidiary of the Company, at least 95% of the outstanding Capital Stock (other than directors' qualifying shares) or, in the case of a non-corporate Subsidiary, other equity interests having ordinary voting power for the election of directors or other governing body of such Subsidiary, of which is owned by the Company or another Wholly-Owned Subsidiary of the Company or a combination thereof.


                Section 1.02    Other Definitions.

                 Term                                          Defined
                 ----                                        in Section
                                                             ----------


                 "Acceleration Notice".....................     6.02
                 "Affiliate Transaction"...................     4.14
                 "Agent Members"...........................     2.16
                 "Authenticating Agent"....................     2.02
                 "Authorized Agent"........................    13.08
                 "Change of Control Date"..................     4.18
                 "Change of Control Payment Date"..........     4.18
                 "Custodian"...............................     6.01
                 "Default Interest Payment Date"...........     2.12
                 "Event of Default"........................     6.01
                 "Non-electing shares".....................     6.03
                 "Global Note".............................     2.01
                 "Offer to Purchase".......................     4.18
                 "Permitted Refinancing"...................     4.08
                 "Physical Note"...........................     2.01
                 "Private Placement Legend" ...............     2.15
                 "Refinancing Indebtedness"................     4.08
                 "Restricted Payments".....................     4.07
                 "Senior Noteholder Conversion Shares".....     6.03
                 "Sinking Fund Payment Date"...............    11.01

                Section 1.03    Incorporation by Reference of Trust Indenture
Act.

                This Indenture shall be governed by the provisions of the TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                The following TIA terms used in this Indenture have the following meanings:

                "indenture securities" means the Notes;

                "indenture security holder" means a Holder of a Note;

                "indenture to be qualified" means this Indenture;

                "indenture trustee" or "institutional trustee" means the Indenture Trustee;

                "obligor" on the Notes means the Company, the Subsidiary Guarantors or any other obligor upon the Notes.

                All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

                Section 1.04    Rules of Construction.

                Unless the context otherwise requires:

                        (1)     a term has the meaning assigned to it;

                        (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                        (3)     "or" is not exclusive;

                        (4) words in the singular include the plural, and in the plural include the singular; and

                        (5) provisions apply to successive events and transactions.

                                    ARTICLE 2

                                    THE NOTES

                Section 2.01    Form and Dating.

                The Notes and the Indenture Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them and shall furnish the same to the Indenture Trustee, which shall be in form and substance satisfactory to the Indenture Trustee. Each Note shall be dated the date of its authentication.

                The terms and provisions contained in the Notes, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Indenture Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.


                Notes may be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (a "Global Note"), deposited with the Indenture Trustee, as custodian for the Depository, duly executed by the Company and Subsidiary Guarantors and authenticated by the Indenture Trustee as hereinafter provided and shall bear the legend set forth in Section 2.15(b). The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee, as custodian for the Depository, as hereinafter provided.

                Notes may be issued in the form of permanent certificated Notes in registered form, in substantially the form set forth in Exhibit A (the "Physical Notes"), and shall bear any legend required by Section 2.15.

                Notes, whether Global Notes ("Restricted Global Notes") or Physical Notes ("Restricted Physical Notes" and, collectively with Restricted Global Notes, "Restricted Notes"), issued as Restricted Securities pursuant to the Law 550 Restructuring Agreement shall bear the Private Placement Legend set forth in Section 2.15(a).

                Notwithstanding the foregoing, the Notes shall initially be registered in the name of, and delivered to, the Unit Agent and will include any legends required by paragraphs (a) and (c) of Section 2.15, but transfers of Units will be governed by the Unit Agreement, and this Section 2.01 shall not take effect until the Separability Date, at which time the securities underlying the Units shall be distributed to the Holders entitled thereto.


                Section 2.02 Execution and Authentication; Aggregate Principal Amount.

                Two Officers shall sign the Notes for the Company by manual or facsimile signature.

                If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Indenture Trustee authenticates the Note, the Note shall nevertheless be valid.

                A Note shall not be valid until an authorized signatory of the Indenture Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                An Opinion of Counsel need not be provided for the authentication of any Notes issued hereunder.


                The Indenture Trustee shall authenticate Notes for original issue in the aggregate original principal amount not to exceed $152,086,000, upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, and such other information as the Indenture Trustee may reasonably request. The aggregate original principal amount of Notes outstanding at any time may not exceed $152,086,000, except as provided in Section 2.07.


                The Indenture Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Indenture Trustee may do so. Each reference in this Indenture to authentication by the Indenture Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.


                The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 original principal amount and any integral multiple thereof.


                Section 2.03    Registrar and Paying Agent.


                The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange, (b) Notes may be presented or surrendered for payment and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Indenture Trustee, may have one or more additional paying agents reasonably acceptable to the Indenture Trustee. The term "Paying Agent" includes any additional Paying Agent. The Company may act as its own Paying Agent, except that for the purposes of payments on the Notes pursuant to Section 4.18, neither the Company nor any Affiliate of the Company may act as Paying Agent.


                The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Indenture Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Indenture Trustee shall act as such.

                The Company initially appoints the Indenture Trustee as Registrar and Paying Agent. Any of the Registrar, the Paying Agent or any other Agent may resign upon 30 days' written notice to the Company.


                The Indenture Trustee is authorized to enter into a letter of representation with the Depository in the form provided to the Indenture Trustee by the Company and to act in accordance with such letter.

                Section 2.04    Paying Agent To Hold Assets in Trust.

                The Company shall require each Paying Agent other than the Indenture Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Indenture Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Indenture Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Indenture Trustee and account for any assets disbursed, and the Indenture Trustee may at any time during the continuance of any payment default under Article 6, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Indenture Trustee and to account for any assets distributed. Upon distribution to the Indenture Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

                Section 2.05    Holder Lists.

                The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. The Company shall furnish or cause the Registrar to furnish to the Indenture Trustee promptly after each Record Date and as of such Record Date and at such other times as the Indenture Trustee may reasonably request in writing a list as of such date and in such form as the Indenture Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Indenture Trustee; provided, however, that so long as the Indenture Trustee is the Registrar, no such list need be furnished.

                Section 2.06    Transfer and Exchange.


                When Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall, subject to Section 2.15(b), register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Indenture Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company or the Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.18 or 9.05, in which event the Company shall be responsible for the payment of such taxes).


                The Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption or prepayment of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.


                Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

                Section 2.07    Replacement Notes.

                If a mutilated Note is surrendered to the Indenture Trustee or an Agent or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Indenture Trustee shall authenticate a replacement Note if the Indenture Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Company, such Agent and the Indenture Trustee, to protect the Company, the Indenture Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of the Company.

                Section 2.08    Outstanding Notes.

                Notes outstanding at any time are all the Notes that have been authenticated by the Indenture Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

                If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Indenture Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

                If on a Redemption Date or the Stated Maturity of the Notes the Paying Agent holds U.S. Legal Tender or U.S. Government Securities sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

                Section 2.09    Treasury Notes.


                In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes (or if the Unit Agent is the sole Holder of the Notes, Units) owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes (or Units) as to which a Responsible Officer of the Indenture Trustee has received written notice of such ownership shall be so considered. The Company shall notify the Indenture Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes (or Units), of the aggregate principal amount of such Notes (or Units) so repurchased or otherwise acquired.


                Section 2.10    Temporary Notes.

                Until definitive Notes are ready for delivery, the Company may prepare and the Indenture Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and so indicates in the Officers' Certificate. Without unreasonable delay, the Company shall prepare and the Indenture Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section
2.02 definitive Notes in exchange for temporary Notes.

                Section 2.11    Cancellation.

                The Company at any time may deliver Notes to the Indenture Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Indenture Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Indenture Trustee, or at the direction of the Indenture Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and shall dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Indenture Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Indenture Trustee for cancellation pursuant to this Section 2.11.

                Section 2.12    Defaulted Interest.

                If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Indenture Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Indenture Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Indenture Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section provided; provided that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 10:00 a.m. New York time on the proposed Default Interest Payment Date. At least 10 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Indenture Trustee and Paying Agent, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in
Section 6.01(b) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

                Section 2.13    CUSIP Number.

                The Company in issuing the Notes may use a "CUSIP" number, and, if so, the Indenture Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Indenture Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Indenture Trustee of any change in the CUSIP number.

                Section 2.14    Deposit of Monies.


                Prior to 10:00 a.m. New York City time on each Interest Payment Date, Stated Maturity of the Notes, Redemption Date and Change of Control Payment Date the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Stated Maturity of the Notes, Redemption Date and Change of Control Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Stated Maturity of the Notes, Redemption Date and Change of Control Payment Date, as the case may be.

                Section 2.15    Restrictive Legends and Transfer Restrictions.

                        (a) Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until February 13, 2006, unless otherwise agreed by the Company and the Holder thereof as specified in an Officers' Certificate delivered to the Indenture Trustee and Registrar:

                THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER
                (1) REPRESENTS THAT IT IS ACQUIRING SUCH SECURITY PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY THE SECURITIES ACT OR
                (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. IT AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY THE HOLDER SHALL PRIOR TO SUCH TRANSFER, FURNISH TO THE INDENTURE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION REQUIRED PURSUANT TO THE INDENTURE AND SUCH OTHER ITEMS AS MAY BE REASONABLY REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                        (b) Each Global Note shall bear the following legend on the face thereof:


                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE

                DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION
                2.16 OF THE INDENTURE.


                        (c) The Notes, the Convertible Notes and the Initial Shares comprising the Units shall initially be issued to the Unit Agent and, without the consent of the holders of at least 90% of the outstanding Notes (as certified in an Officer's Certificate delivered to the Indenture Trustee), will not be separately transferable until the earlier to occur of (i) the payment in full of all Obligations of the Notes hereunder and (ii) a purchase of Notes in connection with an Offer to Purchase upon a Change of Control, and all certificates representing the Notes shall bear the following legend:

                THE NOTES EVIDENCED BY THIS CERTIFICATE ARE ISSUED AS PART OF AN ISSUANCE OF NON-DETACHABLE UNITS, EACH OF WHICH CONSISTS OF $1,000 ORIGINAL PRINCIPAL AMOUNT OF THE 12 1/2% SENIOR SECURED CONVERTIBLE NOTES DUE 2008 (THE "NOTES") OF TRANSTEL S.A. (CUSIP NO. 89389AF0), $204 INITIAL ACCRETED VALUE OF THE SUBORDINATED CONVERTIBLE NOTES DUE 2008 (THE "CONVERTIBLE NOTES") OF TRANSTEL S.A. (CUSIP NO. 89389AG8) AND ONE SHARES TRUST CERTIFICATE (REPRESENTING OWNERSHIP INTERESTS IN, AMONG OTHER ASSETS, SHARES

                OF THE COMMON STOCK OF TRANSTEL S.A.) (THE "SHARES TRUST CERTIFICATES"). WITHOUT THE CONSENT OF THE HOLDERS OF AT LEAST 90% OF THE OUTSTANDING NOTES (AS CERTIFIED IN AN OFFICER'S CERTIFICATE DELIVERED TO THE INDENTURE TRUSTEE), THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE CONVERTIBLE NOTES AND SHARES TRUST CERTIFICATES, PRIOR TO A PURCHASE OF NOTES IN CONNECTION WITH AN OFFER TO PURCHASE UPON A CHANGE OF CONTROL.

                        (d) Notwithstanding the foregoing, the Notes shall initially be registered in the name of, and delivered to, the Unit Agent and will include any legends required by paragraphs (a) and (c) of this Section 2.15, but transfers of Units will be governed by the Unit Agreement, and paragraph (b) of this Section 2.15 shall not take effect until the Separability Date, at which time the securities underlying the Units shall be distributed to the Holders entitled thereto.


                Section 2.16    Book-Entry Provisions for Global Security.

                        (a) Each Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Indenture Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.15. Each Global Note shall constitute a single Note for all purposes of this Indenture.


                Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Indenture Trustee as its custodian, or under a Global Note, and the Depository may be treated by the Company, the Indenture Trustee and any Agent of the Company or the Indenture Trustee as the absolute owner of a Global Note for all purposes whatsoever. Agent Members shall hold their interest in a Global Note in accordance with the Applicable Procedures. Accordingly, any Agent Member's beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depository or its nominee. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Indenture Trustee or any Agent of the Company from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                        (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees.

Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the Applicable Procedures of the Depository and, in the case of a transfer of a beneficial interest in a Global Note that evidences Restricted Securities, upon the receipt by the Registrar of, in the case of a proposed transfer under Rule 144A, a certificate from the proposed transferor of the Note substantially in the form of Exhibit K, in the case of a proposed transfer under Regulation S, a certificate from the proposed transferor of the Note substantially in the form of Exhibit L, or otherwise from the transferee substantially in the form of Exhibit J, provided, however, that no Physical Note shall be issued in any denomination less than the minimum authorized denomination therefor. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for a Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository or the Indenture Trustee to issue Physical Notes.


                        (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Indenture Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                        (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Indenture Trustee for cancellation, and the Company shall execute, and the Indenture Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.


                        (e) Any Physical Note constituting a Restricted Security issued in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraph (c) of
Section 2.17, bear the Private Placement Legend.

                        (f) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                        (g) Notwithstanding the foregoing, the Notes shall initially be registered in the name of, and delivered to, the Unit Agent and will include any legends required by paragraphs (a) and (c) of Section 2.15, but transfers of Units will be governed by the Unit Agreement, and this Section 2.16 shall not take effect until the Separability

Date, at which time the securities underlying the Units shall be distributed to the Holders entitled thereto.

                Section 2.17    Special Transfer Provisions.

                        (a) Notwithstanding any other provision of this Indenture, transfers and exchanges of Notes and beneficial interests in a Global Note shall be made only in accordance with Section 2.16 and this Section 2.17.

                                (i)    Physical Note to a Global Note. If the
Holder of a Physical Note wishes at any time to transfer all or any portion of such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Global Note, such transfer may be effected only in accordance with the provisions of this clause (a)(i) and subject to the Applicable Procedures. Upon receipt by the Registrar of (A) such Note as provided in Section 2.06 and instructions satisfactory to the Registrar directing that a specified principal amount not greater than the principal amount of such Note be credited to a specified Depository Agent Member's account or Euroclear or Clearstream participant's account, as the case may be, and (B) if the Note to be transferred evidences Restricted Securities, in the case of a proposed transfer under Rule 144A, a certificate from the proposed transferor of the Note substantially in the form of Exhibit K, in the case of a proposed transfer under Regulation S, a certificate from the proposed transferor of the Note substantially in the form of Exhibit L, or otherwise from the transferee substantially in the form of Exhibit J, the Registrar shall cancel such Physical Note (and issue a new Physical Note in respect of any untransferred portion thereof) and increase the aggregate principal amount of the Global Note by the principal amount of such Physical Note so transferred.

                                (ii)   Physical Note to Physical Note. A
Physical Note may be transferred, in whole or in part, to a Person who takes delivery in the form of another Physical Note, provided that if the Physical Note to be transferred evidences Restricted Securities, then the Registrar shall have received a certificate from the transferor substantially in the form of, in the case of sales under Rule 144A, Exhibit K, in the case of sales under Regulation S, Exhibit L, or otherwise from the transferee substantially in the form of Exhibit J.

                                (iii)  Global Note to Physical Note. A
beneficial interest in a Global Note may be exchanged for a Physical Note only as provided in Section 2.16.

                        (b) Notwithstanding any other provision of this Indenture, Notes or portions thereof may be transferred or exchanged only in principal amounts of not less than the minimum authorized denomination therefor, and only if, following such transfer or exchange, each Holder would hold Notes with a principal amount of not less than such minimum authorized denomination. Any transfer, exchange or other disposition of Notes in contravention of this
Section 2.17(b) shall be deemed to be void and of no legal effect whatsoever, any such transferee shall be deemed not to be the Holder or owner of any beneficial interest in such Notes for any purpose, including but not limited to the receipt of interest (including any Additional Interest) payable on such Notes, and such transferee shall be deemed to have no interest whatsoever in such Notes.

                        (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after February 13, 2006, or (ii) there is delivered to the Registrar and the Indenture Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Indenture Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                        (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section
2.17 in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

                The Indenture Trustee shall be under no duty to monitor compliance with any federal, state or other securities laws.

                Notwithstanding the foregoing, the Notes shall initially be registered in the name of, and delivered to, the Unit Agent and will include any legends required by paragraphs (a) and (c) of Section 2.15, but transfers of Units will be governed by the Unit Agreement, and this Section 2.17 shall not take effect until the Separability Date, at which time the securities underlying the Units shall be distributed to the Holders entitled thereto.


                                    ARTICLE 3


                           REDEMPTION AND PREPAYMENTS


                Section 3.01    Notices to Indenture Trustee.


                If the Company elects to redeem or prepay Notes pursuant to the optional redemption or prepayment provisions of Section 3.07, or if it is required to prepay Notes pursuant to the mandatory prepayment provisions of
Section 3.08, it shall furnish to the Indenture Trustee, Registrar and Paying Agent, at least 45 days (30 days in the case of a prepayment pursuant to Section 3.08), unless a shorter period is acceptable to the

Indenture Trustee, but not more than 60 days before a Redemption Date or Prepayment Date, an Officers' Certificate setting forth (i) the Redemption Date or Prepayment Date, (ii) the principal amount of Notes to be redeemed or prepaid and (iii) the redemption price or prepayment amount. All prepayments of Notes will be made on a pro rata basis.


                Section 3.02    Selection of Notes to Be Redeemed.


                If less than all of the Notes are to be redeemed, the Registrar or Indenture Trustee shall select the Notes to be redeemed among the Holders of the Notes on a pro rata basis, by lot or in accordance with any other method the Indenture Trustee considers fair and appropriate, provided that no Notes of $1,000 original principal amount or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Registrar or Indenture Trustee from the outstanding Notes not previously called for redemption.

                The Registrar shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 in original principal amount or whole multiples of $1,000 in original principal amount. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.


                Section 3.03    Notice of Redemption or Prepayment.


                At least 30 days but not more than 60 days before a Redemption Date or Prepayment Date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption or prepayment to each Holder whose Notes are to be redeemed or prepaid at its registered address.

                The notice shall identify the Notes to be redeemed or prepaid and shall state:

                        (a)     the Redemption Date or Prepayment Date;

                        (b)     the redemption price or prepayment amount;

                        (c) if the Notes are being redeemed in part or prepaid, the portion of the original principal amount of such Note to be redeemed or prepaid and that, in the case of a redemption, after a Redemption Date upon surrender of such Note, a new Note or Notes in original principal amount equal to the original principal amount of the unredeemed portion shall be issued;


                        (d)     the name and address of the Paying Agent;

                        (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                        (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;


                        (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed, or if being prepaid, are being prepaid; and


                        (h) the CUSIP number, and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.


                At the Company's request, the Registrar shall give the notice of redemption or prepayment in the Company's name and at the Company's expense; provided, however, that the Company shall have delivered to the Indenture Trustee and Registrar, at least 45 days prior to the Redemption Date or Prepayment Date, an Officers' Certificate requesting that the Indenture Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.


                Section 3.04    Effect of Notice of Redemption or Prepayment.


                Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date at the redemption price. Once notice of prepayment is mailed in accordance with
Section 3.03, prepayments are due on the Prepayment Date.


                Section 3.05    Deposit of Redemption Price or Prepayment
Amount.


                Prior to 10:00 a.m. New York time on any Redemption Date or Prepayment Date, the Company shall deposit with the Indenture Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date, or the appropriate prepayment amount. The Indenture Trustee or the Paying Agent shall promptly return to the Company upon its written request any money deposited with the Indenture Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed, or the prepayment amount, as applicable.

                On and after the Redemption Date or Prepayment Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption, or principal amounts of the Notes prepaid, as applicable. If a Note is redeemed on or after the Record Date preceding any Interest Payment Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.


                Section 3.06    Notes Redeemed in Part.

                Upon surrender of a Note that is redeemed in part, the Company shall issue and the Indenture Trustee shall authenticate for the Holder of the Notes at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                Section 3.07    Optional Redemption or Prepayment.


                From and after the Issue Date, the Notes will be subject to redemption at the option of the Company, in whole at any time or in part only following the Separability Date, or to prepayment at the option of the Company at any time, in aggregate principal or prepayment amounts of not less than $500,000 at any one time. Optional redemptions or prepayments shall be made at a redemption or prepayment price of 100% (expressed as a percentage of original principal amount) plus accrued and unpaid interest thereon, in the case of redemption only, to the applicable Redemption Date; provided that, no redemption or prepayment of Notes may be effectuated which results in no Notes remaining outstanding unless, prior to or concurrently with such redemption or prepayment, all of the outstanding Convertible Notes are redeemed or prepaid in full.

                Section 3.08    Mandatory Prepayment.

                Except as set forth under this Section 3.08 and under Section
4.18 of this Indenture, the Company is only required to make mandatory payments or prepayments with respect to the Notes pursuant to the operation of the Sinking Fund provided for in Article 11. Pursuant to Article 11, the Notes are subject to prepayment by operation of such Sinking Fund. In addition, from and after the Issue Date, and after satisfaction of its obligations under Section
4.19 of this Indenture, to the extent that an amount equal to or more than $115,000,000 original principal amount of Notes remains outstanding and the Company has Consolidated Excess Cash Flow in an amount equal to or in excess of $200,000 as of the end of any fiscal quarter, the Company shall apply such Consolidated Excess Cash Flow to prepay on the Interest Payment Date for the immediately following fiscal quarter that principal amount of Notes which is equal to 100% of such Consolidated Excess Cash Flow. From and after the Issue Date, and after satisfaction of its obligations under Section 4.19 of this Indenture, to the extent that an amount less than $115,000,000 aggregate original principal amount of Notes remains outstanding and the Company has Consolidated Excess Cash Flow in an amount equal to or in excess of $200,000 as of the end of any fiscal quarter, the Company (a) shall apply such Consolidated Excess Cash Flow to prepay on the Interest Payment Date for the immediately following fiscal quarter that principal amount of Notes which is equal to at least 70% of such Consolidated Excess Cash Flow and (b) may apply the remaining 30% of such Consolidated Excess Cash Flow (i) to pay for Capital Expenditures approved by a Board Supermajority and (ii) to pay and/or prepay Subsidiary DIAN Debt. To the extent that as of the end of any fiscal quarter during any fiscal year, under clause
(b) of the immediately preceding sentence of this Section 3.08, the Company would otherwise be permitted to pay for Capital Expenditures and/or pay or prepay Subsidiary DIAN Debt which, when aggregated with Capital Expenditures paid for and Subsidiary DIAN Debt payments and prepayments made pursuant to such clause (b) with Consolidated Excess Cash Flow during the prior fiscal quarters of such fiscal year, would exceed $1.0 million, any such amounts of Consolidated Excess Cash Flow shall instead be applied pursuant to clause (a) of such sentence to prepay Notes. To the extent that the Company has Consolidated Excess Cash Flow in an amount less than $200,000 as of the end of any fiscal quarter, regardless of the amount of Notes that remain outstanding, it shall be required, subject to Section 4.19, to retain such amounts until the end of a fiscal quarter, if any, when the amount of Consolidated Excess Cash Flow, together with any such amounts previously retained and not used in prepayments, is equal to or in excess of $200,000, at which time it shall follow the provisions of the immediately preceding sentence. Notwithstanding the foregoing, the provisions of the immediately preceding four sentences of this Section 3.08 shall not apply
(x) during the continuance of a Default in payment of interest, if any, on any Notes or of any Event of Default (other than an Event of Default occurring as a consequence of this Section 3.08), and (y) in the event that the Mandatory Sale Process has been initiated pursuant to the terms of the Mandatory Sale Process Agreement. The Company shall comply with the provisions of Section 3.01 to 3.06, to the extent applicable, in effecting any mandatory prepayment of Notes pursuant to this Section 3.08.


                                    ARTICLE 4

                                    COVENANTS

                Section 4.01    Payment of Notes.

                The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. New York City Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

                The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace period) from time to time on demand at the rate borne by the Notes plus 2% per annum, to the extent lawful.

                Section 4.02    Maintenance of Office or Agency.

                The Company shall maintain an office or agency (which may be an office of the Indenture Trustee or Registrar or an Affiliate of the Indenture Trustee or Registrar) where Notes may be surrendered for registration of transfer, exchange or conversion and where notices and demands to or upon the Company in respect of the Notes and this

Indenture may be served. The Company shall give prompt written notice to the Indenture Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee.

                The Company hereby designates the Corporate Trust Office of the Indenture Trustee as one such office or agency of the Company in accordance with
Section 2.03.

                Section 4.03    Reports.


                For so long as any of the Notes remain outstanding, the Company (at its own expense) shall file with the Indenture Trustee: (i) within 180 days after the end of each fiscal year, (a) audited year-end consolidated financial statements prepared in accordance with GAAP and reconciled to U.S. GAAP and (b) the information described in Item 303 of Regulation S-K under the Securities Act, and (ii) within 60 days after the end of each fiscal quarter, (a) unaudited quarterly consolidated financial statements prepared in accordance with GAAP and
(b) the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a). The Company shall also comply with any Commission filing requirements pursuant to the Exchange Act. In the event that the Company is not required or shall cease to be required to file reports with the Commission pursuant to the Exchange Act, the Company shall nevertheless continue to file such reports with the Commission (to the extent the Commission permits) and the Indenture Trustee. In addition, the Company shall file with the Indenture Trustee within 45 days after the end of each fiscal quarter the External Auditors' Quarterly Report with respect to such period. If the Indenture Trustee (at the Company's request and expense) is to mail the foregoing information to the Holders, the Company shall supply a sufficient quantity of such reports and other information to the Indenture Trustee at least five days prior thereto.


                Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officers' Certificates).


                Anything to the contrary herein notwithstanding, at any time, and from time to time, upon the request of any Holder to the Indenture Trustee or the Company, the Company shall promptly provide the Holder with: (a) a brief statement of the nature of its business and the products and services it offers;
(b) the Company's most recent consolidated balance sheet and profit and loss and retained earnings statements and similar financial statements for the preceding two fiscal years; and (c) such other information and/or documentation as may be reasonably necessary, in the judgment of the Holder, to transfer the Notes in compliance with an exemption pursuant to the Securities Act.


                Section 4.04    Compliance Certificate.

                        (a) The Company and each Subsidiary Guarantor shall deliver to the Indenture Trustee, within 180 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill, its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill, each and every covenant contained in this Indenture and no such Person is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture to be performed or observed by it, without regard to any period of grace or requirement of notice provided under this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.


                        (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Indenture Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any default under any Indebtedness referred to in Section 6.01(f), an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.


                Section 4.05    Taxes.

                The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material Taxes imposed on it or any of its Restricted Subsidiaries, as the case may be, except as contested in good faith and by appropriate proceedings and as to which appropriate cash reserves are maintained in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

                Section 4.06    Stay, Extension and Usury Laws.

                The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                Section 4.07    Limitation on Restricted Payments.


                So long as any of the Notes are outstanding, the Company and its Restricted Subsidiaries shall not, directly or indirectly, (i) declare or pay any dividend or make any distribution on Capital Stock of the Company or any of its Restricted Subsidiaries (other than pro rata dividends or distributions payable solely in shares of such Capital Stock held by holders of such Capital Stock or in options, warrants, or other rights to acquire such shares of Capital Stock), (ii) repurchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or any of its Restricted Subsidiaries (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than any such Capital Stock owned by the Company), (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or Indebtedness of Restricted Subsidiaries that is subordinated to the Intercompany Notes, or (iv) make any Investment in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, or (B) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution) after the Issue Date shall exceed the sum of (1) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Issue Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which annual or interim financial statements of the Company have been delivered to the Indenture Trustee in compliance with
Section 4.03, plus (2) 100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale permitted by this Indenture of (A) its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, or (B) the issuance to a Person who is not a Subsidiary of the Company of Indebtedness of the Company that has been exchanged for or converted into Capital Stock of the Company, plus without duplication of amounts included pursuant to clause (1) above, (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary, or designations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), in the aggregate under this subclause (3) not to exceed the amount of

Investments previously made by the Company and its Restricted Subsidiaries in such Person.


                The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the payment of dividends or distributions by a Restricted Subsidiary on its Capital Stock to the Company or any other Restricted Subsidiary that owns equity interests in the Restricted Subsidiary making the respective payment; (iii) in connection with a payment of dividends or distributions by a Restricted Subsidiary to its shareholders generally, the payment to the minority shareholders, if any, of such Restricted Subsidiary of dividends or distributions (not to exceed their proportionate share of the dividends or distributions so paid); provided that in no case shall any Affiliate Minority Shareholder be entitled to receive dividends or distributions pursuant to this clause (iii); (iv) so long as no Default or Event of Default shall have occurred and be continuing, the making of any principal payment or repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes, in exchange for, or out of the proceeds of a substantially concurrent issuance of, shares of the Capital Stock of the Company; (v) so long as no Default or Event of Default shall have occurred and be continuing, a Permitted Refinancing; or (vi) Permitted Investments. The amounts referred to in clauses
(i), (iii) and (iv) shall be included as Restricted Payments in any computation made pursuant to the first paragraph of this Section 4.07 above.


                Not later than the making of any Restricted Payment, the Company shall deliver to the Indenture Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section were computed. The Indenture Trustee shall have no duty to recalculate, recompute or confirm any calculations made by the Company relating to such Restricted Payment under this Section 4.07.


                Section 4.08    Limitation on Indebtedness.

                        (a) The Company shall not, and shall not permit any Restricted Subsidiary to, incur any Indebtedness.


                The foregoing limitation shall not apply to: (i) Indebtedness evidenced by the Notes; (ii) the Existing Indebtedness; (iii) the incurrence by the Company or its Restricted Subsidiaries of Non-Recourse Indebtedness, in an aggregate principal amount not to exceed $10.0 million, with the prior approval of a Board Supermajority; (iv) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case incurred for the purpose of financing all or any part of the purchase price or cost of equipment or construction or improvements of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding; (v) the incurrence of Indebtedness by the Company or Telepalmira approved by a Board Supermajority the proceeds of which are used by the Company or Telepalmira to purchase Capital Stock of Telepalmira; (vi) Indebtedness of the Company to any Restricted Subsidiary; provided that (a) any such Indebtedness is unsecured and subordinated, pursuant to a Subordination Agreement, in right of payment to the Notes and (b) any subsequent issuance or transfer of any Capital Stock or other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness to a Person not a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness not permitted by this clause (vi); (vii) Indebtedness of a Restricted Subsidiary issued to and held by the Company; provided that (a) any subsequent issuance or transfer of any Capital Stock or other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness to a Person not a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness not permitted by this clause (vii) and (b) if such Indebtedness arises from loans or advances made to a Restricted Subsidiary by the Company, such Indebtedness shall be evidenced by an Intercompany Note;
(viii) the incurrence (a "Permitted Refinancing") by the Company or its Restricted Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness incurred pursuant to clauses (i) (but, only as to clause (i), only to the extent the proceeds thereof are used to purchase Notes tendered in an offer to purchase or in an optional redemption pursuant to Section 3.07 of all of the then outstanding Notes) and (ii), above or theretofore incurred pursuant to this clause (viii) ("Refinancing Indebtedness"); provided that: (a) the net proceeds of such Refinancing Indebtedness shall not exceed the principal amount of and required premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced or refunded (or if such Indebtedness was issued at an original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of the repayment of such Indebtedness) and reasonable expenses incurred in connection therewith; (b) the Refinancing Indebtedness shall have a final maturity not sooner than, and an Average Life equal to or greater than, the final maturity and remaining Average Life of the Indebtedness being extended, refinanced, renewed, replaced or refunded; (c) if the Indebtedness being extended, refinanced, renewed, replaced or refunded is subordinated in right of payment to the Notes, the Refinancing Indebtedness shall be subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being extended, refinanced, renewed, replaced or refunded pursuant to a Subordination Agreement; (d) the obligor with respect to the Refinancing Indebtedness shall be the same as the obligor with respect to the Indebtedness being extended, refinanced, renewed or replaced or refunded, and there shall be no additional guarantors (direct or indirect) with respect to any such Refinancing Indebtedness; and (e) the Refinancing Indebtedness shall be unsecured, secured in compliance with Section 4.09, or, if the Indebtedness being extended, refinanced, renewed, replaced or refunded is secured, the respective Refinancing Indebtedness may be secured, but only to the same extent as the Indebtedness being refinanced, renewed, replaced or refunded; and (ix) Indebtedness of the Company or any Restricted Subsidiary (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business,
(B) in respect of Currency Agreements or Interest Rate Agreements incurred for the purpose of hedging against currency or interest rate risks, in each case with respect to Indebtedness incurred in accordance with this Section and which the Company in good faith determines is non-speculative in nature and is a bona fide hedge against fluctuations in currency values or interest rates, respectively; provided, that in the case of Currency Agreements, such Currency Agreement does not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reasons of fees, indemnities and compensation payable thereunder, and in the case of Interest Rate Agreements, the notional amount of such Interest Rate Agreement does not exceed the underlying obligation or amount to which such Interest Rate Agreement relates; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition.


                        (b) For purposes of determining any particular amount of Indebtedness under this Section, Liens on such Persons' assets or obligations of such Persons with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section,
(A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above paragraph, the Company shall classify such item of Indebtedness and only be required to include the amount of such Indebtedness in one of such types of Indebtedness and (B) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP. Notwithstanding any other provision of this Section, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this Section shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies after the date of the respective incurrence of Indebtedness otherwise in conformity with the provisions of this Section.

                Section 4.09    Limitation on Liens.

                The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties now owned or hereafter acquired of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, except for Permitted Liens.

                Notwithstanding anything in the preceding paragraph, the Company will not, and will not permit any of its Restricted Subsidiaries to, create or suffer to exist any Lien upon any of the Collateral (including Collateral consisting of Capital Stock or Indebtedness of any Subsidiary of the Company) now owned or hereafter acquired by it unless the holders thereof share in the distribution of proceeds from the foreclosure on Collateral on an equal or any greater basis with the Holders of the Notes.


                Notwithstanding the foregoing, the Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on the Intercompany Notes or the Fiducia.


                Section 4.10 Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries.

                The Company shall not sell, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Subsidiary; (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary (provided that such Subsidiary ceasing to be a Restricted Subsidiary is otherwise permitted and effected in accordance with the terms of this Indenture); (iii) issuances or sales to foreign nationals of shares of Capital Stock of Restricted Subsidiaries, but only to the extent required by applicable law; and (iv) issuances or sales of Capital Stock of Restricted Subsidiaries to Persons who after such issuance or sale will hold a minority interest in such Restricted Subsidiary, provided that in the case of clauses
(ii) and (iv), the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in accordance with Section 3.08.

                Section 4.11    Limitation on Preferred Stock of Subsidiaries.

                The Company shall not permit any of its Subsidiaries to issue, directly or indirectly, any Preferred Stock, except (i) Preferred Stock of Subsidiaries outstanding on the Issue Date, (ii) Preferred Stock issued to and held by the Company or a Subsidiary, except that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any transfer of such Preferred Stock to a Person not a Wholly-Owned Subsidiary will be deemed an issuance of Preferred Stock; (iii) Preferred Stock issued by a Person prior to the time (a) such Person became a Subsidiary, (b) such Person merges with or into a Subsidiary or (c) another Person merges with or into such Person (in a transaction in which such Person becomes a Subsidiary), in each case if such Preferred Stock was not issued in anticipation of such transaction; and (iv) Preferred Stock issued in exchange for, or the proceeds of which are used to refinance Preferred Stock referred to in clause (i) or issued pursuant to clauses (ii) or (iii) (in each case other than Preferred Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is redeemable at the option of the holder thereof or is otherwise redeemable, pursuant to sinking fund obligations or otherwise, prior to the date of redemption or maturity of the Preferred Stock being so refunded or refinanced); provided that (a) the liquidation value of such Preferred Stock so issued shall not exceed the principal amount or the liquidation value of the Preferred Stock, as the case may be, so refunded or refinanced and (b) the Preferred Stock so issued (1) shall have a stated date of redemption or maturity not earlier than the stated date of redemption or maturity of the Preferred Stock being refunded or refinanced and (2) shall have an Average Life to date of redemption or maturity equal to or greater than the remaining Average Life to date of redemption or maturity of the Preferred Stock being refunded or refinanced.

                Section 4.12    Limitation on Asset Sales.

                The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of (as determined in good faith by the Company's Board of Directors or if the Fair Market Value of such assets (A) exceeds $10.0 million but is less than $25.0 million, the Company shall receive from an independent internationally recognized investment banking firm or independent Colombian investment banking firm a written opinion in customary form as to the fairness from a financial viewpoint, to the Company, of such Asset Sale, or (B) exceeds $25.0 million, the Company shall receive from an independent internationally recognized investment banking firm a written opinion in customary form as to the fairness, to the Company, of such Asset Sale) and
(ii) at least 75% of the consideration received consists of cash or Cash Equivalents.

                Section 4.13 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

                So long as any of the Notes are outstanding, the Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

                The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Issue Date, including those in this Indenture or in the Existing Indebtedness, and any Permitted Refinancings thereof, provided that the encumbrances and restrictions in any such Permitted Refinancings are in the aggregate not materially more restrictive than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law and not due to any contractual arrangement; (iii) in the case of clause (iv) of the first paragraph of this covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness for borrowed money, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary, (D) existing pursuant to any purchase money obligations permitted under this Indenture for property solely with respect to the property acquired or (E) existing pursuant to any mortgage or construction financing that imposes restrictions solely on the real property acquired or improved; or (iv) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property or assets of, such Restricted Subsidiary. Nothing contained in this
Section 4.13 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

                Section 4.14 Limitation on Transactions with Shareholders and Affiliates.


                The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Related Person (each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained at the time of such transaction or at the time of the execution of the agreement providing therefor in a comparable arm's-length transaction with a Person that is not such a Related Person and (ii) the Company delivers to the Indenture
Trustee: (x) with respect to any Affiliate Transaction involving aggregate payments in excess of $250,000 but less than $2.5 million, a Board Resolution and an Officers' Certificate, each certifying that such Affiliate Transaction complies with clause (i) above, (y) with respect to any Affiliate Transaction involving aggregate payments equal to or greater than $2.5 million but less than $15.0 million, a Board Resolution and an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and (A) that such Affiliate Transaction has been approved with a Board Supermajority and, in any case, by a majority of the disinterested directors of the Board of Directors of the Company or (B) a written opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an independent internationally recognized investment banking firm or independent Colombian investment banking firm with respect to any such Affiliate Transaction, and (z) with respect to any Affiliate Transaction involving aggregate payments equal to or greater than $15.0 million, a Board Resolution and an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and a written opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an independent internationally recognized investment banking firm with respect to any such Affiliate Transaction.

                Notwithstanding the foregoing, the following shall not be deemed Affiliate Transactions: (i) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries, provided such transaction complies with clause (i) in the first paragraph above (other than payments for services expressly permitted under the Reimbursement Agreements as in effect on the date hereof); (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company, provided that any such fees are paid to all such non-employee directors, and payments to members of the Board of Directors or the general manager of any Restricted Subsidiary of up to $40,000 in the aggregate for any such individual in satisfaction of indemnification obligations of such Restricted Subsidiaries with respect to the approval of the joint and several obligations of such Restricted Subsidiaries under this Indenture; (iii) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (iv) any Restricted Payments not prohibited by Section 4.07; (v) equipment leases with Affiliates entered into after the Issue Date; provided such leases comply with clause (i) in the first paragraph above and the Company delivers to the Indenture Trustee a resolution of the Board of Directors of the Company set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) in the first paragraph above; and (vi) the Company's payment of compensation for services by Mr. Gonzalo Caicedo Toro or Guillermo Lopez Esquivel, where such payment has been specifically approved by the audit committee of the Company and the Board of Directors of the Company.


                Section 4.15    Limitation on Creation of Subsidiaries.

                The Company shall not create or acquire, nor permit any of its Subsidiaries to create or acquire, any Subsidiary other than (i) a Subsidiary existing as of the date of this Indenture that is a Subsidiary Guarantor or (ii) a Subsidiary acquired or created which shall, at the time it has either assets or shareholder's equity in excess of $1,000, become a Subsidiary Guarantor and execute a supplemental indenture, in the form attached as Exhibit I and reasonably satisfactory in form and substance to the Indenture Trustee (and with such documentation relating thereto as the Indenture Trustee shall require, including, without limitation, an Opinion of Counsel as to the enforceability of such supplemental indenture and Subsidiary Guarantee).

                Section 4.16    Limitation on Modifications to Certain
Documents.

                The Company shall not, and shall not permit any of its Restricted Subsidiaries to: (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms or provisions of the Intercompany Notes in any manner adverse to the interests of the Holders and the Indenture Trustee under the Pledge Agreement, or forgive or reduce (except to the extent resulting from actual repayment to the Company in cash) the principal amount of the Indebtedness evidenced thereunder, or (b) amend or modify any of the terms or provisions of its estatutos sociales or other charter documents and, in the case of the Restricted Subsidiaries, any lease agreement to which an Affiliate of such Restricted Subsidiary or an Affiliate of the Company is a party, in any manner adverse to the interests of the Holders.

                Section 4.17    Conduct of Business; Management.

                The Company and its Restricted Subsidiaries may not, directly or indirectly, engage in any business other than the Telecommunications Business in the Republic of Colombia and may not make any changes to the Company's Core Management Team except as expressly permitted under the Shareholders Agreement; provided that in the event of a Change of Control for which the Company shall have made and have completed an Offer to Purchase to redeem all outstanding Notes, this covenant shall no longer be of force or effect. In addition, the Board of Directors of the Company shall have established and shall at all times maintain an audit committee, the composition, rights and duties of which shall be in accordance with the provisions of the By-laws.

                Section 4.18    Change of Control.


                        (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase for cash such Holder's Notes (the "Offer to Purchase") in integral multiples of $1,000 original principal amount pursuant to the offer described in paragraph (b) below, at a purchase price equal to 100% of the aggregate unpaid principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. The Offer to Purchase shall remain open for at least 20 Business Days and until the close of business on the second Business Day prior to the Change of Control Payment Date.


                        (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Indenture Trustee and Paying Agent, which notice shall govern the terms of the Offer to Purchase. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. Such notice shall state:


                                (1) that a Change of Control has occurred and each Holder has the right to require the Company to acquire its Notes;

                                (2)     that the Change of Control Offer is
                being made pursuant to this Section 4.18 and that all Notes tendered and not withdrawn will be accepted for payment;

                                (3)     the purchase price (in cash equal to
                100% of the unpaid principal amount thereof plus accrued and unpaid interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                                (4) that any Note not tendered will continue to accrue interest;

                                (5)     that, unless the Company defaults in
                making payment therefor, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Change of Control Payment Date;

                                (6)     that Holders electing to have a Note
                purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                                (7)     that Holders will be entitled to
                withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter, signature guaranteed, setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

                                (8) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                                (9)     the circumstances and relevant facts
                regarding such Change of Control.


                On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Offer to Purchase, (ii) deposit with the Paying Agent in accordance with Section 2.14, U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered, (iii) deliver to the Indenture Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company and (iv) deliver to the Paying Agent an Officers' Certificate specifying the Notes or portions thereof being purchased by the Company and the payees of the purchase price. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Indenture Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.18, the Indenture Trustee shall act as the Paying Agent.

                The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the foregoing provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the foregoing provisions of this Indenture by virtue thereof.

                Section 4.19    Excess Cash Flow.

                From and after the Issue Date, to the extent that the Company has Consolidated Excess Cash Flow as of the end of any fiscal quarter, it shall apply up to an aggregate of $1.8 million of such Consolidated Excess Cash Flow to prepay or repay its DIAN 2002 Debt. At such time as the maximum amount set forth in the previous sentence has been applied as set forth therein, the Company shall apply any remaining Consolidated Excess Cash Flow in such fiscal quarter and all Consolidated Excess Cash Flow in future fiscal quarters, in accordance with the provisions of Section 3.08 of this Indenture.

                Section 4.20    Compliance with Laws.

                The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of Colombia, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

                Section 4.21    Environmental Laws.

                The Company shall, and shall cause each of its Restricted Subsidiaries to, conduct business in material compliance with all environmental laws applicable to it, including those relating to the generation, handling, use, storage and disposal of any contaminant. The Company shall, and shall cause each of its Restricted Subsidiaries to, take prompt and appropriate action to respond to any material noncompliance with environmental laws, and shall regularly report to the Indenture Trustee on such response.

                Section 4.22    Maintenance of Properties, Collateral and
Insurance.

                        (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make or cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business, all as in the reasonable judgment of the Company is necessary so that the business carried on by the Company and its Restricted Subsidiaries may be actively conducted; provided, however, that nothing in this
Section 4.22 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Company or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.


                        (b) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain and preserve the Lien on all of the property, assets and revenues constituting the Collateral described in the Security Documents to the extent a security interest may be maintained therein under applicable law and all necessary and appropriate recordings, registrations and filings in all appropriate public offices, and shall ensure that all other necessary and appropriate action is taken so that each such applicable Security Document creates an effective Lien with respect to the property, assets and revenues covered thereby to the extent a security interest may be created therein under applicable Law, prior and superior to all other Liens except for Permitted Liens, and all necessary and appropriate governmental approvals and consents to the maintenance, effectiveness, priority and enforcement of such Liens have been obtained. Notwithstanding the foregoing, in the event that with respect to the Open Pledge of Commercial Establishment Agreements, tax payments, if any, required to register such pledges with the appropriate Colombian governmental authorities would be in excess of $100,000 in the aggregate, the Company shall: (i) promptly protest such tax payments, use its best efforts to have such tax payments reduced below $100,000 in the aggregate and if so reduced below $100,000, register such pledges; and (ii) if the Company is unable to have such tax repayments reduced below $100,000 in the aggregate, the Company shall, within 120 days of the date hereof, initiate the solicitation of a consent of Holders to amend this Indenture to permit such lack of registration. If the Company is unable to obtain such an amendment within 180 days of the date hereof, it shall be deemed in default of its obligations hereunder.

                        (c) The Company shall also, and shall cause each of its Restricted Subsidiaries to, grant Liens in favor of the Collateral Agent or Holders on each property comprising the Scheduled Real Property within 30 days after the release of Liens imposed on such property by DIAN.

                        (d) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including reasonable and appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of Colombia, any state thereof or any agency or instrumentality of such governments, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.


                Section 4.23 Maintenance of Governmental Approvals and Concessions.

                The Company shall, and shall cause each of its Restricted Subsidiaries to, duly obtain and maintain in full force and effect all approvals, consents, concessions or licenses of any governmental authority which are necessary under the laws of the Republic of Colombia or any other jurisdiction having jurisdiction over the Company or the Company's business, in order for the Company to conduct its business or for the

Company to perform its obligations under this Indenture or the Notes or the validity or enforceability thereof except, in the case of such approval, consent, concession or license relating to the conduct of the Company's business, where the failure so to comply would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

                Section 4.24    Maintenance of Books and Records; Access.

                The Company shall, and shall cause each of its Subsidiaries to, maintain books, accounts and records in accordance with GAAP and applicable law. The Company shall permit the Indenture Trustee or, upon the request of the Holders of at least 10% of the aggregate principal amount of the Notes outstanding, a representative selected by such Holders, to examine such books, accounts and records during normal business hours upon request of the Indenture Trustee or such Holders.

                Section 4.25    Maintenance of Security Documents.


                The Company shall from time to time execute and deliver all such supplements and amendments to this Indenture and the Security Documents and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                        (a) provide further assurance with respect to the grant of all or any portion of the Collateral as may be requested by the Indenture Trustee;


                        (b) maintain or preserve in full force and effect the Lien and security interest (and the priority thereof) of this Indenture and the Security Documents or carry out more effectively the purposes hereof;


                        (c) register, perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture or any of the Security Documents;

                        (d) enable the Collateral Agent to enforce any rights with respect to the Collateral; or

                        (e) preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Holders of the Notes in such Collateral against the claims of all Persons and parties.

                The Company hereby designates the Indenture Agent its agent and attorney-in-fact to execute any financing statement, continuation statement or other similar or related instrument required to be executed pursuant to this
Section 4.25.

                Notwithstanding the foregoing, if the Company complies with the provisions of the final two sentences of clause (b) of Section 4.22 and, in accordance with such provisions, it is not required to register the Open Pledge of Commercial Establishment Agreements, it shall not be deemed in violation of this Section 4.25 with respect to failure to register the Open Pledge of Commercial Establishment Agreements with Colombian governmental authorities.


                Section 4.26    Appointments to Fill Vacancies in Trustee's
Office.

                The Company, whenever necessary to avoid or fill a vacancy in the office of Indenture Trustee, will appoint, in the manner provided in Section 7.08, an Indenture Trustee, so that there shall at all times be an Indenture Trustee hereunder.

                Section 4.27    Existence.

                Subject to Article 5, each of the Company and the Restricted Subsidiaries will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right or cause the Restricted Subsidiaries to do so if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders of the Notes.


                Section 4.28    Operation and Management of Subsidiaries.

                The Company and each Restricted Subsidiary shall, and the Company shall cause each of its Restricted Subsidiaries to (i) with respect to any contract of the Company or any of the Restricted Subsidiaries for products or services whose value in the aggregate, whether paid in a single payment or a related series of transactions, equals or exceeds the lesser of $20,000 and "500 minimum monthly salaries" (as understood in Colombia), either (a) obtain the recommendation of the Comptroller and obtain approval of the Board of Directors of the Company or (b) if the Comptroller's recommendation is not obtained, obtain the approval of a Board Supermajority, (ii) with respect to all checks and wire transfers to be initiated by the Company or any of the Restricted Subsidiaries in excess of the lesser of 75,000,000 Colombian Pesos and US $25,000, obtain the countersignature of the Comptroller and (iii) with respect to the annual budgets of the Restricted Subsidiaries, obtain the approval of a Board Supermajority. Notwithstanding the foregoing, the Company's entry into any contract with an investment bank retained thereby in connection with a proposed sale of the Company or refinancing of the Notes shall require the approval of only a majority of the Board of Directors of the Company; provided that at least one of the then-serving Shares Trust Directors shall have also approved such action.

                Section 4.29    Further Assurances.

                The Company shall cause the terms and provisions of, and the Restricted Subsidiaries' entry into, each Reimbursement Agreement to be approved or ratified by the Board of Directors of the Restricted Subsidiary party to such agreement within sixty (60) days of the date of this Indenture.


                                   ARTICLE 5

                                   SUCCESSORS

                Section 5.01    Merger, Consolidation or Sale of Assets.

                The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property or assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the surviving Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of Colombia or the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, executed and delivered to the Indenture Trustee, all of the obligations of the Company under the Notes and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) the Company delivers to the Indenture Trustee an Officers' Certificate and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

                Section 5.02    Successor Corporation Substituted.

                Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such, and the Company will be discharged from all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

                Section 6.01    Events of Default.

                Each of the following constitutes a "Event of Default":

                        (a) default in the payment of principal of, or premium, if any, on, the Notes when the same becomes due and payable at maturity, upon acceleration, redemption, by operation of the sinking fund called for by Article 11, upon mandatory redemption pursuant to Section 3.08 or otherwise;

                        (b) default in the payment of interest on the Notes when the same becomes due and payable and such default continues for a period of 30 days;


                        (c) failure to perform or comply with the provisions described under Section 4.18, or the failure by the Company to pay any fees and expenses due and owing to the advisors (including, without limitation, RC Corporate Consultants Limitada, Rothschild Inc. and NM Rothschild & Sons (Mexico) S.A. de C.V. (collectively, "Rothschild") and legal advisors) of the informal committee of Transtel noteholders in existence on the date hereof for
(i) services provided and expenses incurred through and including the date of final approval of the Law 550 Restructuring Agreement and the closing of the transactions described therein and (ii) reasonable post-closing expenses for services provided and expenses incurred in connection with the closing of such transactions, within ninety (90) days of receipt of an invoice for such services or expenses;


                        (d)     failure to comply with the provisions of Article
5;


                        (e) the Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or such Subsidiary Guarantor in this Indenture, the Notes, the Security Documents or the Subsidiary Guarantee and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Indenture Trustee or to the Company and the Indenture Trustee by the Holders of 40% or more in aggregate principal amount of the Notes outstanding (other than those referred to in (a), (b), (c) or (d));


                        (f) there occurs with respect to (A) any issue or issues of Indebtedness (other than Intercompany Notes) of the Company or any Subsidiary having an outstanding principal amount of $5.0 million or more in the aggregate for all such issues of all such Persons or (B) any Intercompany Note of any Restricted Subsidiary, in each case, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its final Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days following such acceleration and/or (ii) the failure to make a principal payment at the final Stated Maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default or any longer grace period provided for in such Indebtedness;

                        (g) one or more final judgments rendered against the Company or any of its Subsidiaries (other than any judgment as to which a reputable insurance or bonding company has accepted full liability in writing) aggregating in excess of $5.0 million, which judgments are not stayed within 60 days after their entry;


                        (h) any Subsidiary Guarantee of a Subsidiary Guarantor or any Security Document or any security interest granted thereby shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except as contemplated by the terms of this Indenture) and such default continues for ten days after written notice to the Company by the Indenture Trustee or to the Company and the Indenture Trustee by the Holders of 40% in aggregate principal amount of Notes then outstanding, or the Company or any Subsidiary Guarantor, or any Person acting on behalf of the Company or any Subsidiary Guarantor, shall deny or disaffirm its obligations under any Subsidiary Guarantee or Security Document;


                        (i) the Company, or any Subsidiary Guarantor that has issued an outstanding Intercompany Note, pursuant to or within the meaning, of any Bankruptcy Law:

                                (i)     commences a voluntary case, including a
"concordato" proceeding or a voluntary liquidation;

                                (ii)    consents to the entry of an order for
relief against it in an involuntary case;

                                (iii)   consents to the appointment of a
Custodian of it or for all or substantially all of its property; or

                                (iv)    makes a general assignment for the
benefit of its creditors;

                        (j) a court or administrative authority of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                (i)     is for relief against the Company, or
any Subsidiary Guarantor that has issued an outstanding Intercompany Note, in an involuntary case;

                                (ii)    appoints a Custodian of the Company or
any such Subsidiary or for all or substantially all of the property of the Company or any such Subsidiary; or

                                (iii)   orders the liquidation of the Company or
any such Subsidiary,

                and the order or decree remains unstayed and in effect for 60 consecutive days. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law;


                        (k) the resignation of Guillermo Lopez Esquivel as Chief Executive Officer of the Company without the prior approval of the Board of Directors of the Company as evidenced by a Board Resolution; provided, that, the Board of Directors of the Company shall approve such resignation upon Mr. Lopez's submission with his statement of resignation of an affidavit of (i) good reason and (ii) no malfeasance;

                        (l) the submission by Guillermo Lopez Esquivel, in connection with his resignation as Chief Executive Officer of the Company, of an affidavit of no malfeasance containing any statement regarding malfeasance that is deemed untrue in the reasonable judgment of the Board of Directors of the Company, as evidenced by a Board Resolution; or

                        (m) the jurisdiction of formation of Lopez SPV1, Lopez SPV2, Caicedo SPV1 or Caicedo SPV2 is changed without the express written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes.


                Section 6.02    Acceleration.


                If any Event of Default (other than an Event of Default specified in clauses 6.01(i) and (j) above that occurs with respect to the Company or an Event of Default specified in clauses 6.01(a), (b), (c), (k) or
(l)) occurs and is continuing under this


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Indenture, the Indenture Trustee or the Holders of at least 40% in principal amount of the then outstanding Notes may declare all the Notes to be immediately due and payable at 100% of the unpaid principal thereof plus accrued and unpaid interest thereon, if any, by notice in writing to the Company and the Indenture Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"). Upon such declaration, the principal of, premium, if any, and accrued interest on the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (i) or (j) that occurs with respect to the Company or (a), (b), (c), (k) or (l) of Section 6.01, the foregoing amount shall ipso facto become due and payable without further action or notice. No premium is payable upon acceleration of the Notes except that in the case of an Event of Default that is the result of an action or inaction by the Company or any of its Subsidiaries intended to avoid premiums related to redemptions of the Notes contained in this Indenture or the Notes, the amount declared due and payable will include the premium that would have been applicable on a voluntary prepayment of the Notes or, if voluntary prepayment is not then permitted, the premium set forth in this Indenture.


                At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, but before a judgment or decree for the payment of money due has been obtained by the Indenture Trustee, the Holders of at least a majority in principal amount of the Notes may, subject to Section 6.03 below, rescind and cancel such declaration and its consequences
(i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration,
(iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Indenture Trustee its reasonable compensation and reimbursed the Indenture Trustee for its expenses, disbursements and advances, and any other amounts due the Indenture Trustee pursuant to Section 7.07, and (v) in the event of the cure or waiver of an Event of Default specified in clause (i) of Section 6.01, the Indenture Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

                Section 6.03    Mandatory Sale Process; Mandatory Conversion;

Other Remedies.


                        (a) Mandatory Sale. The Indenture Trustee is hereby authorized and directed to execute and deliver the Mandatory Sale Process Agreement and to perform the duties and obligations of the Indenture Trustee thereunder. Upon an acceleration of the Notes under Section 6.02, the Mandatory Sale Process shall ipso facto be triggered, the Indenture Trustee shall mail to Holders of Notes a notice of such acceleration and the triggering of the Mandatory Sale Process within 10 days after it occurs, and, subject to amendment or waiver of this provision of this Indenture in accordance with Article 9 hereof, the provisions of the Mandatory Sale Process Agreement shall thereafter govern the rights and remedies of the Holders of the Notes. In


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the performance of its duties and obligations under the Mandatory Sale Process
Agreement, the Indenture Trustee shall be required to act only at the written direction of the Holders of the requisite percentage of the original principal amount of outstanding Notes (as specified in the Mandatory Sales Process Agreement), and absent such written direction, the Indenture Trustee shall not be obligated or required to take any action on behalf of the Holders or otherwise under the Mandatory Sale Process Agreement.

                        (b) Conversion. Immediately prior to the closing of a Sale pursuant to a Mandatory Sale Process conducted in accordance with the Mandatory Sale Process Agreement, and subject to completion of such Sale and the distribution of the proceeds therefrom in accordance with the terms of the Mandatory Sale Process Agreement, each Note then outstanding shall be deemed automatically converted into shares of Common Stock of the Company at a conversion price per share equal to the stated par value of such Common Stock of the Company (collectively, the "Senior Noteholder Conversion Shares").

                        (c) Issuance of Common Stock of the Company on Conversion. Prior to completion of the Sale giving rise to a mandatory conversion of the Notes pursuant to this Section 6.03, the Company shall notify the Holders of the Notes of such Sale and shall provide instructions for the tender of Notes upon conversion and the distribution of the proceeds of such Sale in consideration for the Senior Noteholder Conversion Shares. Notwithstanding the foregoing, Holders of Notes shall not be required to surrender their respective Notes in order to effect such conversion. Upon conversion of Notes pursuant to this Section 6.03, each Note shall thereafter represent only the right to receive the number of Senior Noteholder Conversion Shares attributable to such Note. No Note shall be considered surrendered or converted unless the proceeds of such Sale are distributed in respect of such Senior Noteholder Shares in accordance with the terms of the Mandatory Sale Process Agreement. The Person in whose name such Senior Noteholder Conversion Shares are issuable shall be deemed to have become the record owner of such Senior Noteholder Conversion Shares only if and when such Sale is completed and the proceeds thereof distributed.


                All Common Stock of the Company issuable pursuant to this
Section 6.03 shall be issued in the respective names of the registered holders of the Notes converted.


                Upon conversion as set forth above, the Company shall issue and shall deliver for the account of each such Holder of Notes at the closing of the Sale giving rise to such conversion, a certificate or certificates for the number of shares of Common Stock of the Company issuable upon the conversion of such Note as determined by the Company in accordance with the provisions of this
Section 6.03.

                        (d) Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock of the Company, (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock of the Company shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock of the Company, or (iii) any sale or conveyance of all or substantially all of the


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properties and assets of the Company to any other Person as a result of which holders of Common Stock of the Company shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock of the Company, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Indenture Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) providing that the Notes shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash), receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock of the Company had the Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock of the Company are available to convert all the Notes) been converted immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock of the Company did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance; provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock of the Company in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 6.03(d) the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Six.


                The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes, at its address appearing on the Note register provided for in Section 2.03 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                        (e) Taxes on Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the

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Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                        (f) Reservation of Shares; Shares to Be Fully Paid, Compliance with Governmental Requirements. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock of the Company to provide for the conversion of the Notes prior to any Sale that could result in a conversion of the Notes.

                The Company shall not permit any event specified in Section 6.03(d) to occur unless the Company and any other Person who would be required to issue Common Stock of the Company or other securities or to deliver other property or assets (including cash) in accordance with Section 6.03(d) shall have reserved for issuance or otherwise set aside and kept available sufficient Common Stock of the Company, other securities or other property or assets (including cash) to enable to the Company or such other Person to fulfill their respective obligations under Section 6.03(d).

                The Company covenants that all shares of Common Stock of the Company which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

                        (g) Responsibility of Indenture Trustee. The Indenture Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock of the Company, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Indenture Trustee and any other conversion agent make no representations with respect thereto. Neither the Indenture Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock of the Company or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 6.03. Without limiting the generality of the foregoing, neither the Indenture Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 6.03(d) relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 6.03(d) or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer's Certificate (which the Company shall be obligated to file with the Indenture Trustee prior to the execution of any such supplemental indenture) with respect thereto.

                        (h) Pursuit of Other Remedies by Trustee. Except as otherwise provided herein and subject to the Mandatory Sale Process, if an Event of Default occurs and is continuing, the Indenture Trustee may pursue any available remedy to collect the

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payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture or the Security Documents.

                        (i) Trustee May Maintain Proceeding. The Indenture Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Indenture Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                Section 6.04    Waiver of Past Defaults.

                Subject to Section 6.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Indenture Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders.

                Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                Section 6.05    Control by Majority.

                Subject to Section 2.09, Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Indenture Trustee or exercising any trust or power conferred on it. However, the Indenture Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, or that the Indenture Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Indenture Trustee in personal liability.

                Section 6.06    Limitation on Suits.

                A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                        (a) the Holder of a Note gives to the Indenture Trustee written notice of a continuing Event of Default,

                        (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Indenture Trustee to pursue the remedy;

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

                        (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Indenture Trustee indemnity satisfactory to the Indenture Trustee against any loss, liability or expense;

                        (d) the Indenture Trustee does not comply with the request within 15 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                        (e) during such 15-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Indenture Trustee a direction inconsistent with the request.

                A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

                Section 6.07    Rights of Holders of Notes to Receive Payment.

                Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

                Section 6.08    Collection Suit by Indenture Trustee.

                If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Indenture Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or the Subsidiary Guarantors for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee pursuant to Section 7.07.

                Section 6.09    Indenture Trustee May File Proofs of Claim.

                The Indenture Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or the Subsidiary Guarantors (or any other obligor upon the Notes), the Company's creditors or the Company's property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on

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

any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Indenture Trustee, and in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

                Section 6.10    Priorities.

                If the Indenture Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                First: to the Indenture Trustee, the Agents, and their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Indenture Trustee and the costs and expenses of collection;

                Second: to Holders of Notes, for amounts due and unpaid on such Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind to the extent of moneys and securities collected according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                Third: to the Company or, to the extent the Indenture Trustee collects any amount from a Subsidiary Guarantor, to such Subsidiary Guarantor, or to such party as a court of competent jurisdiction shall direct.

                The Indenture Trustee may fix a record date and payment date for any payment to Holders of Notes.

                Section 6.11    Undertaking for Costs.

                In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Indenture Trustee for any action taken or omitted by it as a Indenture Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may

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

assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Indenture Trustee, a suit by a Holder of a Note pursuant to Section
6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7

                                INDENTURE TRUSTEE

                Section 7.01    Duties of Indenture Trustee.

                        (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                        (b)     Except during the continuance of an Event of
Default:

                                (i)     the duties of the Indenture Trustee
shall be determined solely by the express provisions of this Indenture and the Indenture Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee, and

                                (ii)    in the absence of bad faith on their
part, the Indenture Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee or the Agents, as the case may be, and conforming to the requirements of this Indenture. However, the Indenture Trustee shall examine the certificates and opinions delivered to it to determine whether or not they conform to the requirements of this Indenture but shall not be obligated to verify the accuracy of the contents thereof.

                        (c) The Indenture Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                                (i)     this paragraph does not limit the effect
of paragraph (b) of this Section;

                                (ii)    neither the Indenture Trustee nor any
Agent shall be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Indenture Trustee or such Agent was negligent in ascertaining the pertinent facts; and

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

                                (iii)   the Indenture Trustee shall not be
liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                        (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Indenture Trustee or any Agent is subject to paragraphs (a), (b), and (c) of this Section.

                        (e) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or incur any liability. The Indenture Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Notes, unless such Holders shall have offered to the Indenture Trustee security and indemnity satisfactory to the Indenture Trustee against any loss, liability or expense including attorneys' fees that might be incurred by it in compliance with such request or direction.

                        (f) Neither the Indenture Trustee nor any Agent shall be liable for interest on any money received by it except as the Indenture Trustee or such Agent, as the case may be, may agree in writing with the Company or any Subsidiary Guarantor. Money held in trust by the Indenture Trustee or such Agent, as the case may be, need not be segregated from other funds except to the extent required by law.

                Section 7.02    Rights of Indenture Trustee.

                        (a) The Indenture Trustee and each Agent may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. Neither the Indenture Trustee nor any Agent need investigate any fact or matter stated in the document.

                        (b) Before the Indenture Trustee or any Agent acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. Neither the Indenture Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Indenture Trustee or any Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                        (c) The Indenture Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                        (d) The Indenture Trustee and any Agent shall not be liable for any action they take or omit to take in good faith which they believe to be authorized or within their rights or powers conferred upon it by this Indenture.

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

                        (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by two Officers of the Company.

                        (f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                        (g) The Indenture Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Indenture Trustee by the Company or by any Holder of the Notes.

                        (h) The permissive rights of the Indenture Trustee enumerated herein shall not be construed as duties.

                        (i) The Indenture Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Collateral or any arrangement or agreement between the Company and any Person with respect thereto, or the perfection or priority of any security interest created in any of the Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Collateral following an Event of Default.

                Section 7.03    Individual Rights of Indenture Trustee.

                The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary Guarantor, or any Affiliate thereof with the same rights it would have if it were not Indenture Trustee, including acting as collateral agent pursuant to the Pledge Agreements or other Security Documents. However, in the event that the Indenture Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Indenture Trustee is also subject to Sections 7.10 and 7.11.

                Section 7.04    Indenture Trustee's Disclaimer.

                The Indenture Trustee and the Agents shall not be responsible for and make no representation as to the validity or adequacy of this Indenture, the Pledge Agreement or other Security Documents, the Subsidiary Guarantees or the Notes, shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, shall not be responsible for the use or application of any money received by any Paying Agent other than the Indenture Trustee and shall not be responsible for any

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statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

                Section 7.05    Notice of Defaults.


                If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 60 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.


                Section 7.06    Reports by Indenture Trustee to Holders of the
Notes.


                Within 60 days after each April 15 beginning with the April 15 following the date of this Indenture, the Indenture Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Indenture Trustee also shall comply with TIA
Section 313(b)(2). The Indenture Trustee shall also transmit by mail all reports as required by TIA Section 313(b)(1) and TIA Section 313(c).


                A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Indenture Trustee when the Notes are listed on any stock exchange.

                Section 7.07    Compensation and Indemnity.

                The Company and the Subsidiary Guarantors (on a joint and several basis) shall pay to the Indenture Trustee and the Agents from time to time reasonable compensation as agreed in writing from time to time for their acceptance of this Indenture and services hereunder. The Indenture Trustee's and the Agents' compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Indenture Trustee and the Agents promptly upon request for all reasonable disbursements, advances and expenses incurred or made by them in addition to the compensation for their services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Indenture Trustee's and the Agents' agents and counsel.

                The Company and the Subsidiary Guarantors (on a joint and several basis) shall indemnify the Indenture Trustee and the Agents against any and all losses, liabilities or expenses incurred by them arising out of or in connection with the acceptance or administration of their duties under this Indenture, the Notes or the Security Documents, except, in the case of the Indenture Trustee or any Agent, any such loss, liability or expense as may be attributable to the negligence or bad faith of the Indenture Trustee or such Agent, as the case may be. The Indenture Trustee or any Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee or such Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Indenture Trustee shall cooperate in the defense. The Indenture Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                The obligations of the Company under this Section 7.07 shall survive the resignation and removal of the Indenture Trustee and the satisfaction and discharge of this Indenture.

                To secure the Company's payment obligations in this Section, the Indenture Trustee and the Agents shall have a Lien prior to the Notes on all money or property held or collected by the Indenture Trustee or the Agents, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge or termination of this Indenture (including any termination under any Bankruptcy
Law) or the resignation or removal of any Agent or the Indenture Trustee, as the case may be.

                When the Indenture Trustee or any Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                Section 7.08    Replacement of Indenture Trustee.

                A resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee shall become effective only upon the successor Indenture Trustee's acceptance of appointment as provided in this Section.

                The Indenture Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and the Company in writing. The Company may remove the Indenture Trustee if:

                        (a)     the Indenture Trustee fails to comply with
Section 7.10;

                        (b) the Indenture Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Indenture Trustee under any Bankruptcy Law;

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                        (c)     a Custodian or public officer takes charge of
the Indenture Trustee or its property; or

                        (d) the Indenture Trustee becomes incapable of acting,

                If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason, the Company shall promptly appoint a successor Indenture Trustee. Within one year after the successor Indenture Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Indenture Trustee to replace the successor Indenture Trustee appointed by the Company.

                If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

                If the Indenture Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

                A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Company. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee, provided all sums owing to the Indenture Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Indenture Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 shall continue for the benefit of the retiring Indenture Trustee.

                Section 7.09    Successor Indenture Trustee by Merger, etc.

                If the Indenture Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Indenture Trustee.

                Section 7.10    Eligibility; Disqualification.

                There shall at all times be an Indenture Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trust powers, shall be subject to supervision or examination by Federal or state authority and shall have

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a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

                This Indenture shall always have an Indenture Trustee which satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Indenture Trustee is subject to TIA Section 310(b).

                Section 7.11    Preferential Collection of Claims Against
Company.

                The Indenture Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                Section 7.12    Appointment of Co-Trustee or Separate Trustee.

                Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction the Indenture Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act (at the expense of the Company) as co-trustee or co-trustees, jointly with the Indenture Trustee, or to act as separate trustee or separate trustees, and to vest in such Person or Persons, in such capacity, such title to the property of the Trust, or any part thereof, and, subject to the other provisions of this Section 7.12, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Indenture Trustee of its responsibilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section
7.09 hereunder and no notice to Holders of Notes of the appointment of co-trustee(s) or separate trustee(s) shall be required hereunder.

                In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 7.12, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the property of the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Indenture Trustee.

                No trustee under this Indenture shall be personally liable by reason of any act or omission of any other trustee under this Indenture, unless such act or omission results from the negligence or willful misconduct of such trustee. The Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

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                Any notice, request or other writing given to the Indenture
Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 7. Every such instrument shall be filed with the Indenture Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.

                Any separate trustee or co-trustee may, at any time, constitute the Indenture Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. The appointment of a co-trustee or separate trustee shall not relieve the Indenture Trustee of its duties hereunder.

                                    ARTICLE 8

                           SATISFACTION AND DISCHARGE

                Section 8.01    Satisfaction and Discharge of Indenture.

                This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Indenture Trustee, on demand of and at the expense of the Company, shall execute instruments in form and substance satisfactory to the Indenture Trustee and the Company acknowledging satisfaction and discharge of this Indenture, when

                        (1)     either

                                (A) all Notes theretofore authenticated and issued (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in
                Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Indenture Trustee or discharged from such trust, as provided in Section 2.04) have been delivered to the Indenture Trustee for cancellation; or

                                (B) all such Notes not theretofore delivered to the Indenture Trustee for cancellation

                                (i)     have become due and payable; or

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                                (ii)    will become due and payable within one
                year,

                and the Company, in the case of (B)(i) or (ii) above, has deposited or caused to be deposited with the Indenture Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to maturity ( in the case of Notes which have not become due and payable) together with irrevocable instructions from the Company directing the Indenture Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                                        (1)     the Company has paid or caused
                to be paid all other sums payable hereunder by the Company; and

                                        (2)     the Company has delivered to the
                Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Indenture Trustee and the Agents under Section 7.07, and, if money shall have been deposited with the Indenture Trustee pursuant to subclause (B) of clause (1) of this Section 8.01, the obligations of the Indenture Trustee under Section 8.02 shall survive.

                Section 8.02    Application of Monies for Satisfaction and
Discharge.

                All money deposited with the Indenture Trustee pursuant to
Section 8.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Indenture Trustee.

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

                Section 9.01    Without Consent of Holders of Notes.

                Notwithstanding Section 9.02 of this Indenture, from time to time, the Company, the Subsidiary Guarantors and the Indenture Trustee, without the consent of the Holders of the Notes, may amend this Indenture or any Security Document for the following purposes, so long as such change does not adversely affect the rights of any of the Holders (the Indenture Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel that such

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

change does not adversely affect the rights of any Holder, in executing any supplemental indenture):

                        (a)     to cure any ambiguity, defect or inconsistency;

                        (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                        (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5;

                        (d) to execute and deliver any documents necessary or appropriate to release Liens on the Collateral as permitted by Section 10.03;

                        (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

                        (f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

                        (g) to add additional Subsidiary Guarantors with respect to the Notes.

                Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture or Security Document, and upon receipt by the Indenture Trustee of the documents described in Section 9.06, the Indenture Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental Indenture or Security Document authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Indenture Trustee shall not be obligated to enter into such amended or supplemental Indenture or Security Document which adversely affects its own rights, duties or immunities under this Indenture or otherwise.

                Section 9.02    With Consent of Holders of Notes.

                The Company, the Subsidiary Guarantors and the Indenture Trustee may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees or any Security Document with the written consent of the Holders of Notes of not less than a majority in aggregate principal amount of the Notes then outstanding, and any existing Default and its consequences or compliance with any provision of this Indenture, the Notes, the Subsidiary Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.


                Notwithstanding anything to the contrary in this Indenture, an amendment pursuant to the final two sentences of clause (b) of Section 4.22 will require the written


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consent only of Holders of not less than a majority in aggregate principal amount of the Notes then outstanding.


                Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture or Security Document, and upon the filing with the Indenture Trustee of evidence satisfactory to the Indenture Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Indenture Trustee of the documents described in Section 9.06, the Indenture Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental Indenture or Security Document unless such amended or supplemental Indenture affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Indenture Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such amended notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company or any Subsidiary Guarantor with any provision of this Indenture, the Notes, the Subsidiary Guarantees or any Security Document. However, without the consent of each Holder affected thereby, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes):

                        (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                        (b) reduce the principal of or change or have the effect of changing the fixed maturity of any Note or change the date on which any Note may be subject to redemption or repurchase, or reduce the redemption or repurchase price thereof;

                        (c) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

                        (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default relating solely to the principal or interest that has become due solely because of the acceleration);

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

                        (e) make any Note payable in money other than that stated in the Notes;

                        (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes on or after the due date thereof or to bring suit to enforce such payment;

                        (g) waive a redemption payment with respect to any Note (other than a payment required by Section 4.18);

                        (h) make any change in the amendment and waiver provisions set forth in Section 9.02; or

                        (i) directly or indirectly release Liens on all or substantially all of the Collateral, except as permitted by the Security Documents.

                Without the consent of Holders of not less than 90% in aggregate principal amount of the Notes then outstanding, an amendment or waiver may not:

                        (x) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto;

                        (y) amend, change or modify in any material respect the provisions of Section 6.02 or Section 6.03 of this Indenture with respect to the triggering of a Mandatory Sale Process, or the Mandatory Sale Process to be followed in such event in accordance with the provisions of the Mandatory Sale Process Agreement; or

                        (z) amend, change or modify in any material respect the restrictions on transfer of the Notes separate from the Convertible Notes and the Initial Shares set forth in the Notes, the Convertible Notes, this Indenture and the Convertible Notes Indenture, otherwise than as set forth herein and therein.

                Section 9.03    Compliance with Trust Indenture Act.

                Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

                Section 9.04    Revocation and Effect of Consents.

                Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the

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

consent as to its Note if the Indenture Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

                The Company may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Indenture Trustee prior to such solicitation pursuant to Section 2.05 or (ii) such other date as the Company shall designate.

                Section 9.05    Notation on or Exchange of Notes.

                The Indenture Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Indenture Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                Section 9.06    Indenture Trustee to Sign Amendments, etc.

                The Indenture Trustee shall sign any amendment or supplement to the Indenture, the Notes, the Subsidiary Guarantee or the Security Documents authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Indenture Trustee. If it does, the Indenture Trustee may but need not sign it. In signing such amendment the Indenture Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                   ARTICLE 10

                             COLLATERAL AND SECURITY

                Section 10.01   Security Documents.


                The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at the Stated Maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company and the Subsidiary Guarantors to the Holders of Notes or the Indenture Trustee under this Indenture and the Subsidiary Guarantees with respect to the Notes, and the Notes, according to the terms hereunder or


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


thereunder, shall be secured as provided in the Security Documents, which the Company, the Subsidiary Guarantors and the Indenture Trustee have entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and Article 9 hereof, and authorizes and directs the Indenture Trustee, in its capacity as Collateral Agent, to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Indenture Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the next sentence of this
Section 10.01, to assure and confirm to the Indenture Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture with respect to, and of, the Notes, according to the intent and purposes herein expressed. The Company shall take, and shall cause the Restricted Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain (to the extent possible under applicable law), as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Indenture Trustee and the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens. Notwithstanding the foregoing, if the Company complies with the provisions of the final two sentences of clause (b) of Section 4.22 and, in accordance with such provisions, it is not required to register the Open Pledge of Commercial Establishment Agreements, it shall not be deemed in violation of this Section 10.01 with respect to failure to register the Open Pledge of Commercial Establishment Agreements with Colombian governmental authorities.


                Section 10.02   Recording and Opinions.

                        (a) The Company shall furnish to the Indenture Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective and perfect the Lien intended to be created by the Security Documents, and reciting with respect to the security interests in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.


                        (b) The Company shall furnish to the Collateral Agent and the Indenture Trustee on the date hereof, and on each February 13 thereafter, an Opinion of Counsel, dated as of such date, either (i) stating that (A) in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain and perfect the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve, perfect and protect, to the extent such protection, perfection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent hereunder and under the Security Documents with respect to the security interests in the Collateral or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain and perfect such Lien and assignment.


                Section 10.03   Release of Collateral.


                        (a)     Subject to subsections (b), (c) and (d) of this
Section 10.03, Collateral may be released from the Lien and security interest created by the Security Documents only in accordance with the provisions of the Security Documents or as provided hereby. Upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder and under the Security Documents have been met (upon which the Indenture Trustee or a Collateral Agent, without further investigation, may conclusively rely) and specifying (1) the identity of the Collateral to be released and (2) the provision of this Indenture which authorizes such release, and without the consent of any Holder of the Notes, the Company and the Subsidiary Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:


                                (i)     to enable the Company or any Subsidiary
Guarantor to consummate any sale, lease, conveyance or other disposition of any assets or rights permitted or not prohibited under Section 4.12 hereof; provided, all terms and conditions of Section 4.12 are complied with;


                                (ii)    in respect of assets included in the
Collateral with a fair value, as determined in good faith by the Board of Directors of the Company and set forth in a Board Resolution, of up to $1.0 million in any calendar year, subject to a cumulative carryover for any amount not used in any prior calendar year; or


                                (iii)   pursuant to an amendment, waiver or
supplement pursuant to Article 9 hereof.

                Upon receipt of such Officers' Certificate, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release prepared by the Company to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

                        (b) No Collateral may be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents, other than pursuant to the terms thereof, unless there shall have been

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

delivered to the Collateral Agent the certificate required by Section 10.03(d) and Section 10.04.

                        (c) At any time when a Default or an Event of Default shall have occurred and be continuing and the maturity of the Notes issued on the Issue Date shall have been accelerated (whether by declaration or otherwise), no Collateral shall be released pursuant to the provisions of the Security Documents, and no release of Collateral in contravention of this
Section 10.03(c) shall be effective as against the Holders of Notes, except pursuant to the provisions of the Security Documents.

                        (d) The release of any Collateral from the Liens and security interests created by this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof and the Security Documents. To the extent applicable, the Company shall cause TIA Section 314(d) and 313(b) relating to the release of property or securities from the Lien and security interest of the Security Documents to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.

                Section 10.04   Certificates of the Company.

                The Company shall furnish to the Indenture Trustee and the Collateral Agent, prior to any proposed release of Collateral pursuant to the express terms of the Security Documents, (i) all documents required by Section 314(d) of the TIA and (ii) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by Section 314(d) of the TIA. The Indenture Trustee may, to the extent permitted by Sections 7.01 and 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

                Section 10.05   Certificates of the Indenture Trustee.

                In the event that the Company wishes to release Collateral in accordance with the Security Documents at a time when the Indenture Trustee is not itself also the Collateral Agent and has delivered the certificates and documents required by the Security Documents and Sections 10.03 and 10.04 hereof, the Indenture Trustee will determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04(ii), will deliver a certificate to the Collateral Agent setting forth such determination.

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

                Section 10.06 Authorization of Actions to be Taken by the Indenture Trustee Under the Security Documents.

                Subject to the provisions of Section 7.01 and 7.02 and the Mandatory Sale Process, the Indenture Trustee may, without the consent of the Holders of Notes, on behalf of the Holders of Notes, direct the Collateral Agent to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Indenture Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Indenture Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Indenture Trustee).

                Section 10.07 Authorization of Receipt of Funds by the Indenture Trustee Under the Security Documents.

                The Indenture Trustee is authorized to receive any funds for the benefit of the Holders of Notes disbursed under the Security Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

                Section 10.08   Termination of Security Interest.

                Upon the payment in full of all Obligations of the Company under this Indenture and the Notes, the Indenture Trustee and the Collateral Agent (if other than the Indenture Trustee) shall, at the written request and cost of the Company, release the Liens pursuant to this Indenture and the Security Documents upon the Company's compliance with the provisions of the TIA pertaining to release of collateral.

                Section 10.09   Collateral Agent.

                        (a) The Trustee shall act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The

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Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

                        (b) The Trustee, as Collateral Agent, is authorized and directed to (i) enter into the Security Documents (ii) bind the Holders of Notes on the terms as set forth therein and (iii) perform and observe its obligations under the Security Documents.


                        (c)     The Collateral Agent's duties and
responsibilities hereunder shall be determined solely by the express provisions of this Indenture, and no further duties or responsibilities shall be implied. The Collateral Agent makes no representation and has no responsibility as to the validity of this Indenture or of any other instruments referred to herein, or as to the correctness of any statement contained herein.

                        (d) The Collateral Agent may consult with legal counsel selected by it, and it shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of such counsel.

                        (e) The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.

                        (f) The Collateral Agent shall not be required to use its own funds in the performance of its obligations or duties, or in exercise of any rights or powers, and shall not be required to take any action which, in the Collateral Agent's sole judgment, could involve it in expense or liability unless furnished with security and indemnity which the Collateral Agent deems in its sole discretion, to be satisfactory.

                        (g) Anything in this Indenture or the Security Documents to the contrary notwithstanding, in no event shall the Collateral Agent be liable under or in connection with this Indenture or the Security Documents for indirect, special, incidental or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent and regardless of the form of action.

                        (h) The agreements set forth in this Section 10.09 shall survive the resignation or removal of the Collateral Agent, the termination of this Indenture and the release of all Collateral hereunder.


                                   ARTICLE 11

                                  SINKING FUND

                Section 11.01   Sinking Fund Payments.


                As and for a sinking fund for the retirement of the Notes, the Company


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shall, unless all the Notes are already paid or payment thereof provided for, deposit in accordance with Section 3.05 on the dates set forth below (each such date being hereinafter referred to as a "Sinking Fund Payment Date"), an amount in cash sufficient to prepay on such Sinking Fund Payment Date the principal amount of Notes set forth opposite such date (the "Scheduled Amount"), subject to reduction as provided in this Section 11.01. The Scheduled Amount for the First Sinking Fund Payment Date shall be reduced (but not below zero) by the principal amount of Notes prepaid on or prior to the First Sinking Fund Payment Date under Section 3.08. The Scheduled Amount for the Second Sinking Fund Payment Date shall be reduced (but not below zero) by the principal amount of Notes prepaid on or prior to the Second Sinking Fund Payment Date under Section
3.08 and not applied to reduce the Scheduled Amount for the First Sinking Fund Payment Date. The Scheduled Amount for the Third Sinking Fund Payment Date shall be reduced by the principal amount of Notes prepaid on or prior to the Third Sinking Fund Payment Date under Section 3.08 and not applied to reduce the Scheduled Amount for the First Sinking Fund Payment Date or the Second Sinking Fund Payment Date. Each such sinking fund payment shall be applied to the prepayment of Notes on such Sinking Fund Payment Date.

Date                                             Principal Amount of Notes
----                                             -------------------------
December 31, 2005.....................................  $  7,500,000
December 31, 2006.....................................  $ 15,000,000
December 31, 2007.....................................  $ 15,000,000


                Section 11.02   Intentionally Omitted.


                Section 11.03   Prepayments of Notes and Sinking Fund Payments.


                Not less than 60 days prior to each Sinking Fund Payment Date for the Notes, the Company will deliver to the Indenture Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment, which must be satisfied by payment of cash only. Such Officers' Certificate shall be irrevocable, and upon its delivery the Company shall be obligated to make the payment on or before the succeeding Sinking Fund Payment Date.


                Any sinking fund payment or payments plus any unused balance of any preceding sinking fund payments made shall be applied by the Indenture Trustee on the Sinking Fund Payment Date on which such payment is made (or, if such payment is made before a Sinking Fund Payment Date, on the Sinking Fund Payment Date immediately following the date of such payment) to the prepayment of Notes. Any sinking fund moneys not so applied or allocated by the Trustee shall be applied in accordance with the provisions of this Section 11.03. Any and all sinking fund moneys held by the Indenture Trustee on the last Sinking Fund Payment Date and not held for the payment or prepayment of Notes shall be applied by the Indenture Trustee, together with other


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


moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Notes at maturity. Notice of the prepayment of Notes shall be given in the manner provided in Section 3.03. Such notice having been duly given, the prepayment of such Notes shall be made upon the terms and in the manner stated in Article 3. Prior to 10:00 a.m. New York City time on each Sinking Fund Payment Date, the Company shall pay to the Indenture Trustee in cash a sum equal to the principal amount of Notes to be prepaid on such Sinking Fund Payment Date pursuant to this Section 11.03.

                Neither the Indenture Trustee nor the Company shall prepay any Notes with sinking fund moneys or mail any notice of prepayment of Notes by operation of the sinking fund during the continuance of a Default in payment of interest, if any, on any Notes or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to the Notes, except that if the notice of prepayment shall have been provided in accordance with the provisions hereof, the Indenture Trustee shall prepay Notes if cash sufficient for that purpose shall be deposited with the Indenture Trustee for that purpose in accordance with the terms of this Article 11. Except as aforesaid, any moneys in the sinking fund when any such Default or Event of Default shall occur and any moneys thereafter paid into the sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of the Notes; provided, however, that in case such Default or Event of Default shall have been cured or waived, such moneys shall thereafter be applied on the next Sinking Fund Payment Date for the Notes on which such moneys may be applied pursuant to the provisions of this Section 11.03.


                                   ARTICLE 12

                               GUARANTEE OF NOTES

                Section 12.01   Subsidiary Guarantee.

                        (a) Subject to the provisions of this Article 12, each Subsidiary Guarantor hereby jointly and severally and unconditionally guarantees to each Holder and to the Indenture Trustee, on behalf of itself and the Holders, (i) the full and punctual payment of the principal of, and premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration, by redemption or otherwise, the due and punctual payment of interest on the overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company with respect to the Notes to the Holders or the Indenture Trustee, all in accordance with the terms of such Notes and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations with respect to the Notes, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise. Each Subsidiary Guarantor, by execution of the Subsidiary Guarantee, agrees that its obligations thereunder and hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such

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

Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Indenture Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety of such Subsidiary Guarantor.


                        (b) Each Subsidiary Guarantor, by execution of the Subsidiary Guarantee, waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that the Subsidiary Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 8.01 hereof. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Indenture Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Indenture Trustee for the Obligations with respect to the Notes or any of them; (e) the failure of any Holder or Indenture Trustee to exercise any right or remedy against any other Subsidiary Guarantor of the Obligations with respect to the Notes; or (f) any change in the ownership of such Subsidiary Guarantor, except as provided in Section 12.04. If any Holder or the Indenture Trustee is required by any court or otherwise to return to the Company or any Subsidiary Guarantor or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid by either the Company or any Subsidiary Guarantor to the Holder or Indenture Trustee, each Subsidiary Guarantor's Subsidiary Guarantee, to the extent therefor discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Indenture Trustee, on the other hand,
(i) the maturity of the Obligations guaranteed by the Subsidiary Guarantee may be accelerated as provided in Article 6 hereof for the purposes of the Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Subsidiary Guarantee. The Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Indenture Trustee shall promptly make a demand for payment on the Notes under the Subsidiary Guarantee provided for in this Article 12 and not discharged. Failure to make such demand shall not


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


affect the validity or enforceability of the Subsidiary Guarantee upon any Subsidiary Guarantor.


                        (c) A Subsidiary Guarantee shall not be valid or become obligatory for any purpose with respect to a Note unless the certificate of authentication on such Note shall have been signed by or on behalf of the Indenture Trustee.

                        (d) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorney's fees) incurred by the Indenture Trustee or any Holder in enforcing any rights under this section.

                Section 12.02   Execution and Delivery of Subsidiary
Guarantees.

                        (a) To evidence the Subsidiary Guarantee set forth in this Article 12, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee shall be placed on each Note authenticated and made available for delivery by the Indenture Trustee and that this Subsidiary Guarantee shall be executed on behalf of each Subsidiary Guarantor by the manual or facsimile signature of an Officer of each Subsidiary Guarantor.

                        (b) Each Subsidiary Guarantor hereby agrees that the Subsidiary Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                        (c) If an Officer of a Subsidiary Guarantor whose signature is on the Subsidiary Guarantee no longer holds that office at the time the Indenture Trustee authenticates the Note on which the Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                        (d) The delivery of any Note by the Indenture Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

                Section 12.03   Limitation of Subsidiary Guarantee.

                The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance, fraudulent transfer or other wrongful act with respect to the Company's creditors under applicable law.

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

                Section 12.04   Release of Subsidiary Guarantor.

                        (a) No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, whether or not affiliated with such Subsidiary Guarantor, unless (i) subject to the provisions of paragraph (b) below, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) such transaction is in compliance with this Indenture, including, without limitation, Section 5.01.

                        (b) A Subsidiary Guarantor shall be released from all of its obligations under its Subsidiary Guarantee if:

                                (i)     the Subsidiary Guarantor has sold all or
substantially all of its assets to a third party or an Unrestricted Subsidiary or the Company and its Subsidiaries have sold all of the Capital Stock of the Subsidiary Guarantor owned by them, in each case in a transaction in compliance with this Indenture; or

                                (ii)    the Subsidiary Guarantor merges with or
into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Subsidiary Guarantor in a transaction in compliance with this Indenture;


and in each such case, the Company has delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 12.


                Section 12.05   Additional Subsidiary Guarantors.

                The Company covenants and agrees that it will cause any Person which becomes obligated to Guarantee the Notes, pursuant to the terms of this Indenture, including, without limitation, Section 4.15 and Section 12.04 hereof, to promptly execute and deliver to the Indenture Trustee a supplemental indenture substantially in the form of Exhibit I hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 12 and shall Guarantee the Obligations with respect to the Notes. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Indenture Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether

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

considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

ARTICLE 13

                                  MISCELLANEOUS

                Section 13.01   Trust Indenture Act Controls.

                If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

                Section 13.02   Notices.

                Any notice or communication by the Company or the Indenture Trustee to the other is duly given if in writing and delivered in Person, by telex, facsimile or overnight air courier guaranteeing next day delivery, to the other's address:

                If to the Company or any Subsidiary Guarantor, to:


                Transtel S.A.
                Calle 15, No. 32-591
                Autopista Cali - Yumbo, Km 2
                Cali, Colombia
                Facsimile No.: (572) 680-9000
                Attention: Guillermo Lopez, President


                If to the Indenture Trustee:

                HSBC Bank USA
                452 Fifth Avenue
                New York, New York  10018
                Facsimile No.: (212) 525-1300
                Attention: Issuer Services - Transtel

                The Company or the Indenture Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

                All notices and communications hereunder shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when answered back, if telexed; when receipt acknowledged, if sent by facsimile; and upon acknowledgment of receipt by the recipient thereof, if sent by overnight air courier.

                Any notice or notification to a Holder of a Note shall be given by overnight air courier guaranteeing next day delivery or by hand to its address shown on the register kept by the Registrar. Any notice or communication shall also be so delivered to any Person described in TIA Section 313(c), to the extent required by the TIA.

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

Failure to deliver a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.


                If the Company delivers a notice or communication to Holders of Notes, it shall deliver a copy to the Indenture Trustee and each Agent at the same time and in addition, for so long as all of the outstanding Notes are held by the Unit Agent, a copy to each of the holders of Units, the names and addresses of whom shall be provided to the Company by the Unit Agent upon request in accordance with the Unit Agreement.


                All notices and communications hereunder shall be in English or accompanied by an English translation.

                Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

                Holders of the Notes may communicate pursuant to TIA Section 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Indenture Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                Section 13.04   Certificate and Opinion as to Conditions
Precedent.

                Upon any request or application by the Company to the Indenture Trustee or any Agent to take any action under this Indenture, the Company shall furnish to the Indenture Trustee or such Agent:

                        (a) an Officers' Certificate in form and substance reasonably satisfactory to the Indenture Trustee or such Agent (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                        (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Indenture Trustee or such Agent (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                Section 13.05   Statements Required in Certificate or Opinion.

                Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                        (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                        (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

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

                        (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                        (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

                Section 13.06   Rules by Indenture Trustee and Agents.

                The Indenture Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                Section 13.07 No Personal Liability of Partners, Directors, Officers, Employees and Stockholders.

                Except as expressly provided in the Security Documents, no director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                Section 13.08   Governing Law; Submission to Jurisdiction.

                THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR U.S. FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, NEW YORK, U.S.A., IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.


                The Company has appointed CT Corporation Systems, Inc., 111 Eighth Avenue, New York, New York 10011, as its authorized agent ("Authorized Agent") to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any legal suit, action or proceeding arising out of or relating to this Indenture or the Notes which may be instituted in any federal or state court sitting in The City of New York, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable for a period of three years from the Stated Maturity of the Notes. Such service may be made by delivering a copy of such process to the Company in care of the Authorized Agent at the address specified above for the Authorized Agent and obtaining a receipt therefor, and the Company hereby irrevocably authorizes and directs such Authorized Agent to accept such service on its behalf. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such Authorized Agent in full force and effect. If the Authorized Agent shall cease to act as the Company's agent in The City of New York for service of process, the Company shall appoint without delay another such agent and notify the Indenture Trustee of such appointment.


                To the extent that the Company or any of its revenues, assets or properties shall be entitled, with respect to any proceeding at any time brought against the Company or any of its revenues, assets or properties or with respect to any suit, action or proceeding at any time brought for the purpose of enforcing or executing any judgment in any jurisdiction in which any specified court or other court is located, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, to the extent of such immunity, the Company irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States).

                Section 13.09   No Adverse Interpretation of Other Agreements.

                This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                Section 13.10   Successors.

                All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Indenture Trustee in this Indenture shall bind its successor.

                Section 13.11   Severability.

                In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                Section 13.12   Counterpart Originals.

                The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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

                Section 13.13   Table of Contents, Headings, etc.

                The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.


                                        TRANSTEL S.A.

                                        By:
                                           -------------------------------------
                                           Name:  Guillermo O. Lopez
                                           Title: President and Chief Executive
                                                  Officer


                                        HSBC BANK USA, as Indenture Trustee

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        TELEFONOS DE PALMIRA S.A. E.S.P.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        CAUCATEL S.A. E.S.P.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        TELEFONOS DE CARTAGO S.A. E.S.P.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        EMPRESA DE TELEFONOS DE
                                        JAMUNDI S.A. E.S.P.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        BUGATEL S.A. E.S.P.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        TELEGIRARDOT S.A. E.S.P.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        UNITEL S.A. E.S.P.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        MORRIS LEASE ASSET I LTD.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A

                                                          CUSIP No.: ___________

THE NOTES EVIDENCED BY THIS CERTIFICATE ARE ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 ORIGINAL PRINCIPAL AMOUNT OF THE 12 1/2% SENIOR SECURED CONVERTIBLE NOTES DUE 2008 (THE "NOTES") OF TRANSTEL S.A. (CUSIP NO. [ ]), $204 INITIAL ACCRETED VALUE OF THE SUBORDINATED CONVERTIBLE NOTES DUE 2008 (THE "CONVERTIBLE NOTES") OF TRANSTEL S.A. (CUSIP NO. [ ]) AND 1 (ONE) SHARES TRUST CERTIFICATE (REPRESENTING OWNERSHIP INTERESTS IN, AMONG OTHER ASSETS, SHARES OF THE COMMON STOCK OF TRANSTEL S.A.) (THE "SHARES TRUST CERTIFICATE"). WITHOUT THE CONSENT OF THE HOLDERS OF AT LEAST 90% OF THE OUTSTANDING NOTES (AS CERTIFIED IN AN OFFICERS' CERTIFICATE DELIVERED TO THE INDENTURE TRUSTEE), THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE CONVERTIBLE NOTES AND SHARES TRUST CERTIFICATES, PRIOR TO A PURCHASE OF SENIOR NOTES IN CONNECTION WITH AN OFFER TO PURCHASE (AS DEFINED IN THE SENIOR NOTES INDENTURE) UPON A CHANGE OF CONTROL (AS DEFINED IN THE SENIOR NOTES INDENTURE).

UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ANY ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS NOTE. HOLDERS SHOULD CONTACT THE PRESIDENT OF THE COMPANY AT THE OFFICE OF THE COMPANY, CALLE 15, NO. 32-591, AUTOPISTA CALI - YUMBO, KM 2, CALI, COLOMBIA, FACSIMILE NO.: (572) 680-9000.

[If Restricted Securities, insert: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS ACQUIRING SUCH SECURITY PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. IT AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY THE HOLDER SHALL PRIOR TO SUCH TRANSFER, FURNISH TO THE INDENTURE TRUSTEE AND THE ISSUER

SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION REQUIRED PURSUANT TO THE INDENTURE AND SUCH OTHER ITEMS AS MAY BE REASONABLY REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

                                  TRANSTEL S.A.

                12 1/2% SENIOR SECURED CONVERTIBLE NOTE DUE 2008

No. ______

                TRANSTEL S.A., a sociedad anonima organized under the laws of the Republic of Colombia (the "Company," which term includes any successor entity), for value received promises to pay to _________or its registered assigns, the principal sum of ___________ Dollars, on December 31, 2008.

                Interest Payment Dates: March 31, June 30, September 30 and December 31

                Record Dates (whether or not a Business Day): March 15, June 15, September 15 and December 15

                Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                [The following legend to be placed on each Global Note:

                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.]

                IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted herein.

                                             TRANSTEL S.A.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

Dated: ______ __, ____

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the 12 1/2% Senior Secured Convertible Notes due 2008 referred to in the within-mentioned Indenture.

                                             HSBC Bank USA, as Indenture Trustee

                                             By:
                                                 -------------------------------
                                                 Authorized Officer

                              (REVERSE OF SECURITY)

                12 1/2% Senior Secured Convertible Note due 2008

                1. Interest. The Company promises to pay interest on the principal amount of this Note at the rate of twelve-and-a-half percent (12 1/2%) per annum.

                Interest on the Notes will accrue on the unpaid principal amount thereof from the most recent date on which interest has been paid or, if no interest has been paid, from February 13, 2004. The Company will pay interest quarterly in arrears on each Interest Payment Date, commencing March 31, 2004. Interest will be computed on the basis of a 360-year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed. The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum, to the extent lawful.

                2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                3. Registrar and Paying Agent. Initially, HSBC Bank USA will act as Paying Agent and Registrar. The Company may change any Registrar or Paying Agent without notice to the Holders.

                4. Indenture. The Company issued the Notes under an Indenture, dated as of February 13, 2004 (the "Indenture"), among the Company, the Subsidiary Guarantors party hereto and HSBC Bank USA, as Indenture Trustee (the "Indenture Trustee"). This Note is one of a duly authorized issue of Notes of the Company designated as its 12 1/2% Senior Secured Convertible Notes due 2008 (the "Notes"). The Notes are limited in aggregate principal amount to $152,086,000, except as otherwise provided in the Indenture. The Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (Section)(Section) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them.

                5. Optional Redemption or Prepayment. From and after the Issue Date, the Notes will be subject to redemption at the option of the Company, in whole at any time or in part only following the Separability Date, or to prepayment at the option of the Company at any time, in aggregate principal or prepayment amounts of not less than $500,000 at any one time, at a redemption or prepayment price of 100% (expressed as a percentage of original principal amount) plus accrued and unpaid interest thereon in the case of redemption only to the applicable Redemption Date.

                6. Mandatory Prepayment. The Notes are subject to prepayment by operation of a Sinking Fund, as set forth in Article 11 of the Indenture. The Company is required to prepay $7,500,000 aggregate principal amount of the Notes in this manner on December 31, 2005 and $15,000,000 aggregate principal amount of the Notes in this manner on each of December 31, 2006 and December 31, 2007, in accordance with the procedures set forth in the Indenture. In addition, from and after the Issue Date, under certain circumstances, to the extent that an amount equal to or more than $115,000,000 original principal amount of Notes remains outstanding and the Company has Consolidated Excess Cash Flow in excess of $200,000, as defined in the Indenture, as of the end of any fiscal quarter, the Notes will be subject to prepayment on the Interest Payment Date for the immediately following fiscal quarter in a principal amount of Notes which is equal to 100% of such Consolidated Excess Cash Flow. From and after the Issue Date, under certain circumstances, to the extent that an amount less than $115,000,000 original principal amount of Notes remains outstanding and the Company has Consolidated Excess Cash Flow in excess of $200,000, as defined in the Indenture, as of the end of any fiscal quarter, the Notes will be subject to prepayment on the Interest Payment Date for the immediately following fiscal quarter in a principal amount of Notes which is equal to 70% of such Consolidated Excess Cash Flow; the remaining 30% of such Consolidated Excess Cash Flow as of the end of any fiscal quarter may be applied to pay for certain Capital Expenditures and to pay and/or prepay certain Subsidiary DIAN Debt, as specified in the Indenture. To the extent in any given fiscal year the Company would otherwise be permitted to make payments pursuant to the preceding sentence that in the aggregate total more than $1.0 million, any such amounts shall instead be applied to prepay Notes.

                7. Notice of Redemption or Prepayment. Notice of redemption or prepayment will be mailed at least 30 days but not more than 60 days before the Redemption Date or Prepayment Date to each Holder of Notes to be redeemed or prepaid at such Holder's registered address.

                Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of such redemption price plus accrued interest, if any.

                8. Offers to Purchase. Section 4.18 of the Indenture provides that, upon the occurrence of a Change of Control (as defined in the Indenture), the Company will make an offer to purchase the Notes in accordance with the procedures set forth in the Indenture.

                9. Subsidiary Guarantee. The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Subsidiary Guarantors to the extent as set forth in the Indenture.

                10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 original principal amount and integral multiples of $1,000 original principal amount. Without the consent of the holders of at least 90% of the outstanding Notes (as certified in an Officers' Certificate delivered to the Indenture Trustee), until the earlier to occur of (i) the payment in full of all Obligations (as defined in the Senior Notes Indenture) of the Senior Notes and (ii) a purchase of Senior Notes in connection with an Offer to Purchase (as defined in the Senior Notes Indenture) upon a Change of Control (as defined in the Senior Notes Indenture), the Notes may not be transferred or exchanged separately from, but may be transferred or exchanged only together with, the Convertible Notes and Shares Trust Certificates. The Registrar shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not resister the transfer of or exchange of any Notes or portions thereof subject to redemption.

                11. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years after such principal or interest has become due and payable, the Indenture Trustee and the Paying Agent will pay such money back to the Company. After that, all liability of the Indenture Trustee and such Paying Agent with respect to such money shall cease.

                13. Discharge on a Redemption Date or the Stated Maturity. If on a Redemption Date or the Stated Maturity of the Notes the Paying Agent holds U.S. Legal Tender or U.S. Government Securities sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of the Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

                14. Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among, other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article 5 of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

                15. Collateral and Security. The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at the Stated Maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Indenture Trustee under the Indenture and the Notes, shall be secured as provided in the Security Documents which the Company, the Guarantors and the Indenture Trustee entered into simultaneously with the execution of the Indenture.

                16. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, make certain Investments, incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, issue Preferred Stock of its Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Indenture Trustee on compliance with such limitations.

                17. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

                18. Defaults and Remedies. If an Event of Default occurs and is continuing, the Indenture Trustee or the Holders of not less than 40% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Indenture Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Indenture Trustee in its exercise of any trust or power. The Indenture Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with
Article 5 of the

Indenture) if it determines that withholding notice is in their interest. Upon acceleration of the Notes, the Mandatory Sale Process shall ipso facto be triggered.

                19. Mandatory Conversion. This Note shall be converted into shares of Common Stock of the Company immediately prior to the closing of a Sale conducted in accordance with the Mandatory Sale Process Agreement, and subject to completion of such Sale and the distribution of the proceeds therefrom in accordance with the terms of such Mandatory Sale Process Agreement; in accordance with Article 6 of the Indenture.

                20. Indenture Trustee Dealings with Company. The Indenture Trustee under the Indenture, in its individual or an other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Indenture Trustee.

                21. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                22. Authentication. This Note shall not be valid until the Indenture Trustee or Authentication Agent manually signs the certificate of authentication on this Note.

                23. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

                24. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

                25. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                26. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this
Note in larger type. Requests may be made to:

                Transtel S.A.
                Calle 15, No. 32-591
                Autopista Cali - Yumbo, Km 2
                Cali, Colombia
                Facsimile No.: (572) 680-9000

                Attention: Guillermo Lopez, President

                                 ASSIGNMENT FORM

                If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: _________________________  Signed: ____________________

                                        NOTICE: The signature to any endorsement hereon must correspond with the name as written upon the face of the Note in every particular, without alteration or enlargement or any change whatever.

                                        If the endorsement be executed by an
                                        attorney, executor, administrator,
                                        trustee or guardian, the person
                                        executing the endorsement must give his
                                        full title in such capacity and proper
                                        evidence of authority to act in such
                                        capacity, if not on file with the Note,
                                        must be forwarded with this Note.

                                        (Sign exactly as your name appears on
                                        the other side of this Note)

Signature guarantee: ______________________

                                        All endorsements or assignments of the
                                        Note must be guaranteed by an "eligible
                                        guarantor institution" (including, but
                                        not limited to, a New York Stock
                                        Exchange member firm or member of the
                                        Clearing House of the American Stock
                                        Exchange Clearing Corporation or by bank or trust company having an office or correspondent in The City of New York) meeting the requirements of the Indenture Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Indenture Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      [OPTION OF HOLDER TO ELECT PURCHASE]

                If you want to elect to have this Note purchased by the Company pursuant to Section 4.18 of the Indenture, check the box below:

                Section 4.18 [     ]

                If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.18 of the Indenture, state the amount you elect to have purchased:

$___________________

Dated: _____________                    ______________________________

                                        NOTICE: The signature to any endorsement hereon must correspond with the name as written upon the face of the Note in every particular, without alteration or enlargement or any change whatever.

                                        If the endorsement be executed by an
                                        attorney, executor, administrator,
                                        trustee or guardian, the person
                                        executing the endorsement must give his
                                        full title in such capacity and proper
                                        evidence of authority to act in such
                                        capacity, if not on file with the Note,
                                        must be forwarded with this Note.

Signature guarantee: ____________________________________

                                        All endorsements or assignments of the
                                        Note must be guaranteed by an "eligible
                                        guarantor institution" (including, but
                                        not limited to, a New York Stock
                                        Exchange member firm or member of the
                                        Clearing House of the American Stock
                                        Exchange Clearing Corporation or by bank or trust company having an office or correspondent in The City of New York) meeting the requirements of the Indenture Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Indenture Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                         PROMISSORY NOTE NO. [________]

Date and Place of Issuance: [Insert Information]
Value: [___________]
Maturity  Date: [____________]

The undersigned, [______________________], a company duly organized and existing under the laws of the Republic of Colombia, incorporated by Public Deed No. [___], dated [______], [_____],granted before the Public Notary No. [___________], domiciled in [__________] duly represented herein by [____________], duly authorized for the purposes hereof as evidenced in the minute of the meeting of the board of directors No. [_____], in accordance with the Certificate of Incorporation and Good Standing issued by the Chamber of Commerce of [______], hereby unconditionally, jointly, irrevocably and indivisibly promises to pay to the order of TRANSTEL S.A., a company organized and existing under the laws of the Republic of Colombia, domiciled in Yumbo, Valle del Cauca, Colombia ("Transtel"), or to the order of the legitimate holder of this Promissory Note, the principal sum of [____________] Dollars of the United States of America (USD$____________) which will by paid Colombian currency liquidated at the market exchange rate of the date of payment as certified by the Banking Superintendence. The principal will be paid in the following amounts and dates:

        .       December 31, 2005: [$______________]

        .       December 31, 2006: [$______________]

        .       December 31, 2007: [$______________]

        .       December 31, 2008: [$______________]

Over the principal sum, the Undersigned shall pay interests at the rate [__%], which will be paid in Colombian currency, liquidated at the market exchange rate of the payment date as certified by the Banking Superintendence. Interests will be paid on the dates set forth below:

[________________]

        In case the debtor incurs in late payment of the above mentioned sums, it shall pay delay payment interests on the overdue amounts at a delay interest rate of [____%] which will be paid in Colombian currency liquidated at the market exchange rate of the payment date.

        All payments hereunder, either of principal or interests, shall be made by wire transfer to the Trust Bank Account No. [___________] of Lloyds Trust S.A.

        [________________] waives the protest and the rejection notice in connection with this promissory note. In case payment of the amounts owed under this Promissory Notes is to be required by judicial collection proceedings, the Undersigned hereby agrees to pay costs of collection and reasonable attorney's fees in the event of default in the payment of this promissory note. In case the creditor decides for any reason to extra judicially require payment of the sums owed hereof, it shall borne the costs of collection and the attorney's fees.

        The holder of this Promissory Note will be entitled to require before the maturity date, judicially or extra judicially, full and immediate payment of the amounts owed hereunder upon the occurrence of any of the following events:
(i) lack of payment or late payment of any of the amounts owed hereunder as principal; (ii) lack of payment or late payment of the amounts owed hereunder as interests; (iii) in case [_______________] is sued for any reason or in case its assets are judicially persecuted or subject to attachments; (iv) in the event of an acceleration of the New Senior Notes issued by Transtel S.A. in accordance with the Indenture of the New Senior Notes executed by and between Transtel S.A. and the HSBC USA dated [_______], 2004; and (v) in the event [________] goes into liquidation proceedings or any other similar proceedings.

        The Undersigned shall pay or cause to be paid all present and future taxes, duties, fees and other charges of whatsoever nature, if any, now or at any time hereafter levied or imposed by the government of the Republic of Colombia or by any department, agency, political subdivision or taxing or other authority thereof or located therein, on or in connection with the payment of any and all amounts due under this promissory note, without deduction for or on account of any such taxes, duties, fees and other charges.

        In the event that one ore more provisions hereof are declared null, void or contrary to Colombian law, the remaining provisions shall continue in full force and effect.

        This promissory note is governed by the laws of the Republic of Colombia and will be subject to the jurisdiction of the Colombian courts and judges.

        IN WITNESS WHEREOF, this promissory note is executed and delivered on [_________] on [_______], 2004 with the intention to make it negotiable.

                                        [____________________]

                                        By:___________________________
                                        Name:_________________________
                                        Title:____________________ and Legal
                                              Representative

                                                                       EXHIBIT D

                                   SCHEDULE Z

                              OPEN PLEDGE OF SHARES
                                    AGREEMENT


                                     between


                                      SPV's

                                (the "Guarantor")

                                       and

                HSBC Bank USA in its capacity as Collateral Agent

                            (the "Collateral Agent")


                          Bogota D.C. , [     ], 2004


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                         Open Pledge of Shares Agreement

The undersigned,

(i) [SPV's], a company incorporated and dully existing according to the laws of [__], domiciled in [___], [__],represented herein by Guillermo Lopez Esquivel, identified as noted below his signature, acting in his capacity as Director and legal representative, dully authorized in order to execute this document, as evidenced in Schedule A, hereinafter the "Guarantor"; and

(ii) HSBC Bank USA, a commercial bank incorporated and dully functioning in accordance with the laws of the State of New York, United States of America, represented herein by [__], identified as noted below his signature, acting in his capacity as [__], as indicated in Schedule B, and who acts for the exclusive benefit of the holders of New Senior Notes, hereinafter the "Collateral Agent", and together with the Guarantor, the "Parties", hereby enter into this pledge of shares agreement (the "Pledge"), which shall be governed by Colombian law and by the provisions hereinafter set forth, and based on the following:

                                     Whereas

(i) The Guarantor is the owner of some ordinary shares in Transtel S.A., a Colombian company, domiciled in Yumbo, Valle del Cauca, organized under public deed number 3097 dated August 23, 1993 of the 14th Notarial Office of Cali, in accordance with the laws of Colombia (herein after "Transtel" or the "Company");

(ii) The Guarantor has accepted to guarantee the obligations contained in the the New Senior Notes Indenture;

(iii) The external and internal creditors of Transtel have negotiated, approved and subscribed, a restructuring agreement of the liabilities of Transtel (as amended, supplemented, modified or replaced from time to time, the "Restructuring Agreement");


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(iv)    The Restructuring Agreement contemplates the creation of a pledge on all the shares belonging to the Guarantor in Transtel, in order to secure the performance of the Secured Obligations, as said term is hereinafter defined;

(v) For the purposes of this Pledge Agreement, the Collateral Agent acts as representative of all holders of New Senior Notes (the "Secured Creditors"), as provided in the New Senior Notes Indenture dated as of [__], 2004 among the Guarantor and the HSBC Bank USA, and

(vi) Capitalized terms shall have the meaning attributed to them in the Restructuring Agreement, unless this Pledge expressly assigns them a different meaning.

In consideration of the above, the parties have decided to execute this Pledge, which is based on book 4, title 9, of the Colombian Commercial Code, and other concordant and applicable regulations, and which is to be governed by the following provisions:

                        Chapter One.- Object and Effects

1.1     Creation.- The Guarantor hereby creates, in favor of the Collateral
        Agent, an open commercial pledge with custody on [    ] [(     )] shares
        belonging to it (the "Shares") which represent, as of the date of execution of this Pledge, [__%] of the corporate capital of Transtel S.A., a Colombian company, domiciled in Yumbo, Valle del Cauca, organized under public deed number 3097 dated August 23, 2003 of the 14th Notarial Office of Cali, .

                             Capital stock of Transtel S.A.

                                           Number of               No. of stock
           Guarantor (owner of the stock)   shares    Percentage   certificates
        Transtel S.A.                        [__]         [__]%       [__]

1.2 Object.- The object of this Pledge is to secure the unpaid principal of and interest on the New Senior Notes and the payment and performance of all other obligations and liabilities of the Guarantor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereinafter incurred, which may arise under, out of, or in connection with, the New Senior Notes and the New Senior Notes Indenture, including but not limited to fees, indemnities, costs, expenses or otherwise (collectively, the "Secured Obligations").


                                        3
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1.3     Extension.- This Pledge extends to all accessory rights or proceeds
        (including cash dividends and stock dividends) of the Shares, which belong or may come to belong to the Guarantor and any indemnifications that may pertain to the Guarantor by reason of its property rights thereon; including the reimbursements derived from the capital reduction of Transtel, and the shares that Transtel issues to the Guarantor for any reason during the term of this Pledge. The Guarantor shall notify the Collateral Agent of the acquisition of the new shares within five
        (5) days following such acquisition.

        The Pledge likewise extends to all new shares of the Company (or of the companies in the case of mergers, spinoffs or any other type of corporate reorganizations involving the Company) which the Guarantor acquires during the term of the Pledge for any reason; including, among others, shares acquired from third parties or issued by the Company by way of stock dividends, new stock issues or as a result of a division or reclassification of the shares.

1.4 Amount.- For the purposes of article 1219 of the Colombian Commercial Code, the Parties declare that the amount of the present and future obligations secured with this Pledge shall be up to the sum of [__], and further declare that the Pledge will cover the payment of the Secured Obligations or of those obligations which may be contracted hereafter.

1.5 Ownership of the Shares.- The Guarantor states that it does not own any shares other than those listed in Clause 1.1 and that the shares listed in Clause 1.1 are its exclusive property, that they were duly issued and are fully paid, that they have not been promised for sale nor have any put options been granted on them, nor have they been sold or given in usufruct, nor have any other transactions to transfer, limit or modify their right of ownership been carried out and that they are free of attachments, encumbrances and any other rights or conditions which could otherwise extinguish in any way or suspend their ownership.

1.6 Extension of the Pledge.- The Pledge secures the performance of the Secured Obligations and any accessory obligations thereto as provided in law until their actual payment and will cover both the original obligations and shall remain in full effect during all of their extensions, amendments, renewals and other expansions, including, among others, matters related to enforceability terms, acceleration, interest, fees and other terms of payment. The Pledge shall remain in force for as long as there is an outstanding balance of the Secured Obligations.


                                        4
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        The Pledge granted by the Guarantor secures the full payment of each and every one of the Secured Obligations.

               Chapter Two.- Rights and Obligations of the Parties

2.1 Rights of the Guarantor.- The Guarantor shall retain all rights inherent to its capacity as shareholder in the Company until the occurrence of a default in the payment of any of the Secured Obligations. Upon the occurrence and during the continuance of such an event of default, all rights of the Guarantor (i) to execute the voting and other consensual rights and (ii) to receive and retain any and all dividends and interest paid, in respect of the Shares, all upon written notice form the Collateral Agent cease and all such rights shall thereupon become vested in the Collateral Agent which shall then have the sale right to exercise such voting and consensual rights and to receive such dividends and payment rights, as the case may be.

2.2 Obligations of the Guarantor.- This Pledge imposes on the Guarantor the obligations established by the law and other applicable provisions related to open commercial pledge with custody agreements and in particular the following:

        (i) On the date of execution of this agreement, obtain the registration of this Pledge in the Company's Registry of Shares and deliver to the Collateral Agent a certificate issued by the legal representative and fiscal auditor of the Company indicating the ownership of the Shares, that there are no pledges on the Shares other than this pledge and that the pledge has been duly registered by the Company. The text of said certificate is that contained in Schedule 2.2 (i).

                The Guarantor shall:

                - perform all the necessary efforts for the Company to mark its books and records to reflect the security interest granted to the Collateral Agent

                - defend title and ownership of the Shares at its own expense.


                                        5
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        (ii)    Simultaneously with the execution of this Pledge, the Guarantor delivers the certificates corresponding to the Shares to the Collateral Agent for its custody.

        (iii) Not to grant to third parties other rights or guarantees, or impose any encumbrances on the Shares, exeption made of order issued by a court.

        (iv) Not promise for sale, dispose of, assign, pledge or in any way limit the ownership rights or any other rights it may have to the Shares without the prior express and written authorization of the Collateral Agent.

        (v) Execute any document and take all steps that may be necessary or appropriate or as requested by the Collateral Agent in order for the Pledge to extend likewise to all the new shares that the Guarantor hereafter own or otherwise acquire.

2.3 Default.- After the occurrence of a default or acceleration of the Secured Obligations, the Collateral Agent may enforce this Pledge through any procedure established herein or otherwise under Colombian Law or any other applicable law. During the enforcement of this Pledge the Collateral Agent may exercise all political and economic rights derived from the Shares, in accordance with the provisions of article 379 of the Colombian Commercial Code, with the exception of what is established in section 3 of the same article. In order to exercise said rights, the Collateral Agent shall communicate in writing to the Guarantor and to the Company the occurrence of said default of the Secured Obligations. As of such notice to the Company and to the Guarantor, in accordance with Clause 4.7 of this Pledge, the rights inherent to the status as stockholder shall be acknowledged to the Collateral Agent.

        The parties hereby agree that:

        (i) The Guarantor waives the right to request that the Shares be divided into lots for the purposes of the public auction.

        (ii) During the collection proceedings, the Parties shall comply with the following procedure in order to appoint the experts that will appraise the Shares as provided for in numeral 4, Article 9 of the Code of Civil Procedure:


                                        6
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                (a)     At any time during the collection proceedings the
                        Collateral Agent may submit to the Guarantor a list of candidates for appraising the Shares. The Guarantor shall name two candidates out of the list provided by the Collateral Agent.

                (b) Within 5 common days following the receipt of the list of candidates, the Guarantor shall inform to the Collateral Agent the name of the two candidates chosen and shall send to the court that handles the proceedings a letter accepting the appointment of the expert appraisers.

                (c) In case the Collateral Agent does not receive notice from the Guarantor in connection with the appointment of the expert appraisers within the term set forth in number (b) above, it will be understood that the Collateral Agent is fully entitled to appoint the appraisers and that the Guarantor fully agrees with the appointment to be made by the Collateral Agent. Notwithstanding the above, the Guarantor unconditionally accepts to submit a brief to the Judge in charge, if required, evidencing its acceptance to the appointment of the expert appraisers even if such appointment is made by the Collateral Agent.

2.4 Additional Commitment of the Guarantor.- During the term of this Pledge, the Guarantor agrees that whenever required and for his account, risk and expense, it shall sign and deliver any additional documents and instruments, and shall take or implement any additional steps or actions that may be necessary or appropriate or required by the Collateral Agent, for the perfection and protection of any pledge or encumbrance granted or deemed granted by this Pledge or in order to permit the Collateral Agent to exercise and perform its rights and remedies in relation to the goods encumbered by this Pledge.

2.5 Declaration of the Collateral Agent.- By the mere granting and creation of this Pledge, neither the Collateral Agent contract or otherwise incur any obligation of a legal or contractual nature, or otherwise to grant loans to the Guarantor nor to the Company, or to grant it extensions, or novations of obligations due whether contracted before or after the granting of this Pledge.

                    Chapter Three - Duration and Termination


                                        7
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3.1     Term.- This Pledge shall remain in full force and effect until such time as the Secured Obligations have been paid in full.

3.2 Cancellation of the Pledge.- The Guarantor may request the cancellation of this Pledge in its entirety as of the time of the full payment of all Secured Obligations. The Guarantor may not request the partial cancellation of the Pledge due to the partial payment of the Secured Obligations.

        Once the Collateral Agent verifies and confirms in writing that the Secured Obligations have been paid in full, the Collateral Agent shall cancel the Pledge within forty-five (45) common days following the written request of the Guarantor to that effect.

                          Chapter Four - Miscellaneous

4.1 Assignment.- As of the date of execution of this Pledge, the Guarantor accepts any assignment, endorsement or transfer of this Pledge by the Collateral Agent, as a result of the assignment, in whole or in part, of the Secured Obligations.

        The Guarantor may not assign or otherwise transfer this Pledge or any of the obligations and rights that derive from it, in whole or in part, without the prior, express and written authorization of the Collateral Agent.

4.2 Indivisibility.- This Pledge is indivisible and therefore all goods encumbered by this Pledge are subject to the payment in full of all the Secured Obligations. Therefore, if and when the Collateral Agent enforces the payment of the Secured Obligations, the goods object of this Pledge shall be allocated exclusively and preferentially to pay all the Secured Obligations.

4.3 Stamp Tax.- As provided in Article 530 section 26 of the Tax Code, this Pledge is exempt from payment of the stamp tax. If the stamp tax were to accrue for any reason in the future on this Pledge, or on its extension, amendment, novation or any other act, said tax shall be paid by the Guarantor and shall be for its account.

4.4 Applicable Legislation and Jurisdiction.- This Pledge shall be governed by and interpreted in accordance with Colombian Law and shall be subject to the Colombian courts.


                                        8
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4.5     Headings.- The headings of the clauses contained in this Pledge have been included for convenience of the Parties and will not affect the interpretation or meaning of any provision of this Pledge in any way.

4.6 Amendments.- This Pledge and its Attachments, as said term is hereinafter defined, may only be amended by means of a written document, signed by the authorized representatives of the parties.

4.7 Notices.- Communications between the parties in relation to this Pledge shall be made in writing by any means which evidence the exact date on which the communication has been sent and received by the other party, such as a facsimile, certified air mail, e-mail, air courier, with evidence of personal delivery, or through personal delivery, to the addresses indicated below. The notices and communications sent by certified mail, fax, telegraph, telex or e-mail, exeption made of the provided in Section 2.1 herein, shall be deemed effective when received by the notified party and when evidence of their full transmission by fax is obtained, as the case may be.

        The Guarantor:
        Telephone: [     ]
        Address: [          ]
        Fax: [         ]
        Contact: [         ]

        The Collateral Agent: HSBC Bank USA
        Address: 452 Fifth Avenue
                 New York, New York 10018
        Fax: (212) 525-1300
        Contact: Issuer Services Transtel

        The Company:
        Telephone: [     ]
        Address: [         ]
        Fax: [         ]
        Contact: [         ]


                                        9
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        Any change in the address, telephone or fax number of any one of the
        Parties shall be communicated to the other Parties, at least ten (10) common days days in advance.

4.8 Waiver of Rights.- The omission, delay or inaction of one of the Parties in the exercise of any of its rights, powers or remedies under this Pledge shall not be interpreted in any event to the effect that the respective Party has waived the corresponding rights, powers or remedies.

4.9 Invalidity or Illegality of Provisions.- In the event that one or several provisions of this Pledge are declared invalid, ineffective or contrary to Colombian Law, this will not imply the invalidity, ineffectiveness or illegality of the remaining provisions, which shall continue to be binding and mandatory for the parties and shall remain in full force and effect. In addition, the Parties agree to cooperate with one another to replace the invalid, ineffective or illegal provision with one which, being valid and enforceable, fulfills the same purpose and has the same effects of the provision declared illegal, invalid or ineffective, within the sixty (60) days following to the date in which the provision was declared illegal, invalid or ineffective.

4.10 Language.- This Pledge is executed in Spanish and English. The Parties agree that only the Spanish version is binding and prevails over the English version.

4.11 Attachments.- Attachments A, B and 2.2.(i) mentioned herein shall form part of this Pledge.

In witness whereof, this Pledge is signed in [ ] identical counterparts, as of the [ ] ( ) day of [ ], 2004.


THE GUARANTOR

SPVs

By:_____________________
Name: [                   ]
Identification: [             ]
Title: Legal Representative


                                       10
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HSBC BANK USA

[                       ]


By:_____________________
Name: [Sergio Michelsen Jaramillo]
Identification: [             ]
Title: Attorney


                                       11
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                                   Schedule A

                                   Schedule B

                                Schedule 2.2 (i)

                                                                       EXHIBIT E

                                   SCHEDULE DD

                              OPEN PLEDGE OF SHARES
                                    AGREEMENT


                                     between


                                  TRANSTEL S.A.

                                (the "Guarantor")

                                       and

                HSBC Bank USA in its capacity as Collateral Agent

                            (the "Collateral Agent")


                          Bogota D.C., [      ], 2004

                         Open Pledge of Shares Agreement

The undersigned,

(i) Transtel S.A., a Colombian company, domiciled in Yumbo, Valle del Cauca, organized under public deed number 3097 of August 23, 1993 granted at the 14th Notarial Office of Cali, in accordance with the laws of the Republic of Colombia, represented herein by Guillermo Lopez Esquivel, identified as noted below his signature, acting in his capacity as legal representative, as evidenced by the certificate of existence and representation issued by the Chamber of Commerce of Yumbo, dated [__] and attached hereto as Schedule A, hereinafter the "Guarantor"; and

(ii) HSBC Bank USA, a commercial bank incorporated and dully functioning in accordance with the laws of the State of New York, United States of America, represented herein by [__], identified as noted below his signature, acting in his capacity as [__], as indicated in Schedule B, and who acts for the exclusive benefit of the holders of New Senior Notes, hereinafter "HSBC Bank" or the "Collateral Agent", and together with the Guarantor, the "Parties", hereby enter into this pledge of shares agreement (the "Pledge"), which shall be governed by Colombian law and by the provisions hereinafter set forth, and based on the following

                                     Whereas

(i) The Guarantor is the owner of some ordinary Shares in [___], a Colombian company, domiciled in [__], organized under public deed number [__] dated [__] of the [__] Notarial Office of [__], in accordance with the laws of Colombia (herein after "[__]" or the "Company");

(ii) The Guarantor accepts to guaranty the obligations contained in the New Senior Notes Indenture;

(iii) The external and internal creditors of Transtel have negotiated, approved and subscribed, a restructuring agreement of the liabilities of Transtel (as amended, supplemented, modified or replaced from time to time, the "Restructuring Agreement");

(iv) The Restructuring Agreement contemplates the creation of a pledge on all the shares belonging to the Guarantor in the Company, in order to secure the performance of the Secured Obligations, as said term is hereinafter defined;

(v) The Collateral Agent acts as representative of all holders of New Senior Notes (the "Secured Creditors"), as provided in the New Senior Notes Indenture dated as of [__], 2004 among the Guarantor, the Subsidiary Guarantors (as defined therein) and the New Senior Notes Indenture Trustee (as amended, supplemented, modified or replaced from time to time, the "New Senior Notes Indenture") for the purposes of this Pledge, and

(vi) Capitalized terms shall have the meaning attributed to them in the Restructuring Agreement, unless this Pledge expressly assigns them a different meaning.

In consideration of the above, the parties have decided to execute this Pledge, which is based on book 4, title 9, of the Colombian Commercial Code, and other concordant and applicable regulations, and which is to be governed by the following provisions:

                        Chapter One.- Object and Effects

1.1     Creation.- The Guarantor hereby creates, in favor of the Collateral
        Agent, an open commercial pledge with custody on [       ] [(         )]
        shares belonging to it (the "Shares") which represent, as of the date of execution of this Pledge, [__%] of the corporate capital of the Company.

                        Capital stock of [__S.A. E.S.P.]

                                             Number of              No. of stock
            Guarantor (owner of the stock)    shares    Percentage  certificates
        Transtel S.A.                          [__]        [__]%        [__]

1.2 Object.- The object of this Pledge is to secure the payment by the Guarantor and the Subsidiary Grantors (as defined in the New Senior Notes Indenture) of the unpaid principal of and interest on the New Senior Notes and the payment and performance of all other obligations and liabilities of the Guarantor and the Subsidiary Grantors, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereinafter incurred, which may arise under, out of, or in connection with, the New Senior Notes and the New Senior Notes Indenture, including but not limited to fees, indemnities, costs, expenses or otherwise (collectively, the "Secured Obligations").

1.3 Extension.- This Pledge extends to all accessory rights or proceeds (including cash dividends and stock dividends) of the Shares, which belong or may come to belong to the Guarantor and any indemnifications that may pertain to the Guarantor by reason of its property rights thereon; including the reimbursements derived from the capital reduction of the Company, and the Shares that the Company issues to the Guarantor for any reason during the term of this Pledge. The Guarantor shall notify the Collateral Agent of the acquisition of the new shares within five (5) days following such acquisition.

        The Pledge likewise extends to all new shares of the Company (or of the companies in the case of mergers, spinoffs or any other type of corporate reorganizations involving the Company) which the Guarantor acquires during the term of the Pledge for any reason; including, among others, shares acquired from third parties or issued by the Company by way of stock dividends, new stock issues or as a result of a division or reclassification of the shares or capitalization of the account of revalorization of the patrimony (revalorizacion del patrimonio).

1.4 Amount.- For the purposes of article 1219 of the Colombian Commercial Code, the Parties declare that the amount of the present and future obligations secured with this Pledge shall be up to the sum of [__], and further declare that the Pledge will cover the payment of the Secured Obligations or of those obligations which may be contracted hereafter.

1.5 Ownership of the Shares.- The Guarantor states that it does not own any Shares other than those listed in Clause 1.1 and that the Shares listed in Clause 1.1 are its exclusive property, that they were duly issued and are fully paid, that they have not been promised for sale nor have any put options been granted on them, nor have they been sold or given in usufruct, nor have any other transactions to transfer, limit or modify their right of ownership been carried out and that they are free of attachments, encumbrances and any other rights or conditions which could otherwise extinguish in any way or suspend their ownership.

1.6 Extension of the Pledge.- The Pledge secures the performance of the Secured Obligations and any accessory obligations thereto as provided in law and shall remain in full effect during all of their extensions, amendments, renewals and other expansions, including, among others, matters related to enforceability terms, acceleration, interest, fees and other terms of payment.

        The Pledge granted by the Guarantor secures the full payment of each and every one of the Secured Obligations.

               Chapter Two.- Rights and Obligations of the Parties

2.1 Rights of the Guarantor.- The Guarantor shall retain all rights inherent to its capacity as shareholder in the Company until the occurrence of a default in the payment of any of the Secured Obligations. Upon the occurrence and during the continuance of such an event of default, all rights of the Guarantor (i) to execute the voting and other consensual rights and (ii) to receive and retain any and all dividends and interest paid, in respect of the Shares, all upon written notice form the Collateral Agent cease and all such rights shall thereupon become vested in the Collateral Agent which shall then have the sale right to exercise such voting and consensual rights and to receive such dividends and payment rights, as the case may be.

2.2 Obligations of the Guarantor.- This Pledge imposes on the Guarantor the obligations established by the law and other applicable provisions related to open commercial pledge with custody agreements and in particular the following:

        (i) On the date of execution of this agreement, obtain the registration of this Pledge in the Company's Registry of Shares and deliver to the Collateral Agent a certificate issued by the legal representative and the fiscal auditor of the Company indicating the ownership of the Shares, that there are no pledges on the Shares other than this Pledge and that the Pledge has been duly registered by the Company. The text of said certificate is that contained in Schedule 2.2 (i).

                The Guarantor shall:

                - perform all the necessary efforts for the Company to mark its books and records to reflect the security interest granted to the Collateral Agent

                - defend title and ownership of the Shares at its own expense.

        (ii) Simultaneously with the execution of this Pledge, the Guarantor delivers the certificates corresponding to the Shares to the Collateral Agent for its custody.

        (iii) Not to grant to third parties other rights or guarantees, or impose any encumbrances on the Shares, exeption made of order issued by a court.

        (iv) Not promise for sale, dispose of, assign, pledge or in any way limit the ownership rights or any other rights it may have to the Shares without the prior express and written authorization of the Collateral Agent.

        (v) Execute any document and take all steps that may be necessary or appropriate or as requested by the Collateral Agent in order for the Pledge to extend likewise to all new Shares that the Guarantor hereafter own or otherwise acquire.

2.3 Default.- After the occurrence of a default or acceleration of the Secured Obligations, the Collateral Agent may enforce this Pledge through any procedure established herein or otherwise under Colombian Law or any other applicable law. During the enforcement of this Pledge the Collateral Agent may exercise all political and economic rights derived from the Shares, in accordance with the provisions of article 379 of the Colombian Commercial Code, with the exception of what is established in section 3 of the same article. In order to exercise said rights, the Collateral Agent shall communicate in writing to the Guarantor and to the Company the occurrence of said default of the Secured Obligations. As of such notice to the Company and to the Guarantor, in accordance with Clause 4.7 of this Pledge, the rights inherent to the status as stockholder shall be acknowledged to the Collateral Agent.

        The Parties hereby agree that:

        (i) The Guarantor waives the right to request that the Shares be divided into lots for the purposes of the public auction.

        (ii) During the collection proceedings, the Parties shall comply with the following procedure in order to appoint the experts that will appraise the Shares as provided for in numeral 4, Article 9 of the Code of Civil Procedure:

                (a) At any time during the collection proceedings the Collateral Agent may submit to the Guarantor a list of candidates for appraising the Shares. The Guarantor shall name two candidates out of the list provided by the Collateral Agent.

                (b) Within 5 common days following the receipt of the list of candidates, the Guarantor shall inform to the Collateral Agent the name of the two candidates chosen and shall send to the court that handles the proceedings a letter accepting the appointment of the expert appraisers.

                (c) In case the Collateral Agent does not receive notice from the Guarantor in connection with the appointment of the expert appraisers within the term set forth in number (b) above, it will be understood that the Collateral Agent is fully entitled to appoint the appraisers and that the Guarantor fully agrees with the appointment to be made by the Collateral Agent. Notwithstanding the above, the Guarantor unconditionally accepts to submit a brief to the Judge in charge, if required, evidencing its acceptance to the appointment of the expert appraisers even if such appointment is made by the Collateral Agent..

2.4 Additional Commitment of the Guarantor.- During the term of this Pledge, the Guarantor agrees that whenever required and for its own account, risk and expense, it shall sign and deliver any additional documents and instruments, and shall take or implement any additional steps or actions that may be necessary or appropriate or required by the Collateral Agent, for the perfection and protection of any pledge or encumbrance granted or deemed granted by this Pledge or in order to permit the Collateral Agent to exercise and perform its rights and remedies in relation to the goods encumbered by this Pledge.

2.5 Declaration of the Collateral Agent.- By the mere granting and creation of this Pledge, neither the Collateral Agent contract or otherwise incur any obligation of a legal or contractual nature, or otherwise to grant loans to the Guarantor nor to the Company, or to grant it extensions, novations of obligations due, whether contracted before or after the granting of this Pledge.

                    Chapter Three - Duration and Termination

3.1 Term.- This Pledge shall remain in full force and effect until such time as the Secured Obligations have been paid in full.

3.2 Cancellation of the Pledge.- The Guarantor may request the cancellation of this Pledge in its entirety as of the time of the full payment of all Secured Obligations. The Guarantor may not request the partial cancellation of the Pledge due to the partial payment of the Secured Obligations.

        Once the Collateral Agent verifies and confirms in writing that the Secured Obligations have been paid in full, the Collateral Agent shall cancel the Pledge within forty-five (45) common days following the written request of the Guarantor to that effect.

                          Chapter Four - Miscellaneous

4.1 Assignment.- As of the date of execution of this Pledge, the Guarantor accepts any assignment, endorsement or transfer of this Pledge by the Collateral Agent, as a result of the assignment, in whole or in part, of the Secured Obligations.

        The Guarantor may not assign or otherwise transfer this Pledge or any of the obligations and rights that derive from it, in whole or in part, without the prior, express and written authorization of the Collateral Agent.

4.2 Indivisibility.- This Pledge is indivisible and therefore all goods encumbered by this Pledge are subject to the payment in full of all the Secured Obligations. Therefore, if and when the Collateral Agent enforces the payment of the Secured Obligations, the goods subject to this Pledge, shall be allocated exclusively and preferentially to pay all the Secured Obligations.

4.3 Stamp Tax.- As provided in Article 530 section 26 of the Tax Code, this Pledge is exempt from payment of the stamp tax. If the stamp tax were to accrue for any reason in the future on this Pledge, or on its extension, amendment, novation or any other act, said tax shall be paid by the Guarantor and shall be for its account.

4.4 Applicable Legislation and Jurisdiction.- This Pledge shall be governed by and interpreted in accordance with Colombian Law and shall be subject to the Colombian courts.

4.5 Headings.- The headings of the clauses contained in this Pledge have been included for convenience of the Parties and will not affect the interpretation or meaning of any provision of this Pledge in any way.

4.6 Amendments.- This Pledge and its Attachments, as said term is hereinafter defined, may only be amended by means of a written document, signed by the authorized representatives of the Parties.

4.7 Notices.- Communications between the Parties in relation to this Pledge shall be made in writing by any means which evidence the exact date on which the communication has been sent and received by the other party, such as a facsimile, certified air mail, e-mail, air courier, with evidence of personal delivery, or through personal delivery, to the addresses indicated below. The notices and communications sent by certified mail, fax, telegraph, telex, or e-mail, shall be deemed effective, exeption made of the provided in Section 2.1 herein, when received by the notified party and when evidence of their full transmission by fax is obtained, as the case may be.

        The Guarantor:
        Telephone: [     ]
        Address: [          ]
        Fax: [          ]
        Contact: [          ]

        The Collateral Agent: HSBC Bank USA
        Address: 452 Fifth Avenue
                 New York, New York 10018
        Fax: (212) 525-1300
        Contact: Issuer Services Transtel

        The Company:
        Telephone: [     ]
        Address: [          ]

        Fax: [          ]
        Contact: [          ]

        Any change in the address, telephone or fax number of any one of the Parties shall be communicated to the other Parties, at least ten (10) common days days in advance.

4.8 Waiver of Rights.- The omission, delay or inaction of one of the Parties in the exercise of any of its rights, powers or remedies under this Pledge shall not be interpreted in any event to the effect that the respective Party has waived the corresponding rights, powers or remedies.

4.9 Invalidity or Illegality of Provisions.- In the event that one or several provisions of this Pledge are declared invalid, ineffective or contrary to Colombian Law, this will not imply the invalidity, ineffectiveness or illegality of the remaining provisions, which shall continue to be binding and mandatory for the parties and shall remain in full force and effect. In addition, the Parties agree to cooperate with one another to replace the invalid, ineffective or illegal provision with one which, being valid and enforceable, fulfills the same purpose and has the same effects of the provision declared illegal, invalid or ineffective, within the sixty (60) days following to the date in which the provision was declared illegal, invalid or ineffective.

4.10 Language.- This Pledge is executed in Spanish and English. The Parties agree that only the Spanish version is binding and prevails over the English version.

4.11 Attachments.- Attachments A, B and 2.2.(1) mentioned herein (the "Attachments"), as provided herein, shall form part of this Pledge.

In witness whereof, this Pledge is signed in [   ] identical counterparts, as of
the [    ] ( ) day of [ ], 2004.

THE GUARANTOR

Transtel S.A.

By:___________________

Name:  [                   ]
Identification: [                ]
Title: Legal Representative

THE SECURED CREDITORS

[                         ]

By:___________________
Name: [Sergio Michelsen Jaramillo]
Identification: [         ]
Title: Attorney

                                   Schedule A

                                   Schedule B

                                Schedule 2.2 (i)

                                                                       EXHIBIT F

                                   SCHEDULE EE

                         OPEN PLEDGE WITHOUT CUSTODY OF
                        COMMERCIAL ESTABLISHMENTAGREEMENT


                                     between


                              [Unitel S.A. E.S.P.]

                                (the "Guarantor")

                                       and

                HSBC Bank USA in its capacity as collateral agent

                            (the "Collateral Agent")


                            Bogota D.C.,[   ], 2004

        Open Pledge without custody of commercial establishment Agreement

The undersigned,

(i) Unitel S.A. E.S.P. (hereinafter "Unitel" or the "Guarantor"), a Colombian company, domiciled in Yumbo, Valle del Cauca, organized under public deed number 284 of March 11, 1993 granted at the Unique Notarial Office of Yumbo, in accordance with the laws of the Republic of Colombia, as evidenced by the certificate of existence and legal representation issued by the Chamber of Commerce of Yumbo, attached as Schedule A, represented herein by [___], of legal age, domiciled in [___], identified as noted below his signature, acting in his capacity as [legal representative], , dully authorized by the Board of Directors, as evidenced in Minutes number [__], dated [__] and attached hereto as Schedule B; and

(ii) HSBC Bank USA, a commercial bank incorporated and dully functioning in accordance with the laws of the State of New York, United States of America, represented herein by [__], identified as noted below his signature, acting in his capacity as [__], as indicated in Schedule C, and who acts for the exclusive benefit of the holders of New Senior Notes, (hereinafter the "Collateral Agent", and together with the Guarantor, the "Parties") in accordance with the New Senior Notes Indenture, as such term is hereinafter defined;.

hereby enter into this open commercial pledge without custody of commercial establishment of Unitel (the "Pledge"), which shall be governed by Colombian law and by the provisions hereinafter set forth, and based on the following:

                                     Whereas

(i) Unitel is a company domiciled in Yumbo, Valle del Cauca, organized under public deed number 284 of March 11, 1993 granted at the Unique Notarial Office of Yumbo;

(ii) Unitel has accepted to be obliged jointly and severally with Transtel, a commercial company incorporated according to the laws of the Republic of Colombia and with domicile in Yumbo, Valle del Cauca (hereinafter "Transtel") for the obligations arising from the New Senior Notes, in accordance with the New Senior Notes Indenture, among the Senior Notes Indenture Trustee, the Subsidiary Guarantors (as defined hereafter) and Transtel dated as of [___] (as amended, modified, supplemented or replaced from time to time, the "New Senior Notes Indenture");

(iii) With the purpose of guaranteeing the payment of the New Senior Notes Unitel has accepted to execute in favor of the Collateral Agent an open and without custody pledge of its commercial establishment;

(iv) For the purposes of this Pledge the Collateral Agent acts as representative of the holders of New Senior Notes (hereinafter the "Secured Creditors"), as provided in the New Senior Notes Indenture; and

(v) Capitalized terms shall have the meaning attributed to them in the Restructuring Agreement, as the same may be amended, supplemented, modified or replaced from time to time unless this Pledge expressly assigns them a different meaning.

In consideration of the above, the parties have decided to execute this Pledge, which is based on book 4, title 9, chapter 2, Article 532 of the Colombian Commercial Code, and other concordant and applicable regulations, and which is to be governed by the following provisions:

                        Chapter One.- Object and Effects

1.1 Commercial Establishment of Unitel: Unitel, acting in the capacity and in the conditions indicated herein, upon the terms of Articles 532 and 1207 to 1220 of the Colombian Code of Commerce, hereby constitutes in favor of the Collateral Agent, a commercial, first priority, commercial, open and without custody pledge on the commercial establishment of Unitel (hereinafter the "Commercial Establishment of Unitel"). The Commercial Establishment of Unitel is located in [__] and duly registered in the merchants registry of the Chamber of Commerce of [__], as of [___], under the number [___].

1.2 Object of the Pledge and Secured Obligations: The object of this Pledge is to secure the payment by the Guarantor of the unpaid principal of and interest on the New Senior Notes and the payment and performance of all other obligations and liabilities of the Guarantor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereinafter incurred, which may arise under, out of, or in connection with, the New Senior Notes Indenture, including but not limited to fees, indemnities, costs, expenses or otherwise (collectively, the "Secured Obligations").

1.3 Amount: For the purposes of article 1219 of the Colombian Commercial Code, the Parties declare that the amount of the present and future obligations secured with this Pledge shall be up to the sum of one hundred fifty two million eightyfour thousand two hundred ninety seven dolars of the United States of America (US$152.084.297).

1.4 The Commercial Establishment of Unitel: Every item that forms the Commercial Establishment of Unitel, including but not limited to the fixed assets listed in Clause 1.5 bellow, shall form part of the Commercial Establishment of Unitel and therefore be subject to this Pledge.

1.5 Assets that form the Commercial Establishment of Unitel: The following assets shall form part of the Commercial Establishment of Unitel and therefore be subject to this Pledge:

        (i) Equipment and networks (redes) as described in Schedule 1.5 (i) and those acquired during the term of this Pledge;

        (ii) The office equipment, movable goods, the computers and communication equipment, and all the machinery and equipment described in Schedule 1.5 (ii) and those acquired during the term of this Pledge;

        (iii) The rights deriving from the concession agreements, license, franchise, authorizations, technical assistance, supply and other agreements described in Schedule 1.5 (iii), and those executed in the future by Unitel;

        (iv) All the agreements essential for the business of Unitel as described in Schedule 1.5 (iv), including the lease agreements;

        (v) The commercial name and trademarks of products and services, commercial names, logos, slogans currently used by the Commercial Establishment of Unitel and that appear in Schedule
                1.5 (v) and those commercial names and trademarks, commercial names, logos, slogans and industrial property rights that may be used by the Commercial Establishment of Unitel in the future;

        (vi) The cash flow, the collectable accounts, the inventory and whichever other right that may be easily convertible in money or sold in the normal course of the business of the Commercial Establishment of Unitel; and

        (vii) The bank accounts of Transtel, including the Cash Concentration Account.

        For the purposes of the Pledge the assets described in Schedule 1.5
        (vii) are understood as excluded from the Commercial Establishment of Unitel.

1.6 Dispose of the assets: As long as the Collateral Agent has not initiated an enforcement of the Pledge, Unitel shall have the right to freely dispose of the rotating assets belonging to the Commercial Establishment of Unitel within its normal course of business, in accordance with this Pledge and in any case, the rotating assets disposed will be substituted by those produced or acquired in the course of business of the Commercial Establishment of Unitel.

1.7 Location: The Commercial Establishment of Unitel is located in [__] and operates in the real estate properties described in Schedule 1.7 that are used by Unitel under property or lease title, as also described in the aforesaid Schedule.

1.8 Prohibition to Move Assets: Unitel agrees to maintain the assets pledged hereunder at the locations indicated in Clause 1.7 above and not to transfer them to a location other than to real property belonging to or having been leased by Unitel and which forms part of the Commercial Establishment of Unitel, without express prior consent in writing from the Collateral Agent. The approval from the Collateral Agent is not needed in the event the transfer is made within the course of business of Unitel, but in any case it shall inform the Collateral Agent regarding the transfer, and register the new domicile in the Chamamber of Commerce, if necessary. There is no need of approval from the Collateral Aggent in the cases of superior force or unforeseen circumstances (as defined in Article 1 of Law 95 of 1890), where the transfer is necessary to preserve the integrity of the goods affected by this Pledge.

1.9     Ownership: Unitel hereby represents and guarantees that:

        (i) It has the material and exclusive ownership, property and possession over the Commercial Establishment of Unitel and the assets of its property which form part thereof and are subject to this Pledge, with the exception of those held in tenancy under title of rental, lease or similar;

        (ii) Except as provided in Schedule 1.9 (iii) of this agreement, the assets and items it owns are free of liens including, but not limited to, mortgages, hypothecs or other charges, pending legal proceedings, condition subsequent, attachments, limitations and divisions of ownership;

        (iii) Except as provided in Schedule 1.9 (iii) of this agreement, in connection with the Commercial Establishment of Unitel, there are no liens whatsoever, nor prior existing pledges. The property rights derived from the Commercial Establishment of Unitel are not subject to precautionary measures, and in general, are free from any de factual or de juridical situation which might, legally, materially or otherwise, impair its ownership, enjoyment or physical possession by Unitel or that may cause or affect the interests of the Collateral Agent in accordance with this Pledge.

        (iv) Unitel shall free from any encumbrance lien, or other charge, the property or ownership right on the Commercial Establishment of Unitel and the assets which form part thereof, and hereby guarantees and assumes all liability and responsibility toward the Collateral Agent for any dispossession defects,hidden defect or other defects and for the legal right of ownership and possession of said assets, as the case may be, in accordance with all applicable law.

1.10 Extension of the Pledge: This Pledge guarantees the fulfillment of the Secured Obligations and those ancillary pursuant to Colombian Law, and shall remain in full force during its extensions, modifications, renewals, expansions thereof, including, among others, any matters appurtenant to enforceability terms, accelerated payment, interests, commissions and any other terms.

               Chapter Two.- Rights and Obligations of the Parties

2.1 Obligations of Unitel.- This Pledge imposes on Unitel the obligations established by the law and other applicable provisions related to open commercial pledge without custody agreements and in particular the following:

        (i) Transfer of goods affected: To request prior written approval from the Collateral Agent, and notify it; about the transfer of goods affected by this Pledge, pursuant to the terms set forth in Clause 1.8 of this Pledge.

        (ii) Filing with the Merchants Registry: To request the registration of this Pledge in the merchants registry of the Chamber of Commerce of Cali within the three (3) business days following the date hereof, and to deliver to the

                Collateral Agent, within the following ten (10) business days, a certificate of the Chamber of Commerce of Cali, certifying the registration of this Pledge in favor of the Collateral Agent and the non-existence of any prior pledge over the Commercial Establishment of Unitel.

        (iii) Insurance Policies: Unitel hereby agrees to maintain in force as long as this Pledge has not been cancelled, the policies secured on the date of execution hereof, listed bellow and attached in
                Schedule 2.1 (iii), or an insurance protection equivalent to that set forth in the policies, with a known and accepted insurance company, to cover the goods subject to this Pledge.

                        Item                             Description
                -------------------------------------------------------------------------------------------
                1.      Inssurance Company               AIG Colombia Seguros Generales S.A.

                        Policy                           All risks and loss of income

                        Number                           10007

                        Inssurance holder                Transtel and/or associates and/or affiliates

                        Inssured                         Transtel, Telepalmira, Unitel, Telejamundi,
                                                         Bugatel, Caucatel, ETG, Cartago, Suscripciones
                                                         Audiovisuales S.A.

                        Inssured Amount                  First loss of $88.500.000.000 for material damages
                                                         and loss of income

                2.      Inssurance Company               AIG Colombia Seguros Generales S.A.

                        Policy                           Responsabilidad Civil

                        Number                           2781

                        Inssurance holder                Transtel and/or affiliate companies

                        Inssured                         Transtel and/or affiliate companies

                        Inssured Amount                  USD$500.000 (Tasa Representativa 2.920,40)

                3.      Inssurance Company               AIG Colombia Seguros Generales S.A.

                        Policy                           Transporte Interior

                        Number                           1662

                        Inssurance holder                Transtel and/or affiliate companies

                        Inssured                         Transtel and/or affiliate companies

                        Inssured Amount                  $200.000.000

                4.      Inssurance Company               AIG Colombia Seguros Generales S.A.

                        Policy                           Transporte Valores

                        Number                           1661

                        Inssurance holder                Transtel and/or affiliate companies

                        Inssured                         Transtel and/or affiliate companies

                        Inssured Amount                  $10.000.000

                5.      Inssurance Company               AIG Colombia Seguros Generales S.A.

                        Policy                           Management

                        Number                           838

                        Inssurance holder                Transtel and/or affiliate companies

                        Inssured                         Transtel and/or affiliate companies

                        Inssured Amount                  $100.000.000

                Unitel  is also obligated to:

                (a) Notify and instruct expressly and irrevocably to the insurance company that when the Collateral Agent decides to collect the given securities, that the insurance company shall pay to the Collateral Agent the indemnification resulting from the occurrence of the assured risks.

                (b) In case of occurrence of an indemnificable event, which amount exceeds five hundred (500) minimum monthly legal salaries, Unitel shall give the insurance company the proper notice and shall formulate one or more claims in the form and terms established in law, and shall send a copy of the notice and the claim to the Collateral Agent. Unitel shall deliver authorized copies of the mentioned policies to the Collateral Agent within fifteen (15) business days following the date hereof.

                (c) Unitel shall not modify or change the beneficiary of the policies referred to herein without the prior written consent of the Collateral Agent.

                (d) Notwithstanding the above, Unitel is obliged to give notice to the Collateral Agent regarding the issuance of the policy on its behalf within the thirty (30) business days following to such issuance.

                (e) Without imposing any obligation to the Collateral Agent, when Unitel does not opportunely pay the corresponding premium, Unitel expressly authorizes the Collateral Agent to make the relevant payment of the premium and renewals, and Unitel shall reimburse the Collateral Agent for such payments and, if not done immediately, to pay the disbursements with the interest rate agreed under such contracts.

                (f) In the event that an indemnificable event occurs and results in the payment of an indemnification in favor of Unitel by an insurance company, the paid sums will be subject to this Pledge.

2.2 Additional Commitments.- Unitel agrees that whenever required and for its own account, risk and expense, it shall sign and deliver any additional documents and instruments, and shall take or implement any additional steps or actions that may be necessary or reasonably required by the Collateral Agent, for the perfection and protection of any pledge or encumbrance granted or deemed granted by this Pledge or in order to permit the Collateral Agent to exercise and perform its rights and remedies in relation to the assets encumbered by this Pledge.

2.3 Limitations to Unitel.- Notwithstanding any other limitations provided in this Pledge and in any other agreement binding to Unitel, Unitel shall not sell or promise to sell, grant options, dispose of, assign, use as collateral, or in any other manner limit the property rights or any other rights derived from the Commercial Establishment of Unitel, and likewise may not assign the material contracts for the business of Unitel that form part of the Commercial Establishment of Unitel, without prior express authorization in writing from the Collateral Agent. There is no need of approval from the Collateral Agent, in the cases in which the transactions described above are developed of the course of business of Unitel.

2.4 Notice of Enforcement: Upon the occurence of an event of default, including but not limited to any breach or acceleration of any Secured Obligation for whatever reason, the Collateral Agent may enforce this Pledge by means of the procedures established in Colombian or any other applicable law. In addition, at any time, the Collateral Agent may request the attachement of the Commercial Establishment of Unitel. In connection with the enforcement of the Pledge the Parties agree as follows:

        (i) During the collection proceedings, the Parties will comply with the following procedure in order to appoint a bailee, in accordance with numeral 4th of article

                9 of the Colombian Civil Procedure Code or the regulations that modify, substitute, amend or addition it.

                (a) At any time during the collection proceedings, the Collateral Agent may submit to the Guarantor a list of five candidates for bailees. The Guarantor shall choose one candidate out of the above mentioned list.

                (b) The Guarantor will inform to the Collateral Agent, within 5 days following receipt of the candidates' list, the name of the bailee it has chosen. Immediately thereafter, the Guarantor shall submit to the court that is handling with the proceeding a brief accepting the appointment of the bailee.

                (c) In case the Collateral Agent does not receive notice from the Guarantor in connection with the appointment of the bailee within the term set forth in number (b) above, it will be understood that the Collateral Agent is fully entitled to appoint the bailee and that the Guarantor fully agrees with the appointment to be made by the Collateral Agent. Notwithstanding the above, the Guarantor unconditionally accepts to submit a brief to the court handling with the proceeding, if required, evidencing its acceptance to the appointment of the bailee even if such appointment is made by the Collateral Agent.

                (d) The bailee shall continue to administrate the Commercial Establishment of Unitel with the help of the administrators determined by the Collateral Agent.

        (ii) Notwithstanding the above, as of the following day of the filing of the executive suit, the Collateral Agent in accordance with the provisions of Article 1218 of the Colombian Commercial Code, may supervise the administration of the Commercial Establishment of Unitel between the date in which the executive suit is filed and the date in which the bailee takes possession of the relevant goods.

        (iii) Unitel waives its right to request that the assets be divided into lots for purposes of public auction.

        (iv) Unitel is obliged to unconditionally adhere the appointment of experts made by the Collateral Agent and to make request jointly to the Court.

2.5 Declaration of the Collateral Agent: By the mere granting and creation of this Pledge without possession in favor of the Collateral Agent, neither the Collateral Agent nor the Secured Creditors contract or otherwise incur any obligation of a legal or contractual nature, or otherwise, to grant loans to Unitel, or to grant it extensions, novations of obligations or otherwise, due or about to fall due, whether contracted before or after the granting of this Pledge.

                    Chapter Three - Duration and Termination

3.1 Term: This Pledge shall remain in full force and effect until such time as the Secured Obligations have been paid in full.

3.2 Cancellation of the Pledge: Unitel may request the cancellation of this Pledge in its entirety as of the time of the full payment of all Secured Obligations. Unitel may not request the partial cancellation of the Pledge due to the partial payment of the Secured Obligations.

        Once the Collateral Agent verifies and confirms in writing that the Secured Obligations have been paid in full, the Collateral Agent shall cancel the Pledge within forty-five (45) common days following the written request of Unitel to that effect.

                          Chapter Four - Miscellaneous

4.1 Assignment: As of the date of execution of this Pledge, Unitel accepts any assignment, endorsement or transfer of this Pledge by the Collateral Agent.

        Unitel may not assign or otherwise transfer this Pledge or any of the obligations and rights that derive from it, in whole or in part, without the prior, express and written authorization of the Collateral Agent.

4.2 Indivisibility: This Pledge is indivisible and therefore all assets encumbered by this Pledge are subject to the payment in full of all the Secured Obligations. Therefore, if and when the Collateral Agent enforces the payment of the Secured Obligations, the assets subject to this Pledge shall be allocated exclusively and preferentially to pay all the Secured Obligations.

        For the purposes of item 3 of article 1209 of the Commercial Code,
        Schedule 4.2 of this Pledge contains a list of the Secured Obligations.

4.3     Taxes:

        (i) Stamp Tax: As provided in Article 530 section 26 of the Tax Code, this Pledge is exempt from payment of the stamp tax. If the stamp tax were to accrue for any reason in the future on this Pledge, or on its extension, amendment, novation or any other act, said tax shall be paid by Unitel and shall be for its account.

        (ii) Registration: The Parties declare that no effective disbursement has taken place among them due to the execution of this agreement.

4.4 Applicable Legislation and Jurisdiction: This Pledge shall be governed by and interpreted in accordance with Colombian law and shall be subject to the Colombian courts.

4.5 Headings: The headings of the clauses contained in this Pledge have been included for convenience of the Parties and will not affect the interpretation or meaning of any provision of this Pledge in any way.

4.6 Amendments: This Pledge and its Attachments, as said term is hereinafter defined, may only be amended by means of a written document, signed by the authorized representatives of the Parties.

4.7 Notices: Communications between the Parties in relation to this Pledge shall be made in writing by any means which evidence the exact date on which the communication has been sent and received by the other party, such as a facsimile, e-mail, certified air mail, air courier, with evidence of personal delivery, or through personal delivery, to the addresses indicated below. The notices and communications sent by certified mail, fax, telegraph, telex or e-mail, shall be deemed effective when received by the notified party and when evidence of their full transmission by fax is obtained, as the case may be.

        Unitel S.A. E.S.P.
        Telephone: [      ]
        Address: [         ]

        Fax: [              ]
        Contact: [            ]

        The Collateral Agent: HSBC Bank USA
        Address: 452 Fifth Avenue
                 New York, New York 10018
        Fax: (212) 525-1300
        Contact: Issuer Services Transtel

        Any change in the address, telephone or fax number of any one of the Parties shall be communicated to the other Parties, at least ten (10) days common days in advance.

4.8 Waiver of Rights: The omission, delay or inaction of one of the Parties in the exercise of any of its rights, powers or remedies under this Pledge shall not be interpreted in any event to the effect that the respective Party has waived the corresponding rights, powers or remedies.

4.9 Invalidity or Illegality of Provisions: In the event that one or several provisions of this Pledge are declared invalid, ineffective or contrary to Colombian Law, this will not imply the invalidity, ineffectiveness or illegality of the remaining provisions, which shall continue to be binding and mandatory for the Parties and shall remain in full force and effect. In addition, the Parties agree to cooperate with one another to replace the invalid, ineffective or illegal provision with one which, being valid and enforceable, fulfills the same purpose and has the same effects of the provision declared illegal, invalid or ineffective, within the sixty (60) days following to the date in which the provision was declared illegal, invalid or ineffective.

4.10 Language.- This Pledge is executed in Spanish and English. The Parties agree that only the Spanish version is binding and prevails over the English version.

4.11 Attachments.- Attachments mentioned herein shall form part of this Pledge.

In witness whereof, this Pledge is signed in [   ] identical counterparts, as of
the [    ] ( ) day of [ ], 2004.

UNITEL

Unitel S.A. E.S.P.

By:___________________
Name:  [              ]
Identification: [         ]
Title: Legal Representative

THE SECURED CREDITORS

[                      ]

By:___________________
Name:  [Sergio Michelsen Jaramillo]
Identification: [          ]
Title: Attorney

                                   Schedule A

                                   Schedule B

                                  Schedule 1.5

                                  Schedule 1.7

                                Schedule 2.2 (i)

                                  Schedule 4.2

                                    EXHIBIT I

                         FORM OF SUPPLEMENTAL INDENTURE

        Supplemental Indenture (this "Supplemental Indenture"), dated as of , among New Guarantor (the "New Guarantor"), TRANSTEL S.A., a sociedad anonima organized under the laws of the Republic of Columbia (the "Company"), on behalf of itself and the Subsidiary Guarantors under the Indenture referred to below (the "Existing Subsidiary Guarantors"), and HSBC Bank USA, as trustee under the indenture referred to below (the "Indenture Trustee").

                              W I T N E S S E T H :

                WHEREAS the Company has heretofore executed and delivered to the Indenture Trustee an Indenture (the "Indenture"), dated as of February 13, 2004, providing for the issuance of an aggregate principal amount of $152,086,000 of 12 1/2% Senior Secured Convertible Notes due 2008 (the ("Notes");

                WHEREAS the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Indenture Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

                WHEREAS pursuant to Section 9.01 ("Without Consent of Holders of Notes") of the Indenture, the Indenture Trustee, the Company and Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

                NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Subsidiary Guarantors and the Indenture Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the other Subsidiary Guarantors, to Guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture.

                3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

                4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                5. Indenture Trustee Makes No Representation. The Indenture Trustee shall not be responsible in any matter whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Existing Subsidiary Guarantors.

                6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

                IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                             NEW GUARANTOR,

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             TRANSTEL, S.A., on behalf of itself
                                             and the Existing Subsidiary
                                             Guarantors,

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             HSBC Bank USA,
                                             as Indenture Trustee,

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT J

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                 TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

                                                         _______________, ______

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018

Attention:      Issuer Services - Transtel

        Re: Transtel S.A. (the "Company") 12 1/2% Senior Secured Convertible Notes due 2008 (the "Notes")

        Ladies and Gentlemen:

                In connection with our proposed purchase of $______________ aggregate principal amount of the Notes, we confirm that:

                1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of February 13, 2004 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                2. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within two years after the original issuance of the Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an "institutional accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter,
(D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, written legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

                5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                You, the Agents, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                             Very truly yours,

                                             [Name of Transferee]

                                             By:
                                                --------------------------------
                                                Authorized Signature

                                                                       EXHIBIT K

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                              PURSUANT TO RULE 144A

                                                       __________________, _____

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018

Attention:      Issuer Services - Transtel

        Re: Transtel S.A. (the "Company") 12 1/2% Senior Secured Convertible Notes due 2008 (the "Notes")

Ladies and Gentlemen:

                In connection with our proposed sale of $_________________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended ("Rule 144A"), and, accordingly, we represent that:

                (1) the Notes are being transferred to a person that the undersigned and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                (2) the undersigned and any person acting on its behalf have taken reasonable steps to ensure that the transferee is aware that the undersigned may be relying on Rule 144A in connection with the transfer.

                You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Rule 144A.

                                             Very truly yours,

                                             [Name of Transferor]

                                             By:
                                                --------------------------------
                                                Authorized Signature

                                                                       EXHIBIT L

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

                                                       __________________, _____

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018

Attention:      Issuer Services - Transtel

        Re:     Transtel S.A. (the "Company")
                12 1/2% Senior Secured Convertible Notes due 2008 (the "Notes")

Ladies and Gentlemen:

                In connection with our proposed sale of $_________________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended ("Regulation S"), and, accordingly, we represent that:

                (1) the offer of the Notes was not made to a person in the United States;

                (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre- arranged with a buyer in the United States;

                (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                             Very truly yours,

                                             [Name of Transferor]

                                             By:
                                                --------------------------------
                                                Authorized Signature

                       SCHEDULE I - EXISTING INDEBTEDNESS

                      SCHEDULE II - Scheduled Real Property